Exhibit 2.3

AZUL SECURED FINANCE LLP
as Issuer,
THE GUARANTORS PARTY HERETO
UMB BANK, NATIONAL ASSOCIATION
as Trustee, Registrar, Transfer Agent, Paying Agent and U.S. Collateral Agent
and
LUMEN TRUST LTDA.
as Brazilian Collateral Agent
__________________________________________
INDENTURE
Dated as of February 6, 2026
_________________________
9.875% Senior Secured Notes due 2031

TABLE OF CONTENTS

Page
Section 1.01.    Definitions.    1
Section 1.02.    Rules of Construction.    53
Section 1.03.    Table of Contents; Headings    53
Section 1.04.    Form of Documents Delivered to Trustee    53
Section 1.05.    Acts of Holders.    54
Article 2
THE NOTES
Section 2.01.    Form and Dating    56
Section 2.02.    Execution, Authentication and Delivery.    56
Section 2.03.    Transfer Agent, Registrar and Paying Agent    57
Section 2.04.    Paying Agent to Hold Money in Trust    57
Section 2.05.    Holder Lists    58
Section 2.06.    Transfer and Exchange.    58
Section 2.07.    Replacement Notes    61
Section 2.08.    Temporary Notes    61
Section 2.09.    Cancellation    61
Section 2.10.    Defaulted Interest    61
Section 2.11.    CUSIP and ISIN Numbers    62
Section 2.12.    Open Market Purchases    62
Section 2.13.    Issuance of Additional Notes    62
Article 3
REDEMPTION
Section 3.01.    Redemption.    63
Section 3.02.    Notice to Trustee    65
Section 3.03.    Notice of Redemption by the Issuer    65
Section 3.04.    Deposit of Redemption Price    66
Section 3.05.    Effect of Redemption    66
Section 3.06.    Selection of Notes to be Redeemed    67
Section 3.07.    Notes Redeemed In Part    67
Section 3.08.    Special Mandatory Redemption    67
Article 4
COVENANTS
Section 4.01.    Payment of Principal and Interest under the Notes    68
Section 4.02.    Maintenance of Office or Agency    68
Section 4.03.    Money for Note Payments to Be Held in Trust    68
Section 4.04.    Maintenance of Corporate Existence    69
Section 4.05.    Payment of Additional Amounts.    69
i

Section 4.06.    Reporting Requirements    72
Section 4.07.    Additional Information    73
Section 4.08.    Limitations on Incurrence of Additional Indebtedness.    73
Section 4.09.    Limitation on Transactions with Affiliates    77
Section 4.10.    Repurchase of Notes upon a Change of Control Event.    78
Section 4.11.    After-Acquired Property.    79
Section 4.12.    Future Guarantors.    81
Section 4.13.    Collateral and Further Assurances.    81
Section 4.14.    No Impairment of the Security Interests    82
Section 4.15.    [Reserved].    82
Section 4.16.    Limitations on Restricted Payments.    82
Section 4.17.    Limitation on Liens    87
Section 4.18.    Limitation on Asset Sales    87
Section 4.19.    Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries    89
Section 4.20.    Limitation on Sale and Leaseback Transactions    91
Section 4.21.    [Reserved].    91
Article 5
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 5.01.    Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Assets    91
Section 5.02.    [Reserved].    93
Section 5.03.    Substitution of the Issuer    93
Article 6
EVENTS OF DEFAULT AND REMEDIES
Section 6.01.    Events of Default    95
Section 6.02.    Acceleration of Maturity, Rescission and Amendment.    97
Section 6.03.    Collection Suit by Trustee    98
Section 6.04.    Other Remedies.    99
Section 6.05.    Trustee May Enforce Claims Without Possession of Notes    99
Section 6.06.    Application of Money Collected    99
Section 6.07.    Limitation on Suits    100
Section 6.08.    Rights of Holders to Receive Principal and Interest    100
Section 6.09.    Restoration of Rights and Remedies    100
Section 6.10.    Trustee May File Proofs of Claim    100
Section 6.11.    Delay or Omission Not Waiver    101
Section 6.12.    Control by Holders    101
Section 6.13.    Waiver of Past Defaults and Events of Default    101
Section 6.14.    Rights and Remedies Cumulative    101
Section 6.15.    Waiver of Stay or Extension Laws    102

Article 7
TRUSTEE AND AGENTS
Section 7.01.    Duties of Trustee.    102
Section 7.02.    Rights of Trustee.    103
Section 7.03.    Individual Rights of Trustee    105
Section 7.04.    Trustee’s Disclaimer    105
Section 7.05.    Notice of Defaults and Events of Default    105
Section 7.06.    Compensation and Indemnity.    105
Section 7.07.    Replacement of Trustee.    106
Section 7.08.    Successor Trustee by Merger.    107
Section 7.09.    Eligibility; Disqualification    108
Article 8
DISCHARGE OF INDENTURE; DEFEASANCE
Section 8.01.    Discharge of Liability on Notes.    108
Section 8.02.    Conditions to Defeasance    109
Section 8.03.    Application of Trust Money    110
Section 8.04.    Repayment to Issuer    110
Section 8.05.    Indemnity for U.S. Governmental Obligations    110
Section 8.06.    Reinstatement    111
Article 9
AMENDMENTS
Section 9.01.    Without Consent of Holders    111
Section 9.02.    With Consent of Holders    112
Section 9.03.    Revocation and Effect of Consents and Waivers.    114
Section 9.04.    Notation on or Exchange of Notes    114
Section 9.05.    Trustee and Collateral Agents to Sign Amendments    114
Section 9.06.    Payment for Consent    115
Article 10
GUARANTEES
Section 10.01.    The Note Guarantees    115
Section 10.02.    Waiver by the Guarantors.    115
Section 10.03.    No Reduction, Limitation, Impairment or Termination.    116
Section 10.04.    Promise to Pay    117
Section 10.05.    Acknowledgement of Consideration    117
Section 10.06.    Acceleration    117
Section 10.07.    Limitation on Liability    117
Section 10.08.    Termination, Release and Discharge    117
Section 10.09.    No Subrogation    118

Article 11
MISCELLANEOUS
Section 11.01.    Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes    118
Section 11.02.    Notices    118
Section 11.03.    Electronic Instructions to Trustee    119
Section 11.04.    Officers’ Certificate and Opinion of Counsel as to Conditions Precedent    120
Section 11.05.    Statements Required in Officers’ Certificate or Opinion of Counsel    120
Section 11.06.    Rules by Trustee, Registrar, Paying Agent and Transfer Agents    120
Section 11.07.    Currency Indemnity    121
Section 11.08.    No Recourse Against Others    121
Section 11.09.    Legal Holidays    121
Section 11.10.    Governing Law and Waiver of Jury Trial    122
Section 11.11.    Consent to Jurisdiction; Waiver of Immunities.    122
Section 11.12.    Successors and Assigns    123
Section 11.13.    Multiple Originals and Counterparts; Electronic Execution    123
Section 11.14.    Severability Clause    123
Section 11.15.    Force Majeure    123
Section 11.16.    USA Patriot Act    124
Section 11.17.    Trustee Compliance with FATCA    124
Section 11.18.    Indenture Controls    124
Section 11.19.    No Incorporation by Reference of Trust Indenture    124
Section 11.20.    OFAC Certification    124
Article 12
COLLATERAL
Section 12.01.    Collateral Documents.    125
Section 12.02.    Release of Collateral.    125
Section 12.03.    Suits to Protect the Collateral.    126
Section 12.04.    Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.    127
Section 12.05.    Purchaser Protected.    127
Section 12.06.    Powers Exercisable by Receiver or Trustee.    127
Section 12.07.    Collateral Agents.    127
Section 12.08.    Co-Collateral Agent    135
Section 12.09.    Limitation of Liability of the Collateral Agents.    136
Section 12.10.    Insurance.    136
Article 13
ESCROW MATTERS.
Section 13.01.    Escrow Account.    136

Section 13.02.    Release of Escrowed Funds.    136

Schedules:
Schedule I –    Guarantors

Exhibits:
Exhibit A –    Form of Note
Exhibit B –    Form of Transfer Notice
Exhibit C –    Form of Certificate for Transfer from Restricted 144A Global Note or Certificated Note Bearing a Securities Act Legend to Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend
Exhibit D –    Form of Transfer Certificate for Transfer from a Regulation S Global Note (prior to 40th Day after Issue Date) to a Restricted 144A Global Note
Exhibit E –    Form of Certificate for Removal of the Securities Act Legend on a Certificated Note
Exhibit F –    Form of U.S. Security Agreement
Exhibit G –    Form of First Lien/Second Lien Intercreditor Agreement
Exhibit H –     Form of Pari Passu Intercreditor Agreement
v

INDENTURE, dated as of February 6, 2026, among AZUL SECURED FINANCE LLP, a Delaware limited liability partnership (the “Issuer”), each of the Persons identified on Schedule I, as Guarantors (together with any entities that become guarantors hereunder after the date hereof pursuant to the terms of this Indenture, the “Guarantors,” and together with the Issuer, the “Note Parties”), UMB BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), Registrar, Transfer Agent, Paying Agent and U.S. Collateral Agent, and LUMEN TRUST LTDA., as Brazilian Collateral Agent.
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuer’s 9.875% Senior Secured Notes due 2031 (the “Notes”) issued pursuant to this Indenture, as follows:
Article 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01.Definitions.
“Acquired Indebtedness” means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a Subsidiary of Azul or at the time it merges or consolidates with Azul or any of the Subsidiaries or is assumed in connection an acquisition or other Investment permitted under this Indenture. Acquired Indebtedness will be deemed to have been incurred at the time such Person becomes a Subsidiary or at the time it merges or consolidates with Azul or a Subsidiary or at the time such Indebtedness is assumed in connection with an acquisition or other Investment permitted under this Indenture.
“Additional Amounts” has the meaning specified in Section 4.05(a).
“Additional Collateral” means assets that are substantially similar to the types of assets or property that comprise the Collateral, which assets are required, pursuant to the terms of this Indenture, to become part of the Collateral and assets that the Issuer elects to be added as Collateral.
“Additional First Lien Debt” means Indebtedness permitted by this Indenture to be secured on a pari passu basis with the Notes, including any such Indebtedness incurred as a credit facility (a “Senior Credit Facility”).
“Additional Junior Lien Debt” means Indebtedness permitted by this Indenture to be secured on a junior basis to the Notes.
“Additional Notes” means any Notes issued under this Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes except for the issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date.
“Additional Refinancing Amount” has the meaning specified in the definition of “Permitted Refinancing Indebtedness.”

“Affiliate” means, with respect to any Person, any other Person that is in control of, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that Walkers Fiduciary Limited shall not be an Affiliate of the Issuer or the IP Parties.
“Affiliate Transaction” has the meaning specified in Section 4.09.
“Agent” and together, “Agents” means each of the Registrar, the Transfer Agent, the Paying Agent, the U.S. Collateral Agent and the Brazilian Collateral Agent.
“Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air, which includes the Engines and Parts related thereto.
“Aircraft Indebtedness” means any (i) Indebtedness (including letters of credit) incurred to finance the acquisition, ownership, leasing or operation of Aircraft, Spare Parts or Engines, secured by Aircraft, Spare Parts or Engines (or insurance proceeds therefrom) the acquisition, ownership, leasing or operation of which are so financed, (ii) any asset-based Indebtedness on terms that are customary in the aviation industry secured by Aircraft, Spare Parts or Engines (or insurance proceeds therefrom) and (iii) pre-delivery payment financing in respect of Aircraft, Spare Parts or Engines.
“Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Anticipation” means anticipating (antecipação), factoring, discounting or otherwise accelerating or bringing forward the scheduled payment of any receivables (including doing so through discounting or the payment of finance costs in connection therewith).
“Appliance” means any instrument, equipment, apparatus, part, appurtenance, or accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment and other mechanism installed in or attached to an Aircraft during flight, and not a part of an Aircraft or Engine.
“Applicable Procedures” means the applicable procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable.
“Asset Sale” means (i) the sale, conveyance, transfer or other disposition (including by way of merger or consolidation), whether in a single transaction or a series of related transactions, of property or assets of Azul or any of the Subsidiaries (each referred to in this definition as a “disposition”), or (ii) the issuance or sale of Capital Stock of any of the Subsidiaries (whether in a single transaction or a series of related transactions and other than Disqualified Capital Stock or Preferred Stock of Subsidiaries issued in compliance with Section

4.08 or the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law), in each case, other than:
(a)    a disposition of Cash Equivalents or obsolete, damaged, unnecessary, surplus, unsuitable or worn out property, equipment or other assets in the ordinary course of business and dispositions of inventory, goods, routes and Slots or other assets in the ordinary course of business or that are no longer used or useful in the ordinary course of Azul’s or the Subsidiaries’ business, including dismantling any Spare Part that has become worn out or obsolete or unfit for use, and selling or disposing of any such Spare Part or any salvage resulting from such dismantling;
(b)    the disposition of all or substantially all of the assets of Azul in a manner permitted pursuant to Article 5 or any disposition that constitutes a Change of Control;
(c)    the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.16 or the granting of a Lien permitted by Section 4.17;
(d)    any disposition of assets, other than the Specified Collateral, with an aggregate Fair Market Value of less than the greater of (i) $12,000,000 and (ii) 1.0% of TTM EBITDA per transaction (or series of related transactions);
(e)    any disposition of property or assets, issuance or sale of securities by a Subsidiary (including Capital Stock of such Subsidiary) to Azul or by Azul or a Subsidiary to another Subsidiary, including, for the avoidance of doubt, in connection with the unwinding, dissolution or liquidation of any wholly-owned Subsidiary of Azul in connection with any measures adopted by Azul in order to simplify its corporate structure (as determined in good faith by management of Azul);
(f)    the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business or that do not materially interfere with the business of Azul and the Subsidiaries as then in effect;
(g)    disposition of an account receivable in connection with the collection or compromise thereof;
(h)    (i) foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed of condemnation or otherwise), or any Casualty Event, with respect to assets, (ii) transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such Casualty Event and (iii) dispositions to comply with orders, rules or regulations of Governmental Authorities;
(i)    the sale, lease, assignment, license, sublicense or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets, in each case, held for sale in the ordinary course of business;

(j)    the licensing, sublicensing or cross-licensing of intellectual property in the ordinary course of business (including between Subsidiaries) and which does not materially interfere with the business of Azul and the Subsidiaries as then in effect;
(k)    the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of Azul or any Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;
(l)    dispositions of Investments (including Capital Stock) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(m)    dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the net proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(n)    dispositions related to any Sale and Leaseback Transactions permitted under this Indenture;
(o)    the disposition of Excluded Jurisdiction Assets and the proceeds thereof;
(p)    any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;
(q)    the unwinding or voluntary termination of any Hedging Obligations;
(r)    any issuance, sale or other disposition of Capital Stock (other than Preferred Stock or Disqualified Capital Stock) of Azul or any Subsidiary pursuant to any bona fide management incentive plan or in connection with the Plan or the Restructuring Support Agreements;
(s)    dispositions (including Anticipations of Collateral Receivables; provided that the net cash proceeds of such Anticipations (after the deduction of any fees, charges, discounts or other finance or transaction costs) shall be deposited in a bank account pledged in favor of the applicable Collateral Agent pursuant to a Collateral Document) pursuant to a Permitted Receivables Financing or any Existing Receivables Facility;
(t)    the sale by Azul or any of its Subsidiaries of Loyalty Program Currency or any similar transaction;

(u)    the sale of Spare Parts and inventory in the ordinary course of business, including the use, installation or attachment of such Spare Part and/or inventory, or making such Spare Part or inventory appurtenant, to any Aircraft or Engine, that, in each case, is leased to or owned by Azul or any Subsidiary and other dispositions in the ordinary course of business of assets that are not Collateral;
(v)    dispositions of, discontinuing the use or maintenance of, abandoning, failing to pursue, defend or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain any intellectual property that in Azul’s or the applicable Subsidiary’s good faith reasonable judgment is not used or useful, or economically practicable to maintain, enforce or defend;
(w)    abandonment of Route Authorities and/or Slots solely in Azul’s good faith reasonable judgment; provided that such abandonment does not have a material adverse effect on the business of Azul and its Subsidiaries, taken as a whole; provided further that, in the event of such abandonment, the Issuer shall satisfy all related material requirements of the applicable Aviation Authorities, including any required filings;
(x)    in the case of any Engine or Aircraft, any lease, sub-lease, interchange or charter of an Aircraft or Engine or pooling arrangement in respect of any Engine or Aircraft to the extent Azul or any Subsidiary is the lessor or owner (including, for the avoidance of doubt, as lessee under a finance lease) of such Engine or Aircraft; and
(z)    dispositions pursuant to any order related to Azul or its Subsidiaries and approved by the United States Bankruptcy Court for the Southern District of New York on or prior to the Issue Date, including any dispositions necessary to carry out the Transactions.
In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.
“Asset Sale Offer” has the meaning specified in Section 4.18.
“Assigned Azul Cargo Agreements” means, on any date, each Azul Cargo Agreement the receivables under which are subject to the Azul Cargo Fiduciary Assignment.
“Assigned Azul Fidelidade Agreements” means, on any date, each Azul Fidelidade Agreement the receivables under which are subject to the Azul Fidelidade Fiduciary Assignment.
“Assigned Azul Viagens Agreements” means, on any date, each Azul Viagens Agreement the receivables under which are subject to the Azul Viagens Fiduciary Assignment.
“Authenticating Agent” has the meaning specified in Section 2.02.

“Authorized Agent” has the meaning specified in Section 11.11.
“Authorized Denomination” has the meaning specified in Section 2.02.
“Authorized Officer” has the meaning specified in Section 11.03.
“Aviation Authorities” or “Aviation Authority” means any or all of the following:
(a)    Brazilian Civil Aviation Authority (Agência Nacional de Aviação Civil);
(b)    the FAA; and/or
(c)    any other applicable Governmental Authority which, from time to time, has control or supervision of civil aviation.
“Azul” means Azul S.A., a Brazilian corporation (sociedade por ações).
“Azul Airline Proprietary Software” has the meaning specified in the definition of “Collateral.”
“Azul Cargo Agreement” means any currently existing or future co-branding, partnering or other receivables-generating agreements with third parties entered into by Azul or any of its Subsidiaries in connection with the Azul Cargo Business, including any amendment thereof and any other agreement entered into with the same party in substitution for, or supplementary to, the existing agreements, and all related ancillary documents, emails and agreements.
“Azul Cargo Business” means the business of providing cargo transportation services (whether on dedicated freighter flights or utilizing the cargo hold capacity of passenger flights) which is operated, owned or controlled, directly or indirectly, by Azul or any of its Subsidiaries, or principally associated with Azul or any of its Subsidiaries, in each case, as in effect from time to time, whether under the “Azul Cargo” name or otherwise, in each case including any similar or successor business. For the avoidance of doubt, the Azul Cargo Business does not include the transportation of passenger baggage or excess baggage as part of the transportation of airline passengers.
“Azul Cargo Customer Data” means any and all Personal Data owned or controlled (within the meaning of the LGPD), or later developed or acquired and owned or controlled (within the meaning of the LGPD), by Azul or any of its Subsidiaries and used, generated or produced within the Azul Cargo Business, including any and all of the following: (i) data generated, produced or acquired as a result of the operation of the Azul Cargo Business, including details of cargo transportation transactions; (ii) customer name, contact information (including name, mailing address, email address and phone numbers), government identification document information, tax or other personal identification numbers, customer login to any website or mobile application operated by Azul or its Subsidiaries and communication consent preferences; and (iii) payment-related information.

“Azul Cargo Domain Names” has the meaning specified in the definition of “Collateral.”
“Azul Cargo Fiduciary Assignment” has the meaning specified in the definition of “Collateral.”
“Azul Cargo Receivables Deposit Account” means the relevant account described in the Azul Cargo Fiduciary Assignment in the name of Azul Linhas in Brazilian reais maintained in Brazil and subject to the Azul Cargo Fiduciary Assignment and governed by the terms and conditions of the applicable account control agreement.
“Azul Cargo Trademarks” has the meaning specified in the definition of “Collateral.”
“Azul Domain Names” has the meaning specified in the definition of “Collateral.”
“Azul Fidelidade Agreements” means any currently existing or future co-branding, partnering or similar agreements with third parties entered into by Azul or any of its Subsidiaries in connection with the Azul Fidelidade Program, including any amendment thereof and any other agreement entered into with the same party in substitution for, or supplementary to, the existing agreements, and all related ancillary agreements, documents and emails.
“Azul Fidelidade Customer Data” means any and all Personal Data owned or controlled (within the meaning of the LGPD), or later developed or acquired and owned or controlled (within the meaning of the LGPD), by Azul or any of its Subsidiaries and used, generated, or produced as part of the Azul Fidelidade Program, including any and all of the following: (i) a list of all members of the Azul Fidelidade Program (owned by Azul or any of its Subsidiaries from time to time; and (ii) the Member Profile Data for each member of the Azul Fidelidade Program owned by Azul or any of its Subsidiaries from time to time.
“Azul Fidelidade Domain Names” has the meaning specified in the definition of “Collateral.”
“Azul Fidelidade Fiduciary Assignment” has the meaning specified in the definition of “Collateral.”
“Azul Fidelidade Program” means any Loyalty Program which is operated, owned or controlled, directly or indirectly, by Azul or any of its Subsidiaries, or principally associated with Azul or any of its Subsidiaries, in each case, as in effect from time to time, whether under the “Azul Fidelidade” name or otherwise, in each case including any successor program.
“Azul Fidelidade Proprietary Software” has the meaning specified in the definition of “Collateral.”
“Azul Fidelidade Receivables Deposit Account” means the relevant accounts described in the Azul Fidelidade Fiduciary Assignment in the name of Azul Linhas in Brazilian reais maintained in Brazil and subject to the Azul Fidelidade Fiduciary Assignment and governed by the terms and conditions of the applicable account control agreement.

“Azul Fidelidade Trademarks” has the meaning specified in the definition of “Collateral.”.
“Azul Linhas” means Azul Linhas Aéreas Brasileiras S.A., a Brazilian corporation (sociedade por ações).
“Azul Mobile App IP” has the meaning specified in the definition of “Collateral.”
“Azul Proprietary Technology” has the meaning specified in the definition of “Collateral.”
“Azul Trademarks” has the meaning specified in the definition of “Collateral.”
“Azul Traveler Data” means (i) data generated, produced or acquired as a result of the issuance, modification or cancellation of customer tickets from Azul or any of its Subsidiaries or for flights on any airline operated by Azul or any of its Subsidiaries, including data in or derived from “passenger name records” (including name and contact information) associated with flights, (ii) payment-related information (other than payment-related information relating solely to the Azul Fidelidade Program (such as the purchase of Currency)), and (iii) data that relates to a customer’s flight-related experience, but excluding in the case of clause (i) information that would not be generated, produced or acquired in the absence of the Azul Fidelidade Program or any other Loyalty Program; provided that, for the avoidance of doubt, customer name, contact information (including name, mailing address, email address, and phone numbers), passport information, government identification document information, Tax or other personal identification numbers, customer login to the Azul.com.br website or any successor website and any Azul mobile applications and communication consent preferences (as described in clause (ii) of the definition of “Member Profile Data”) are included in both Azul Fidelidade Customer Data and the Azul Traveler Data; provided that the foregoing communication consent preferences are not specific to the Azul Fidelidade Program (it being understood that if such communication consent preferences are specific to the Azul Fidelidade Program they shall exclusively be Azul Fidelidade Customer Data).
“Azul Viagens Agreements” means any currently existing or future co-branding, partnering or other receivables-generating agreements with third parties entered into by Azul or any of its Subsidiaries in connection with the Azul Viagens Business, including any amendment thereof and any other agreement entered into with the same party in substitution for, or supplementary to, the existing agreements, and all related ancillary documents, emails and agreements.
“Azul Viagens Business” means any Travel Package Business which is operated, owned or controlled, directly or indirectly, by Azul or any of its Subsidiaries, or principally associated with Azul or any of its Subsidiaries, in each case, as in effect from time to time, whether under the “Azul Viagens” name or otherwise, in each case including any similar or successor travel or vacation business.

“Azul Viagens Domain Names” has the meaning specified in the definition of “Collateral.”
“Azul Viagens Fiduciary Assignment” has the meaning specified in the definition of “Collateral.”
“Azul Viagens Receivables Deposit Account” means the relevant account described in the Azul Viagens Fiduciary Assignment in the name of Azul Viagens in Brazilian reais maintained in Brazil and subject to the Azul Viagens Fiduciary Assignment and governed by the terms and conditions of the applicable account control agreement.
“Azul Viagens Trademarks” has the meaning specified in the definition of “Collateral.”
“B3” means B3 S.A. - Brasil, Bolsa, Balcão.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law relating to reorganization, arrangement, adjustment, winding-up, liquidation (including provisional liquidation), restructuring, dissolution, composition or other debtor relief, including, without limitation, Part 5 of the Companies Act (as revised) of the Cayman Islands and the Companies Winding Up Rules (as revised) of the Cayman Islands, each as revised or amended from time to time, the Brazilian Bankruptcy Law (including, without limitation, the rules that relate to any judicial reorganization, restructuring, liquidation (including provisional liquidation) extrajudicial reorganization, bankruptcy liquidation or ancillary injunctive relief requests), as revised or amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of the Cayman Islands, Brazil or any other applicable jurisdiction.
“BNDES” has the meaning specified in the definition of “Government-backed Financing.”
“Board of Directors” means:
(a)    with respect to a corporation or an exempted company, the board of directors of the corporation or exempted company, as applicable, or any committee thereof duly authorized to act on behalf of such board;
(b)    with respect to a partnership, the board of directors of the general or managing partner of the partnership, or a shareholders of the general or managing partner of the partnership, or in each case, any committee thereof;
(c)    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and

(d)    with respect to any other Person, the board or committee of such Person serving a similar function.
Unless otherwise specified herein, each reference to a Board of Directors or Board will refer to the Board of Directors of Azul.
“Board Resolution” means a copy of a resolution certified by the secretary, the assistant secretary or another Officer or legal counsel performing corporate secretarial functions of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee. Unless otherwise specified herein, each reference to a Board Resolution will refer to a Board Resolution of Azul.
“Bookkeeping Entities” means institutions authorized by the Central Bank of Brazil to perform the activity of registering financial assets, pursuant to Central Bank of Brazil Resolution No. 304 dated March 20. 2023.
“Brazilian Bankruptcy Law” means Law No. 11,101, dated February 9, 2005, as amended, including by Law No. 14,112, dated December 24, 2020 (or any successor law).
“Brazilian Collateral Agent” means Lumen Trust Ltda.
“Brazilian Collateral Documents” means the Collateral Documents governed by Brazilian law as required by the Offering Memorandum.
“BRL Azul Fidelidade Credit Card and Debit Card Receivables” means the proceeds of all Brazilian real-denominated credit card and debit card receivables.
“BRL Azul Viagens Credit Card and Debit Card Receivables” means the proceeds of all the Brazilian real-denominated credit card and debit card receivables.
“BRL Collateral Account” means the account described in the relevant Fiduciary Assignment and governed by the terms and conditions of the applicable account control agreement in the name of Azul Linhas in Brazilian reais maintained in Brazil and subject to such Fiduciary Assignment into which amounts from the Collection Accounts are to be transferred in the event of an enforcement of Liens under this Indenture and otherwise in accordance with the Intercreditor Agreement (when applicable).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in (i) New York City, (ii) the City of São Paulo, and (iii) each other city in which the Corporate Trust Office of the Trustee or the head office of any Collateral Agent is located are required or authorized to remain closed.
“Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) such Person’s equity, including any

Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.
“Capitalized Lease Obligation” means, with respect to any Person with respect to any asset (including Aircraft, Engines, Spare Parts and other equipment), any obligation that is required to be classified and accounted for as a finance lease or a capitalized lease for financial reporting purposes on the basis of IFRS. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of IFRS, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Cases” has the meaning specified in the definition of “Restructuring Support Agreement.”
“Cash Equivalents” means:
(a)    U.S. dollars, or money in the local currency of any country in which Azul or any of the Subsidiaries operate (including Brazilian real);
(b)    marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(c)    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any country recognized by the United States of America maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s or any successor thereto;
(d)    commercial paper outstanding at any time, maturing not more than one year after the date of acquisition, issued by any Person (other than an Affiliate of the Issuer) that is organized under the laws of the United States of America, any state thereof or any Latin American country recognized by the United States and rated P-2 or better from Moody’s or A-2 or better from S&P or, with respect to Persons organized outside of the United States, a local market credit rating at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s and in each case with maturities of not more than 360 days from the date of acquisition thereof;
(e)    demand deposits, certificates of deposit, overnight deposits and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank that is organized under the laws of the Republic of Brazil or any political subdivision thereof or the United States of America, any state thereof or any foreign country recognized by the United States and at the time of acquisition thereof has capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) and a rating of P-2 or better from Moody’s or A-2 or better from S&P or, with respect to a commercial bank organized outside of the United States, a local market credit rating of at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s, or with government owned financial institution that is organized under the laws of any of the countries in which the Issuer or the Subsidiaries conduct business;
(f)    insured demand deposits made in the ordinary course of business and consistent with the Issuer’s or its Subsidiaries’ customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;
(g)    repurchase obligations with a term of not more than 360 days for underlying securities of the types described in clauses (b), (c) and (d) above entered into with any financial institution meeting the qualifications specified in clause (e) above;
(h)    substantially similar investments denominated in the currency of any jurisdiction in which Azul or any of the Subsidiaries conducts business of issuers whose country’s credit rating is at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s;
(i)    any other securities or pools of securities that are classified under IFRS as cash equivalents or short-term investments on a balance sheet as of such date or that are permitted to be invested in under the applicable treasury policy of Azul or any of the Subsidiaries;
(j)    securities issued or directly and fully guaranteed or insured by the United States or the Brazil governments or any agency or instrumentality of the United States or Brazil governments (provided that the full faith and credit of the United States or Brazil, as the case may be, is pledged in support of those securities) either having maturities of not more than 12 months from the date of acquisition; and
(j)    investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (a) through (j) above.
“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral.
“Cayman Collateral Documents” means the Cayman Islands law governed collateral documents as required by the Offering Memorandum.
“Certificated Note” has the meaning specified in Section 2.06(a).
“Change of Control” means:

(a)    the direct or indirect sale, transfer or other disposition of all or substantially all the assets of Azul, determined on a consolidated basis, to any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than to any Subsidiary of Azul or one or more Permitted Holders; or
(b)    the consummation of any transaction (including, without limitation, by merger, consolidation, acquisition or any other means) as a result of which any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders (directly or indirectly) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of Azul.
“Change of Control Event” means the occurrence of both a Change of Control and a Ratings Decline.
“Change of Control Offer” has the meaning specified in Section 4.10(a).
“Change of Control Purchase Price” has the meaning specified in Section 4.10(a).
“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.
“Clube Azul” means the subscription-based product of Azul or any of its Subsidiaries through which members pay a recurring amount per month in exchange for Currency under the Azul Fidelidade Program, access to promotions and other benefits which is operated, owned or controlled, directly or indirectly, by Azul or any of its Subsidiaries, as in effect from time to time, whether under the “Clube Azul” name or otherwise, in each case including any similar or successor products, services or programs.
“Code” has the meaning specified in Section 4.05(c).
“Collateral” means:
(a)The “Azul Trademarks”, which are any and all trademarks, service marks, brand names, designs, and logos throughout the world that, in each case, are owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries and, in each case, include the word “Azul” and any and all successor or legacy brands with respect to any of the foregoing (which term excludes the Azul Fidelidade Trademarks, the Azul Viagens Trademarks and the Azul Cargo Trademarks, which also form part of the Collateral, as described below).
(b)The “Azul Domain Names”, which are any and all domain names and social media accounts throughout the world that, in each case, are owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries and, in each case, include the word “Azul,” including the “VoeAzul.com.br” domain name and any and all similar or successor domain names (which term excludes the Azul Fidelidade Domain Names, the Azul Viagens Domain Names and the Azul Cargo Domain Names, which also form part of the Collateral, as described below).
(c)The “Azul Fidelidade Trademarks”, which are any and all trademarks, service marks, brand names, designs and logos throughout the world, registered or unregistered, that, in each case, are owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries and, in each case, include either of the words “Fidelidade” or “Tudo” (including the combined wordmark “Azul Fidelidade” and the combined wordmarks “TudoAzul”), including any and all legacy, modified, replacement or successor brands with respect to any of the foregoing.
(d)The “Azul Viagens Trademarks”, which are any and all trademarks, service marks, brand names, designs, and logos throughout the world, registered or unregistered, that, in each case, are owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries and, in each case, include the word “Viagens” (including the combined wordmark “Azul Viagens”), including any and all legacy, modified, replacement or successor brands with respect to any of the foregoing.
(e)The “Azul Cargo Trademarks”, which are any and all trademarks, service marks, brand names, designs and logos throughout the world, registered or unregistered, that, in each case, are owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries and, in each case, include each of the words “Azul” and “Cargo” or are otherwise exclusively used by the Azul Cargo Business, including any and all legacy, modified, replacement or successor brands with respect to any of the foregoing.
(f)The “Azul Fidelidade Domain Names”, which are any and all domain names and social media accounts throughout the world that, in each case, are owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries and, in each case, include either of the words “Fidelidade” or “Tudo”, including any and all legacy or successor domain names with respect to any of the foregoing.
(g)The “Azul Viagens Domain Names”, which are any and all domain names and social media accounts throughout the world that, in each case, are owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries and, in each case, include the word “Viagens” (including the “azulviagens.com.br” domain name), including any and all legacy or successor domain names with respect to any of the foregoing.
(h)The “Azul Cargo Domain Names”, which are any and all domain names and social media accounts throughout the world that, in each case, are owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries and, in each case, include each of the words “Azul” and “Cargo” (including the “azulcargoexpress.com.br” domain name) or are otherwise exclusively used by the Azul Cargo Business, including any and all legacy or successor domain names with respect to any of the foregoing.
(i)The “Azul Airline Proprietary Software”, which is any and all intellectual property, including copyrights and trade secrets, that is (i) owned by Azul or any of its Subsidiaries anywhere in the world and (ii) embodied in any proprietary software developed or acquired by Azul or any of its Subsidiaries that is used or held for use exclusively in the Azul airline business.
(j)The “Azul Mobile App IP”, which is any and all intellectual property, including copyrights and trade secrets, owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries anywhere in the world and embodied in (i) the Azul mobile application, (ii) any other mobile application associated with the Azul airline business, the Azul Fidelidade Program, the Azul Viagens Business or the Azul Cargo Business, or (iii) any successor, legacy or companion mobile application with respect to any of the foregoing, including, in each case of (i)-(iii), the software and source code thereof.

(k)The “Azul Proprietary Technology”, which is any and all intellectual property, including copyrights and trade secrets, owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries anywhere in the world and embodied in Azul’s proprietary yield management system or proprietary pricing system.
(l)The “Azul Fidelidade Proprietary Software”, which is the proprietary software for the web service layer developed by or on behalf of Azul or any of its Subsidiaries for use in connection with the Azul Fidelidade Program, including the source code thereof.
(m)Any and all other intellectual property that, in each case, is (i) owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries (excluding Azul Fidelidade Customer Data, Azul Traveler Data and Azul Cargo Customer Data) and (ii) used or held for use in the operation of, or otherwise required or necessary to operate, the Azul airline business, the Azul Fidelidade Program, the Azul Viagens Business or the Azul Cargo Business (such intellectual property, together with the Azul Trademarks, Azul Fidelidade Trademarks, Azul Viagens Trademarks, Azul Cargo Trademarks, Azul Domain Names, Azul Fidelidade Domain Names, Azul Viagens Domain Names, Azul Cargo Domain Names, Azul Airline Proprietary Software, Azul Mobile App IP, Azul Proprietary Technology and Azul Fidelidade Proprietary Software, the “Pledged Intellectual Property”).
(n)The Collateral also includes (i) any and all causes of action and claims now owned, or later developed or acquired and owned, by Azul or any of its Subsidiaries in respect of any of the Pledged Intellectual Property, including, without limitation, the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof and (ii) any and all other trademark rights corresponding to the Pledged Intellectual Property, including any and all trademark rights of any kind whatsoever accruing under the Azul Trademarks, Azul Domain Names, Azul Fidelidade Trademarks, Azul Fidelidade Domain Names, Azul Viagens Trademarks, Azul Viagens Domain Names, Azul Cargo Trademarks or Azul Cargo Domain Names; together, in each case with the goodwill of the business connected with such use of, and symbolized by, any of the foregoing.
(o)A pledge in respect of the partnership interests owned by Azul Linhas in the Issuer, which shall be covered by the U.S. Security Agreement.
(p)One Cayman Equitable Share Mortgage, of 100% of the shares held by each of (i) Azul, (ii) Azul Linhas, (iii) IntelAzul and (iv) Azul Viagens in IP HoldCo, governed by Cayman Islands law.
(q)A Cayman Equitable Share Mortgage of 100% of the shares held by IP HoldCo in IP Co, governed by Cayman Islands law.
(r)A Fiduciary Sale of 100% of the equity interests held by Azul in Azul Linhas, governed by Brazilian law.
(s)A Fiduciary Sale of 100% of the equity interests held by Azul in IntelAzul, governed by Brazilian law.
(t)A Fiduciary Sale of 100% of the equity interests held by Azul Linhas and one individual in Azul Viagens, governed by Brazilian law.
(u)A Fiduciary Assignment in respect of (i) the receivables under the Assigned Azul Fidelidade Agreements, (ii) the Designated Azul Fidelidade Credit Card and Debit Card Receivables and (iii) the Azul Fidelidade Receivables Deposit Account, governed by Brazilian law (the “Azul Fidelidade Fiduciary Assignment”).

(v)A Fiduciary Assignment in respect of (i) the receivables under the Assigned Azul Viagens Agreements, (ii) the Designated Azul Viagens Credit Card and Debit Card Receivables and (iii) the Azul Viagens Receivables Deposit Account, governed by Brazilian law (the “Azul Viagens Fiduciary Assignment”).
(w)A Fiduciary Assignment in respect of (i) the Designated Azul Cargo Credit Card and Debit Card Receivables, (ii) the receivables under the Assigned Azul Cargo Agreements, and (iii) Azul Cargo Receivables Deposit Account, governed by Brazilian law (the “Azul Cargo Fiduciary Assignment”). The Azul Cargo Receivables Deposit Account, the Azul Fidelidade Receivables Deposit Account, the Azul Viagens Receivables Deposit Account and the BRL Collateral Account will be subject to one or more control agreements, each of them governed by Brazilian law.
(x)A Fiduciary Assignment in respect of the receivables under the Intercompany Loan Agreements, governed by Brazilian law.
(y)A pledge over certain US bank accounts, governed by New York law (which, in each case, shall cover the funds contained in such accounts).
(z)A Fiduciary Assignment in respect of the BRL Collateral Account, governed by Brazilian law. The BRL Collateral Account will be subject to a control agreement governed by Brazilian law.
(aa)[Reserved].
(ab)Additional Collateral.
“Collateral Agent” means the U.S. Collateral Agent or the Brazilian Collateral Agent, as applicable.
“Collateral Document Order” has the meaning specified in Section 12.07(r).
“Collateral Documents” means the Brazilian Collateral Documents, the Cayman Collateral Documents, the U.S. Security Agreement, the pledge and security agreements, collateral assignment agreements, mortgages, intellectual property assignments, intellectual property pledges, intercreditor agreements and/or other instruments evidencing or creating a security interest in favor of the relevant Collateral Agent for its benefit and the benefit of the Secured Parties, in all or any portion of the Collateral (including Collateral pursuant to Section 4.11), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.
“Collateral Receivables” means Receivables generated by the Azul Fidelidade Program, the Azul Viagens Business or the Azul Cargo Business and receivables records relating thereto.
“Collection Account” means, individually or collectively as the context may require, (i) the Azul Fidelidade Receivables Deposit Account, (ii) the Azul Viagens Receivables Deposit Account and (iii) the Azul Cargo Receivables Deposit Account.
“Company Order” means a written order signed in the name of Azul by an Officer of Azul.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus or minus, as applicable, and without duplication:
(a)    an amount equal to any extraordinary, non-recurring or unusual loss (to the extent not covered by business interruption insurance to the extent added pursuant to clause (i) below); plus
(b)    provision for taxes of such Person and its Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(c)    the Fixed Charges of such Person and its Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(d)    any non-cash foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus
(e)    depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(f)    the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus
(g)    deductions for grants to any employee of such Person or its Subsidiaries of any Capital Stock during such period to the extent deducted in computing such Consolidated Net Income; plus
(h)    any non-cash mark-to-market accounting losses arising under fuel hedging arrangements, to the extent deducted in computing such Consolidated Net Income; plus
(i)    proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus
(j)    to the extent reasonably identifiable and factually supportable, the amount of any fees, expenses or charges incurred in connection with the Transactions, including without limitation, restructuring costs and other costs incurred in connection with the Transactions; plus

(k)    unless relating to the Transactions (including restructuring costs and other costs incurred in connection with the Transactions), the amount of pro forma “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements (including the entry into material contracts or arrangements) and initiatives and synergies (“run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions) projected by Azul in good faith to be reasonably anticipated to be realized within 18 months of the date thereof (including from any actions taken in whole or in part prior to such date), which will be added to Consolidated EBITDA, as so projected, until fully realized and calculated on a pro forma basis as though such cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions; provided that, the aggregate amount that may be added back to the Consolidated EBITDA pursuant to this clause (k) shall not exceed 15% of TTM EBITDA for any trailing four fiscal quarter period, as calculated prior to giving effect to any such add-back; plus
(l)    any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of Indebtedness, issuance of Capital Stock or any Investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; minus
(m)    an amount equal to any extraordinary, non-recurring or unusual gains and any net gains realized by such Person or any of its Subsidiaries in connection with any disposition of assets outside of the ordinary course of business to the extent such gains increased such Consolidated Net Income; minus
(l)    non-cash items, other than the accrual of revenue in the ordinary course of business, to the extent such amount increased such Consolidated Net Income; minus
(m)    the sum of (A) income tax credits and (B) interest income included in computing such Consolidated Net Income; minus
(n)    non-cash foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Subsidiaries, to the extent such gains were included in computing such Consolidated Net Income; minus
(o)    any non-cash mark-to-market accounting gains arising under fuel hedging arrangements, to the extent such gains were included in computing such Consolidated Net Income;

in each case, determined on a consolidated basis in accordance with IFRS. Notwithstanding anything to the contrary herein, all financial ratios and tests (including the Total Leverage Ratio, the Senior Secured Leverage Ratio, the First Lien Leverage Ratio, the Fixed Charge Coverage Ratio and the amount of Consolidated Net Income, Consolidated Interest Expense and Consolidated EBITDA) contained in this Indenture that are calculated with respect to any period during which any Subject Transaction occurs shall be calculated with respect to the applicable period and such Subject Transaction on a Pro Forma Basis.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (a) consolidated total interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including (without duplication), amortization of any debt issuance cost and/or original issue discount, any premium paid to obtain payment, financial assurance or similar bonds, any interest capitalized during construction, any non cash interest payment, the interest component of any deferred payment obligation, commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing or Existing Receivables Facility, the interest component of any payment under any Capitalized Lease Obligation (regardless of whether accounted for as interest expense under IFRS), any commission, discount and/or other fee or charge owed with respect to any letter of credit, bank guarantee and/or bankers’ acceptance or any similar facilities, any fee and/or expense paid to the Trustee in connection with its services hereunder, any other bank, administrative agency (or trustee) and/or financing fee and any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed)), plus (b) any cash dividend or distribution paid or payable in respect of Disqualified Capital Stock or preferred stock during such period other than to such Person or the Issuer or a Guarantor, plus (c) any net losses, obligations or payments arising from or under any hedge agreement and/or other derivative financial instrument issued by such Person for the benefit of such Person or its subsidiaries, in each case determined on a consolidated basis for such period. For purposes of this definition, interest in respect of any Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS (or, if not implicit, as otherwise determined in accordance with IFRS).
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with IFRS and without any reduction in respect of Preferred Stock dividends; provided that:
(a)    all net after tax extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with any disposition of assets outside of the ordinary course of business or the early extinguishment of Indebtedness of such Person, together with any related provision for taxes on any such gain, will be excluded;
(b)    the net income (but not loss) of any Person that is not the specified Person or a Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the specified Person;
(c)    the net income (but not loss) of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;
(d)    the cumulative effect of a change in accounting principles on such Person will be excluded;
(e)    the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including that attributable to movement in the mark-to-market valuation of Hedging Obligations, will be excluded;
(f)    any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;
(g)    the effect on such Person of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Issue Date, will be excluded;
(h)    any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries;
(i)    any charge that is established, adjusted and/or incurred, as applicable, (i) within 12 months after the Issue Date that is required to be established, adjusted or incurred, as applicable, as a result of the Transactions in accordance with IFRS, (ii) within 12 months after the closing of any acquisition that is required to be established, adjusted or incurred, as applicable, as a result of such acquisition in accordance with IFRS or (iii) as a result of any change in, or the adoption or modification of, accounting principles or policies will be excluded; and
(j)    (A) Transaction Costs, (B) any charge incurred in connection with any transaction (in each case, regardless of whether consummated), whether or not permitted under this Indenture, including any issuance and/or incurrence of Indebtedness and/or any issuance and/or offering of Capital Stock, any Investment, any acquisition, any disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any repayment, redemption, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction, (C) the amount of any charge that is actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of expenses paid during such period, any excess amount received may be carried forward and applied against any expense in any future period); provided that, in respect of any reimbursable charge that is added back in reliance on clause (C) above, such relevant Person in good faith expects to receive reimbursement for such charge within the next four fiscal quarters (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four fiscal quarters) and/or (D) Public Company Costs.
“Corporate Trust Office” means the office of the Trustee or the U.S. Collateral Agent at which at any particular time its corporate trust business shall be principally administered (which office, as of the date of this Indenture is located at UMB Bank National Association 100 William Street, Suite 1850 New York, NY 10038, Attn: Julius Zamora).
“covenant defeasance option” has the meaning specified in Section 8.01(b).
“Credit Card Processors” means any entity that provides credit card processing services to the Issuer and its Subsidiaries.
“Currency” means miles, points and/or other units that are a medium of exchange constituting a convertible, virtual and private currency that is tradable property and that can be sold or issued to Persons.
“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
“Customer Data” means any and all personal data owned or controlled (within the meaning of the LGPD), or later developed or acquired and owned or controlled (within the meaning of the LGPD), by Azul or any of its Subsidiaries including, without limitation:
(i) all lists of all members of any Loyalty Program (including Azul Fidelidade) or subscription program (including Clube Azul);
(ii) all data relating to members referred to in paragraph (i), including such member’s (a) name, mailing address, email address, and phone numbers, (b) communication consent preferences, (c) total Currency or loyalty balance, (c) third party engagement history, (e) accrual and redemption activity, including any data related to member segment designations or member segment activity or qualifications, (f) account or membership number, and (g) member status; and

(iii) (a) data generated, produced or acquired as a result of (1) the issuance, modification or cancellation of customer tickets from Azul or any of its Subsidiaries or for flights on any airline operated by Azul or any of its Subsidiaries associated with flights, (2) the operation of the cargo business, the vacation and travel business, and any other businesses of Azul or any of its Subsidiaries from time to time, in each case, including data in or derived from “passenger name records” (including name, contact information, passport information, government identification document information, tax or other personal identification numbers, login information, communication preferences, and mobile application data), (b) payment-related information, and (c) data that relates to a customer’s flight-related experience.
“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Default Rate” means that rate of interest that is 2% per annum above the rate of interest borne by the Notes; provided however, that it should not exceed the maximum interest rate permitted by applicable law.
“Defaulted Interest” has the meaning specified in Section 2.10.
“defeasance trust” has the meaning specified in Section 8.02(a).
“Depositary” means DTC or any successor depositary for the Notes.
“Designated Azul Cargo Credit Card and Debit Card Receivables” means credit card and debit card receivables generated by the Azul Cargo Business.
“Designated Azul Fidelidade Credit Card and Debit Card Receivables” means BRL Azul Fidelidade Credit Card and Debit Card Receivables (which, for the avoidance of doubt, excludes Foreign Azul Fidelidade Card Receivables) generated by the Azul Fidelidade Program which relate to (i) purchases of Currency by customers, and (ii) membership fees from members of Clube Azul.
“Designated Azul Viagens Credit Card and Debit Card Receivables” means the BRL Azul Viagens Credit Card and Debit Card Receivables (which, for the avoidance of doubt, excludes Foreign Azul Viagens Card Receivables) generated by the Azul Viagens Business.
“DIP Notes” means the notes in respect of Azul’s debtor-in-possession financing in an initial principal amount of approximately $1.6 billion.
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a Change of Control or Asset Sale) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock, or is redeemable at the sole option of the holder of the Capital Stock, in whole or in part (other than as a result of a Change of Control or Asset Sale), on or prior to the date that is 91 days after the last date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require Azul or any of its Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that Azul or any of its Subsidiaries may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.16.
“DTC” means The Depository Trust Company.
“Electronic Means” has the meaning specified in Section 11.03.
“Engine(s)” means an engine used, or intended to be used, to propel an Aircraft, including a Part, appurtenance and accessory of such Engine, and any records relating to such Engine.
“Equity Offering” means a private or public offering for cash by Azul, as applicable, of its Capital Stock, other than (w) an issuance contemplated by the Plan or the Restructuring Support Agreement or any offering of Capital Stock through any plan for the benefit of directors, employees or officers, (x) an issuance to any Subsidiary of Azul, (y) any offering of Capital Stock issued in connection with a transaction that constitutes a Change of Control or (z) any offering of Disqualified Capital Stock.
“Escrow Account” has the meaning specified in Section 13.01.
“Escrow Agent” means UMB Bank, National Association, as escrow agent under the Escrow Agreement.
“Escrow Agreement” means the Escrow Agreement, dated as of the Issue Date, by and between the Issuer and the Escrow Agent.
“Escrow End Date” has the meaning specified in Section 13.02.
“Escrowed Funds” has the meaning specified in Section 13.01.
“Euroclear” means Euroclear Bank S.A./N.V.
“Event of Default” has the meaning specified in Section 6.01.
“Excess Proceeds” has the meaning specified in Section 4.18.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Excluded Assets” means:

(a) any particular assets, if the pledge thereof or security interest therein (i) is prohibited by applicable law, rule or regulation, (ii) is prohibited or restricted by the contract, lease, license or other agreement governing such asset with a counterparty that is not Azul or a Subsidiary thereof and that exists as of the Issue Date or is agreed to by Azul or a Subsidiary thereof after the Issue Date in good faith for a bona fide business purpose and not in connection with a liability management transaction or for the primary purpose of avoiding a Lien on the Collateral or (iii) requires the consent of any Governmental Authority or any third party, unless such consent has been obtained (it being understood and agreed that there shall be no requirement to obtain any third party consent, including, without limitation, in connection with any pledge of the collateral assignments of contractual rights under agreements with the Export-Import Bank of the United States or any other lessor or original equipment manufacturer of Aircraft, Engines or other equipment or under any co-branded credit card program agreements), in each case of subclauses (i), (ii) and (iii), except to the extent any such prohibition or restriction would be rendered ineffective or the enforcement thereof would be stayed under applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including Bankruptcy Law) or principles of equity or such consent, (b) restrictions of contract or governmental authorization existing on the Issue Date or the time of entry of such contract or governmental authorization or arising or agreed to by Azul or a Subsidiary thereof after the Issue Date in good faith for a bona fide business purpose and not in connection with a liability management transaction or for the primary purpose of avoiding a Lien on the Collateral, except to the extent any such prohibition or restriction would be rendered ineffective or the enforcement thereof would be stayed under applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including Bankruptcy Law) or principles of equity, (c) fee owned real property or leasehold property, including, without limitation, hangars, aircraft parts/storage, training and reservations spaces and other airline support facilities (unless pledged on the Issue Date pursuant to the Collateral Documents) (d) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use”, whereby such “intent-to-use” application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act with respect thereto (such application, an “ITU”), but solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such ITU under applicable law, (e) any asset or property (including Capital Stock), the grant or perfection of a security interest in which would result in adverse tax or regulatory consequences to Azul or any of its Subsidiaries as determined by Azul in good faith to not be de minimis, (f) any cash, Cash Equivalents and money (other than (i) as pledged under the Brazilian Collateral Documents and (ii) any escrow or funding account in the name of the Issuer holding the proceeds of the Notes pledged under a New York law governed Collateral Document), (g) any deposit, securities or commodities accounts (other than (i) as pledged under the Brazilian Collateral Documents and (ii) any escrow or funding account in the name of the Issuer holding the proceeds of the Notes pledged under a New York law governed Collateral Document), (h) Customer Data, (i) motor vehicles, Aircraft, Engines, Spare Parts and other equipment, Slots, gates, routes, rights of use of landing and take-off in airports or similar assets or property rights that are not covered by the Collateral Documents and any contractual rights to purchase, lease and/or acquire such assets or property rights, (j) any Capital Stock of any Person that is not a wholly-owned Subsidiary or that is an Immaterial Subsidiary, (k) any margin stock, (l) any letter of credit right and all commercial tort claims, (m) any asset which does not constitute the Collateral as of the Issue Date and respect to which Azul has determined in good faith that the cost, burden, difficulty or consequences (including any effect on the ability of Azul and its Subsidiaries to conduct their operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs, or is excessive in light of, the benefit of a security interest to the relevant Secured Parties afforded thereby, (n) Receivables and Receivables Records, other than the Collateral Receivables, (o) any assets located in a jurisdiction other than a Specified Jurisdiction (the “Excluded Jurisdiction Assets”); provided, that Excluded Assets shall not include any proceeds of any Excluded Assets unless such proceeds would otherwise constitute Excluded Assets.
“Excluded Jurisdiction Assets” has the meaning specified in the definition of “Excluded Assets.”
“Excluded Subsidiary” means: (a) any Subsidiary that is a non-wholly-owned Subsidiary; provided, that such Subsidiary exists for a good faith and bona fide business purposes and not in connection with a liability management transaction; (b) any Immaterial Subsidiary; (c) any Subsidiary existing as of the Issue Date or formed by Azul or a Subsidiary thereof after the Issue Date in good faith for a bona fide business purpose and not in connection with a liability management transaction or for the primary purpose of avoiding a Lien on the Collateral that is prohibited or restricted from providing a guarantee by law, rule or regulation, or as a result of any contractual obligation owing to a third party not entered into for purposes of circumventing any requirements hereof, or that would, pursuant to any such law, rule, regulation or bona fide contractual obligation, require any governmental (including regulatory) or third party consent, approval, license or authorization to provide a guarantee (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles), in each case, to the extent such consent, approval, license or authorization is not so received (it being understood that Azul and its Subsidiaries shall have no obligation to obtain any such consent, approval, license or authorization); (d) any not-for-profit Subsidiary; (e) any captive insurance Subsidiary or Subsidiary that is a broker-dealer; (f) any special purpose entity (including any special purpose entity used for any Permitted Receivables Financing, Existing Receivables Facilities or any disposition in connection therewith), so long as such entity does not have any recourse to Azul or a Subsidiary thereof (or any of their respective assets); (g) any Person (and any Subsidiary thereof) that becomes a Subsidiary of Azul pursuant to an acquisition after the Issue Date permitted under this Indenture if, but only to the extent and for so long as, such Person (and any Subsidiary thereof) is prohibited from becoming a Guarantor or providing a guarantee pursuant to the terms of Acquired Indebtedness with respect thereto, but only until such prohibition no longer exists; (h) any Subsidiary if the provision of a guarantee could reasonably be expected to result in material adverse tax consequences to Azul or any Guarantor, or any of their material Subsidiaries, as determined by Azul in good faith; (i) any other Subsidiary with respect to which, in the reasonable good faith judgment of Azul, the burden or cost of providing a guarantee materially outweighs the benefits afforded thereby to the secured parties under the notes (provided that (x) the same determination is also made in respect of the Senior Credit Facility and any other Additional First Lien Debt, and (y) such Subsidiary does not own any Specified Collateral); (j) any other Subsidiary that is not organized in Brazil, any state of the United States or the Cayman Islands; and (k) Azul Finance LLC; provided, that, notwithstanding any of the foregoing, no Subsidiary that owns or holds any Specified Collateral at any time shall constitute or be treated as an Excluded Subsidiary under this Indenture or for purposes of the Notes.
“Existing Receivables Facility” means any Receivables Financings in existence on the issue date.
“Expiration Date” has the meaning specified in Section 1.05(j).
“Extra Additional Amounts” has the meaning specified in Section 3.01(g).
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of Azul acting in good faith, and will be evidenced by a Board Resolution.
“Fiduciary Assignment” means a fiduciary assignment (cessão fiduciária) governed by Brazilian law.
“Fiduciary Sale” means a fiduciary sale (alienação fiduciária) governed by Brazilian law.
“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (1) Funded First Lien Indebtedness as of such date of determination, plus any balance sheet liability for lease obligations, minus (a) unrestricted cash and Cash Equivalents of Azul and its Subsidiaries, (b) cash and Cash Equivalents of Azul and its Subsidiaries restricted in favor of the relevant Collateral Agent and/or other permitted pari passu senior secured Indebtedness and (c) accounts receivable (as determined in accordance with IFRS) that are or would be eligible receivables under Permitted Receivables Financings (including the Anticipation of credit card receivables in the ordinary course of business and consistent with past practice) (clauses (a) through (c) hereof, the “Netted Amounts”) to (2) TTM EBITDA of Azul.
“First Lien/Second Lien Intercreditor Agreement” means a customary first lien/second lien intercreditor arrangement that is reasonably satisfactory to the Collateral Agents (acting at the direction of the Trustee pursuant to the written direction of the Required Holders), it being understood that the Collateral Agents are authorized by this Indenture and the Holders of the Notes to and shall enter into the intercreditor agreement in the form attached hereto as Exhibit G without the written direction of the Required Holders.
“Fitch” means Fitch Ratings, Ltd. and its successors.

“Fixed Amount” has the meaning specified in Section 4.08(b)(v).
“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of the aggregate amount of TTM EBITDA for such Person for the four most recent full fiscal quarters for which financial statements are required to be provided pursuant to Section 4.06 ending on or prior to the date of such determination to Fixed Charges for such Person for the four most recent full fiscal quarters for which financial statements are required to be provided pursuant to Section 4.06 ending on or prior to the date of such determination.
“Fixed Charges” means, with respect to any specified Person and its Subsidiaries for any period, the sum, without duplication, of:
(a)    the Consolidated Interest Expense (net of interest income) of such Person and its Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus
(b)    the interest component of leases for such period to the extent that such interest component is related to lease payments payable in cash; plus
(c)    other than for purposes of calculating Consolidated EBITDA, any scheduled principal payments due with respect to Indebtedness of such Person or any of its Subsidiaries or of another Person that is guaranteed by such specified Person or any of its Subsidiaries or secured by assets of such specified Person or any of its Subsidiaries in cash for such period by such specified Person and its Subsidiaries for such period; plus
(d)    any interest expense actually paid in cash for such period by such specified Person or any of its Subsidiaries on Indebtedness of another Person that is guaranteed by such specified Person or any of its Subsidiaries or secured by a Lien on assets of such specified Person or any of its Subsidiaries; plus
(e)    all dividends or distributions payable in cash on any series of Disqualified Capital Stock or Preferred Stock of such Person or any series of Disqualified Capital Stock or Preferred Stock of its Subsidiaries; plus
(f)    the Aircraft rent expense of such Person and its Subsidiaries for such period to the extent that such Aircraft rent expense is payable in cash; plus
(g)    other finance expense in the ordinary course of business of such Person and its Subsidiaries for such period to the extent that such finance expense is payable in cash.
all as determined on a consolidated basis in accordance with IFRS.
“Foreign Azul Fidelidade Card Receivables” means the net proceeds of any credit card and debit card receivables other than BRL Azul Fidelidade Credit Card and Debit Card Receivables.

“Foreign Azul Viagens Card Receivables” means the net proceeds of any credit card and debit card receivables other than BRL Azul Viagens Credit Card and Debit Card Receivables.
“Funded First Lien Indebtedness” means, without duplication, funded total Indebtedness of Azul and its Subsidiaries that is secured by the Collateral on a pari passu lien basis with the notes, excluding, for the avoidance of doubt, Indebtedness that is secured by a Lien on the Collateral that is expressly subordinated or junior to the Liens on the Collateral securing the Notes and the obligations under the Note Documents.
“Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.
“Global Note Legend” means the following legend, printed in capital letters:
“UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE ISSUER NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.
BY ACCEPTANCE OF THIS NOTE (OR ANY INTEREST THEREIN), EACH PURCHASER AND SUBSEQUENT TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST THEREIN CONSTITUTES ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLANS” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT ARE SUBJECT TO TITLE I OF ERISA OR (B) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY

OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) OR (II) (A) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS NOTE OR ANY INTEREST THEREIN BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NONE OF THE ISSUER, THE GUARANTORS, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, THE “TRANSACTION PARTIES”) HAS ACTED AS THE PURCHASER’S OR TRANSFEREE’S FIDUCIARY (WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW, AS APPLICABLE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE PURCHASER’S OR TRANSFEREE’S DECISION TO ACQUIRE THIS NOTE (OR ANY INTEREST THEREIN), UNLESS, SOLELY WITH RESPECT TO AN ACQUISITION IN WHICH AN AFFILIATE OF A TRANSACTION PARTY ACTS AS A FIDUCIARY TO THE PURCHASER OR TRANSFEREE, A STATUTORY OR ADMINISTRATIVE EXEMPTION APPLIES (ALL OF THE APPLICABLE CONDITIONS OF WHICH ARE SATISFIED) OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED.”
“Government-backed Financing” means Indebtedness incurred by Azul or any of its Subsidiaries that is directly or indirectly provided by, funded using funds from or assets of, guaranteed by, insured by, or backed by, the government of Brazil, any other political subdivision thereof, whether state or local, and any agency, authority, instrumentality or regulatory body in Brazil, including (i) the National Civil Aviation Fund (Fundo Nacional de Aviação Civil), the Fundo Garantidor de Crédito (FGC), the Brazilian Development Bank (Banco Nacional de Desenvolvimento Econômico e Social—BNDES) (“BNDES”), the Brazilian Guarantees Agency (Agência Brasileira Gestora de Fundos Garantidores e Garantias - ABGF), the Brazilian Exportation Fund (Fundo de Garantia à Exportação - FGE) and the Brazilian Foreign Trade Guarantee Fund (Fundo Garantidor de Operações de Comércio Exterior – FGCE), and (ii) any other Person or entity pursuant to applicable law, rules, regulations and policies relating to the provision of financing or support to the Brazilian airline industry or any Brazilian airline, including, to the extent applicable from time to time, rules and regulations of the National Monetary Counsel (Conselho Monetário Nacional) of Brazil.
“Governmental Authority” means the government of the United States of America, Brazil, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person; provided that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in Section 10.01.
“Guarantor” means (i) each of the Persons identified on Schedule I, and (ii) each Person that executes a supplemental indenture to this Indenture providing for the guarantee of the payment of the Notes, or any successor obligor under the Note Guarantee pursuant to Section 5.02, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.
“H.15” has the meaning specified in the definition of “Treasury Rate.”
“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreements, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.
“Holder” or “Holder of a Note” means the Person in whose name a Note is registered on the Registrar’s books.
“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board, as in effect from time to time.
“Immaterial Subsidiary” means, at any date of determination, each of the Subsidiaries of Azul (a) whose total assets as of the last day of the fiscal quarter of Azul most recently ended were less than $37,500,000 at such date and (b) whose gross revenues for the last four fiscal quarter period of Azul most recently ended were less than 2.5% of the consolidated gross revenues of Issuer and its Subsidiaries for such four fiscal quarter period, in each case determined in accordance with IFRS; provided that Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) and (b) shall have assets in the aggregate of less than $75,000,000 as of the last day of the fiscal quarter of Azul most recently ended and less than 5.0% of the consolidated gross revenues of Azul and its Subsidiaries for the last four fiscal quarter period of Azul most recently ended; provided further that, Azul 1L Creditors’ Entity Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands and Azul 2L Creditors’ Entity Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands shall be deemed to be Immaterial Subsidiaries for 120 days after the Issue Date.
“Indebtedness” means, with respect to any Person, without duplication:
(a)    the principal of and premium, if any, in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; provided, however, that any warrants that by reason of their accounting treatment under IAS32 would be treated as a financial liability shall not be construed as Indebtedness solely as the result of such treatment;
(b)    all Capitalized Lease Obligations of such Person;
(c)    all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but in each case excluding trade accounts payable or other short-term obligations, in each case arising in the ordinary course of business and any earn out obligation, purchase price adjustment or other similar obligation until such obligation (A) becomes a liability on the balance sheet of such Person (excluding the footnotes thereto) in accordance with IFRS and (B) has not been paid within 30 days after becoming due and payable following the expiration of any dispute resolution mechanics set forth in the applicable agreement governing the applicable transaction);
(d)    all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar instrument (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person if, to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);
(e)    all net obligations due and payable under Hedging Obligations of such Person (except that in no event shall such obligations be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Senior Secured Leverage Ratio or any other financial ratio under this Indenture);
(f)    all obligations of the type referred to in clauses (a) through (e) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);
(g)    all obligations in respect of any Disqualified Capital Stock; and
(h)    all obligations of the type referred to in clauses (a) through (e) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.
Sales of pre-paid Loyalty Program Currency or any similar transaction consistent with past-practice shall not constitute “Indebtedness”.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.
“Initial Investors” means each of (i) the “Backstop Commitment Parties” (as defined in the Joint Chapter 11 Plan of Reorganization of Azul S.A. and its debtor affiliates filed under the Cases (the “Plan”)), (ii) American Airlines Group Inc., (iii) United Airlines Holdings Inc., (iv) David Neeleman and (v) the officers, directors, managers, employees and members of management of Azul and/or any subsidiary of Azul and their immediate family members and any trust, partnership or other bona fide estate-planning vehicle thereof.
“Initial Notes” means the $1,375,000,000 in aggregate principal amount of Notes issued on the Issue Date.
“Instructions” has the meaning specified in Section 11.03.
“IntelAzul” means IntelAzul S.A., a Brazilian corporation (sociedade por ações).
“Intercompany Loan Agreements” means one or more loan agreements (including amendments and restatements of existing loan agreements) dated on or about the Issue Date between Azul Investments LLP, as lender, and Azul Linhas, as borrower.
“Intercreditor Agreement” means the Pari Passu Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement, as applicable.
“interest” on a Note means the interest on such Note (including any Additional Amounts payable by the Issuer in respect of such interest).
“Interest Payment Date” means the Payment Date of an installment of interest on the Notes.
“Investments” means, with respect to any Person, any:
(a)    direct or indirect loan, advance or other extension of credit (including, without limitation, a guarantee or assumption of Indebtedness) to any other Person (other than advances or extensions of credit to customers in the ordinary course of business);
(b)    capital contribution (by means of any transfer of cash or other property or contract to others or any payment for property or services for the account or use of others) to any other Person;
(c)    any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person; or
(d)    advances by such Person for future capital contributions in any other Person.

“Investment” will exclude (i) accounts receivable or deposits arising in the ordinary course of business and (ii) ordinary course capital expenditures. “Invest,” “Investing” and “Invested” have corresponding meanings.
“IP Co” means Azul IP Cayman Ltd.
“IP HoldCo” means Azul IP Cayman Holdco Ltd.
“IP Parties” means IP HoldCo and IP Co.
“issue” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.
“Issue Date” means February 6, 2026.
“Issuer” has the meaning specified in the preamble of this Indenture until a successor replaces the applicable entity in accordance with the applicable provisions of this Indenture and, thereafter, includes such successor.
“Issuer Substitution Documents” has the meaning specified in Section 5.03(a).
“ITU” has the meaning specified in the definition of “Excluded Assets.”
“legal defeasance option” has the meaning specified in Section 8.01(b).
“LGPD” means the Brazilian Federal Law No. 13,709, dated August 14, 2018, as amended (the Brazilian General Data Protection Law (Lei Geral de Proteção de Dados Pessoais)).
“Lien” means any lien, mortgage, pledge, security interest, encumbrance, conditional sale or other title retention agreement or other similar lien; provided that in no event shall an operating or non-finance lease be deemed to constitute a Lien.
“Loyalty Program” means (a) any customer loyalty program available to individuals (i.e., natural persons) that grants members in such program Currency based on a member’s purchasing behavior and that entitles a member to accrue and redeem such Currency for a benefit or reward, including flights and/or other goods and services, or (b) any other membership program (including a subscription-based product) available to individuals (i.e., natural persons) that grants members in such program benefits in connection with travel on an airline, including reduced costs on airfare, bag fees and upgrades.
“Maturity” means, when used with respect to any Note, the date on which the outstanding principal of and interest on such Note becomes due and payable as therein or herein provided, whether by declaration of acceleration, call for redemption or otherwise.

“Member Profile Data” means, with respect to each member of the Azul Fidelidade Program and to the extent in the possession or control of Azul or any of its Subsidiaries, such member’s (i) name, mailing address, email address, and phone numbers, (ii) communication consent preferences, (iii) total Currency balance, (iv) third party engagement history, (v) accrual and redemption activity, including any data related to member segment designations or member segment activity or qualifications, (vi) Azul Fidelidade Program account or membership number, and (vii) member status. For the avoidance of doubt, Member Profile Data excludes (A) Azul Traveler Data, (B) any data relating to Azul Viagens Business transactions made by members of the Azul Fidelidade Program that is analogous to the Azul Traveler Data, and (C) any data relating to Azul Cargo Business transactions made by customers of the Azul Cargo Business.
“Minimum Rating” means a rating of BB or higher by Standard & Poor’s or Fitch or Ba2 or higher by Moody’s.
“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.
“Netted Amounts” has the meaning specified in the definition of “First Lien Leverage Ratio.”
“Non-Guarantor Subsidiary” means any Subsidiary of Azul that is not a Guarantor.
“Note Documents” means this Indenture, the Notes, the Collateral Documents and other documents in furtherance or connection therewith executed by the Note Parties.
“Note Guarantee” means the guarantee of the Notes by a Guarantor pursuant to this Indenture.
“Note Parties” has the meaning specified in the preamble of this Indenture.
“Notes” has the meaning specified in the preamble of this Indenture.
“Offering Memorandum” means the offering memorandum, dated January 30, 2026, relating to the sale of the Initial Notes.
“Officer” means the president or chief executive officer, any vice president, the chief financial officer, the legal representative, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of Azul, the Issuer or Guarantor or any other Person duly appointed by the shareholders or the Board Of Directors of Azul, the Issuer or Guarantor to perform corporate duties.
“Officers’ Certificate” means a certificate signed by any two (2) Officers of Azul, the Issuer or applicable Guarantor and delivered to the Trustee; provided, that, if any Guarantor has only one Officer, then only such Officer is required to sign any Officers’ Certificate.
“Opinion of Counsel” means a written opinion of legal counsel of recognized standing (who may be an employee of or counsel to Azul, the Issuer or any Guarantor.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes authenticated and delivered under this Indenture, except:
(a)    Notes cancelled by the Trustee or delivered to the Trustee for cancellation;
(b)    Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Azul or the Issuer) in trust or set aside and segregated in trust by Azul or the Issuer (if Azul or the Issuer shall act as a Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed pursuant to Section 3.01, notice of such redemption has been duly given pursuant to this Indenture;
(c)    Notes, except to the extent provided in Section 8.01 and 8.02, with respect to which Azul or the Issuer has effected a legal defeasance option and/or a covenant defeasance option as provided in Article 8; and
(d)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser or protected purchaser in whose hands such Notes are valid obligations of the Issuer;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by Azul or any of its Subsidiaries shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded.
“Par Call Date” means February 15, 2028.
“Pari Passu Intercreditor Agreement” means a customary pari passu intercreditor arrangement that is reasonably satisfactory to the Collateral Agents (acting at the written direction of the Trustee pursuant to the written direction of the Required Holders), it being understood that the Collateral Agents are authorized by this Indenture and the Holders of the Notes to and shall enter into the intercreditor agreement in the form attached hereto as Exhibit H without the written direction of the Required Holders.
“Parts” means all appliances, parts, modules, accessories, furnishings and instruments, appurtenances and other equipment (including all inflight equipment, buyer-furnished and buyer-designated equipment) of whatever nature which may from time to time be incorporated or installed in or attached to any Aircraft or any Engine, and including all such parts removed from an Aircraft or Engine, so long as title thereto either (i) remains vested in the owner of such parts (provided such owner is not Azul or its Subsidiaries) or (ii) is subject to the Lien of any applicable financing party, in each case until such parts have been replaced in accordance with the terms of any applicable lease or financing or security agreement.
“Paying Agent” means the Principal Paying Agent and any other Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer hereunder.
“Payment Date” means an Interest Payment Date or the date on which payment of principal of the Notes is due.
“Permitted Holders” means any or all of the following (i) the Initial Investors or (ii) any person as to whom more than 50% of the Voting Stock of such person is beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) by one or more of the Persons specified in clause (i).
“Permitted Indebtedness” shall have the meaning specified in Section 4.08(b).
“Permitted Investments” means:
(a)    Investments by Azul or any Subsidiary in the Issuer or a Guarantor;
(b)    Investments by the Issuer or a Guarantor in Non-Guarantor Subsidiaries, made in the ordinary course of business or otherwise, in an aggregate amount not to exceed $50,000,000 at any one time outstanding;
(d)    Investments by a Non-Guarantor Subsidiary in a Non-Guarantor Subsidiary;
(e)    Investments in cash and Cash Equivalents;
(f)    Investments in existence on the Issue Date;
(g)    Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;
(h)    Investments made as a result of non-cash consideration received in connection with an Asset Sale;
(i)    Investments in the form of Hedging Obligations for bona fide hedging purposes and not for speculative purposes;
(j)    receivables owing to Azul or any Subsidiary created or acquired in the ordinary course of business;
(k)    any Investment acquired solely in exchange for Qualified Capital Stock of Azul or any Subsidiary;

(l)    payroll, travel, moving and other loans or advances to, or guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business in an aggregate amount not to exceed $15,000,000 at any one time outstanding;
(m)    extensions of credit, deposits, prepayment of expenses to, advances and other credits to distributors, customers, suppliers, utility providers, licensors, licensees, franchisees and other trade creditors in the ordinary course of business consistent with past practice;
(n)    any Investment in Azul or any Subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business consistent with past practice;
(o)    Investments in the nature of deposits with respect to leases provided to third parties in the ordinary course of business;
(p)    Investments in negotiable instruments received in the ordinary course and held for collection;
(q)    Investments by Azul or any of the Subsidiaries in joint ventures in an aggregate amount not to exceed the greater of (i) $125,000,000 and (ii) 10% of TTM EBITDA;
(r)    Investments in any Person in a Similar Business in an aggregate amount not to exceed the greater of (i) $125,000,000 and (ii) 10% of TTM EBITDA;
(s)    Investments by Azul or any of the Subsidiaries in an aggregate amount not to exceed the greater of (i) $190,000,000 and (ii) 15% of TTM EBITDA;
(t)    Investments constituting of Purchase Money Indebtedness;
(u)    Investments consisting of advances and loans to Affiliates of Azul or any Subsidiary, in an aggregate amount not to exceed $10,000,000 at any one time outstanding;
(v)    purchases and acquisitions of inventory, supplies, materials, services, equipment or similar assets in the ordinary course of business;
(w)    Investments in any Person, if as a result of such Investment, such other Person becomes a Subsidiary of Azul, or such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to Azul or a Subsidiary;
(y)    (i) Investments of any Subsidiary acquired after the Issue Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, Azul or any Subsidiary after the Issue Date, in each case, as part of an Investment otherwise permitted under this Indenture to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted under this Indenture;
(z)    Investments by Azul or any of its Subsidiaries in a special purpose vehicle in connection with a Permitted Receivables Financing or any Investment in any other Person in connection with a Permitted Receivables Financing;
(aa)    Investments consisting of deposits, prepayments and other credits to suppliers, including advances of landing fees and other customary airport charges, and/or in the form of advances made to airport operators, ground handlers, distributors, suppliers, licensors and licensees, in each case, made in the ordinary course of business and/or consistent with past practice;
(bb)    Investments in connection with the outsourcing of any service or function in the ordinary course of business;
(cc)    extensions of credit, deposits, prepayment of expenses, advances and other credits to distributors, customers, suppliers, utility providers, licensors, licensees, franchisees and other trade creditors in the ordinary course of business consistent with past practice;
(dd)    Investments constituting or related to any Aircraft Indebtedness permitted by this Indenture;
(ee)    Investments in connection with (i) the making or financing of any pre-delivery, progress or other similar payments relating to the acquisition or financing of, and (ii) any deposits, security deposits or maintenance reserves with respect to, Engines, Spare Parts, Aircraft, airframes, Appliances, Parts or other equipment installed on such Engines, Spare Parts, Aircraft or air frames or any other related assets.
“Permitted Liens” means any of the following Liens:
(a)    Liens securing Obligations in respect of the Notes;
(b)    (i) Liens existing on the Issue Date (other than pre-existing Liens securing the DIP Notes), (ii) solely prior to the repayment in full of the DIP Notes substantially concurrently with the Escrow End Date with a portion of the proceeds of the Notes, pre-existing Liens securing the DIP Notes for which documentation for the release of such Lien shall have been executed, and (iii) solely in respect to clause (b)(i), any extension, renewal or replacement thereof that do not extend to any additional assets or property (and (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Permitted Indebtedness and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon) (provided, for the avoidance of doubt, that upon the issue of the Notes, any Liens securing such Notes on the Issue Date shall be deemed incurred pursuant to clauses (a) and not under this clause (b));
(c)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, provided that a reserve or other appropriate provision, if any, as shall be required by IFRS shall have been made in respect thereof and, with respect to Azul or any Subsidiary organized under the law of a jurisdiction outside of the United States, other Liens and privileges arising mandatorily by any requirement of law or regulation;
(d)    (a) licenses, sublicenses, leases or subleases granted by Azul or any of the Subsidiaries to other Persons not materially interfering with the conduct of the business of Azul or any of the Subsidiaries and (b) any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by this Indenture to which Azul or any Subsidiary is a party;
(e)    Liens incurred or deposits made in the ordinary course of business in connection with statutory, regulatory and similar obligations (including Liens in connection with workers’ compensation and benefits, unemployment insurance and other labor and social security laws and regulations), including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, surety and appeal bonds, customs duties, bids, leases, government performance and return-of-money bonds, warranty requirements and other similar obligations (exclusive of obligations for the payment of borrowed money);
(f)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(g)    Liens on patents, trademarks, service marks, trade names, copyrights, technology, know-how, processes and other intellectual property to the extent such Liens arise from the granting of licenses, sublicenses and similar rights to use such patents, trademarks, service marks, trade names, copyrights, technology, know-how, processes and other intellectual property to any Person in the ordinary course of business of Azul or any of the Subsidiaries;
(h)    Liens on cash or Cash Equivalents securing letters of credit and/or reimbursement obligations in an aggregate amount not to exceed $200,000,000 with respect to letters of credit;

(i)    [reserved];
(j)     Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings, provided that appropriate reserves (if any) required pursuant to IFRS have been made in respect thereof;
(k)    encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(l)    deposits in the ordinary course of business securing liability for reimbursement obligations of insurance carriers providing insurance to Azul or its Subsidiaries and any Liens thereon;
(m)    [reserved];
(n)    Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;
(o)    Liens on cash or Cash Equivalents securing Hedging Obligations;
(p)    Liens to secure any Permitted Refinancing Indebtedness incurred in accordance with Section 4.08 if the applicable Refinanced Indebtedness has been secured by a Lien permitted under Section 4.17; provided that such new Liens:
(i)    are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and
(ii)    do not extend to any property or assets other than the property or assets securing the applicable Refinanced Indebtedness;
(q)    Liens on assets not constituting Specified Collateral securing Indebtedness or other obligations of a Subsidiary owing to Azul or any Subsidiary; provided that any such Liens that constitute an Investment shall be permitted pursuant to Section 4.16;
(r)    Liens securing Acquired Indebtedness not incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided that

(i)    such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Azul or a Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by Azul or a Subsidiary; and
(ii)    such Liens do not extend to or cover any property of Azul or any Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Azul or a Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Azul or a Subsidiary;
(s)    Liens securing Purchase Money Indebtedness permitted under Section 4.08(b)(xvi); provided that:
(i)    the related Purchase Money Indebtedness does not exceed the cost of such property and will not be secured by any property of any Guarantor, Azul or any Subsidiary other than the property so acquired; and
(ii)    the Lien securing such Indebtedness is created within 180 days of such acquisition;
(t)    Liens in respect of Capitalized Lease Obligations incurred to finance the acquisition, ownership, or leasing or operation of property of a Subsidiary or Azul or incurred in respect of Sale and Leaseback Transactions permitted under this Indenture on assets or property sold and leased back in such Sale and Leaseback Transaction; provided that such type of property is used or useful in the business of the type in which Azul and the Subsidiaries are engaged in as of the Issue Date and such Liens secure solely the property so acquired, leased, constructed, repaired, replaced or improved with the proceeds of such Capitalized Lease Obligations and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon and customary security deposits with respect thereto;
(u)    Liens on the Collateral securing any Permitted Ratio Debt incurred pursuant to Section 4.08(b)(vi)(x) ranking equally and ratably with Liens securing the Notes and the obligations under the Note Documents, which may be a pari passu first lien on the Collateral in accordance with a Pari Passu Intercreditor Agreement;
(v)    Liens on assets of Azul or any Subsidiary that do not constitute Collateral securing Indebtedness permitted to be incurred pursuant to Section 4.08(b)(iii);
(w)    Liens in favor of Credit Card Processors in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices;

(x)    Liens on the Collateral securing any Permitted Ratio Debt incurred pursuant to Section 4.08(b)(vi)(y), the available amount of the Fixed Amount and the Prepay Amount ranking junior to the Liens on the Collateral securing the Notes and the obligations under the Note Documents, subject to the terms of a First Lien/Second Lien Intercreditor Agreement (any such Permitted Ratio Debt so secured in reliance of this clause (x), the “Second Lien Debt”);
(y)    Liens on Aircraft, Spare Parts and Engines (and any insurance policies and insurance proceeds therefrom) and any related assets incidental thereto securing Aircraft Indebtedness constituting Permitted Indebtedness;
(z)    [reserved];
(aa)    (i) Liens, if any, on accounts receivable and related assets and property pursuant to Permitted Receivables Financings or Existing Receivables Facilities and (ii) Liens, if any, on property or assets of the type held by or transferred pursuant to an Existing Receivables Facility in existence immediately prior to the Issue Date and the rights of the Issuer and the Guarantors with respect thereto pursuant to (A) agreements under an Existing Receivables Facility and (B) any amendment, supplement, modification or any Permitted Refinancing Indebtedness thereof, other than the Collateral Receivables;
(bb)     (i) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and entered into in the ordinary course of business and (ii) Liens arising by operation of law or contract or that are contractual rights of set off in favor of the depository bank in respect of any deposit account or securities account, provided that such liabilities or Liens have not or would not reasonably be expected to have a material adverse effect;
(cc)     salvage or similar rights of insurers, if any, in each case as it relates to any Aircraft, airframe, Engine or Spare Parts;
(dd)     Liens to the extent arising out of judgments, attachments or awards which do not, in the aggregate, constitute an Event of Default hereunder;
(ee)    Liens with respect to obligations that do not exceed in the aggregate $25,000,000 at any one time outstanding;
(ff)    rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Azul or any Subsidiary or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof, in each case, so long as such rights do not interfere in any material respect with the business of Azul and its Subsidiaries, taken as a whole;

(gg)    Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness in connection with any renewal, refund, refinancing, replacement, exchange, defeasance or discharge thereof and in favor of the applicable lenders or holders thereof; provided that (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to such lenders or holders, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of such lenders or holders and (c) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(hh)    any extension, modification, renewal or replacement of the Liens described in the clauses above, provided that such extension, modification, renewal or replacement does not increase the amount of Indebtedness or obligations associated therewith or extend to any other property not previously subject to such Liens; and
(ii)    any Liens on assets of Azul or any Subsidiary that do not constitute Collateral securing obligations under any Government-backed Financing (or similar facilities guaranteed by or for which other forms of credit support are provided by BNDES, or any other Brazilian governmental development bank or credit agency or any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer).
“Permitted Ratio Debt” means the Indebtedness incurred in reliance on the available Fixed Amount, Ratio Amount and Prepay Amount.
“Permitted Receivables Financing” means one or more transactions, agreements or arrangements pursuant to which accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by Azul or any Subsidiary are anticipated (antecipação de recebíveis), sold or otherwise permanently transferred to, or financed by (in the case of financings, so long as not secured by the Collateral), one or more third parties (each a “Receivables Financing”); provided that, except in respect of Permitted Receivables Financings in an aggregate amount of Indebtedness outstanding at any time not to exceed, the greater of (i) $125,000,000 and (ii) 10.0% of TTM EBITDA, liabilities in respect of any such sale, transfer or financing shall be non-recourse to Azul or any Subsidiary (other than with respect to the accounts receivable or related assets and property subject to such Permitted Receivables Financing).
“Permitted Refinancing Indebtedness” means with respect to any Indebtedness (other than the DIP Notes) permitted hereunder (the “Refinanced Indebtedness”), the incurrence of any Indebtedness in exchange for or as a replacement of, or the net proceeds of which are to be used for the purpose of any refinancing, refunding, replacing, redeeming, repurchasing, defeasing, acquiring, repaying, prepaying, retiring or extinguishing such Indebtedness (collectively, to “Refinance” or a “Refinancing” or “Refinanced”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount (the “Additional Refinancing Amount”) equal to unpaid accrued interest thereon plus defeasance costs, other amounts paid, and fees, commissions and expenses (including upfront fees or similar fees, original issue discount or initial yield payments) incurred, in connection with such Refinancing, (b) the Indebtedness resulting from such Refinancing has a final maturity date equal to or later than the earlier of the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced, (c) if the Refinanced Indebtedness is subordinated in right of payment to the Notes, Indebtedness resulting from such Refinancing is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Refinanced Indebtedness, (d) the Indebtedness resulting from such Refinancing shall not provide for a mandatory prepayment, sinking funds or similar terms that are more onerous to Azul or applicable Subsidiary than the terms of the Refinanced Indebtedness, and (e) neither Azul nor any other Subsidiary that was not an obligor with respect to the Refinanced Indebtedness shall be an obligor under such Refinancing.  It is further understood and agreed that a Permitted Refinancing Indebtedness includes (a) successive incurrence of Permitted Refinancing Indebtedness of the same initial Indebtedness and (b) any refinancing of any Aircraft, Engines or Spare Parts lease or debt obligations of Azul or any of the Subsidiaries.
“Person” means any natural person, corporation, division of a corporation, partnership, exempted limited partnership, limited liability company, trust, joint venture, association, company, exempted company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Personal Data” means (i) any information or data that alone or together with any other data or information can be used to identify, directly or indirectly, a natural person or otherwise relates to an identified or identifiable natural person and (ii) any other information or data considered to be personally identifiable information or data under applicable law.
“Plan” has the meaning specified in the definition of “Initial Investors.”
“Pledged Intellectual Property” has the meaning specified in the definition of “Collateral.”
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Capital Stock (however designated) of such Person whether outstanding or issued after the date of this Indenture.
“Prepay Amount” has the meaning specified in Section 4.08(b)(vii).
“principal” of a Note means the principal amount of such Note.
“Principal Paying Agent” means UMB Bank, National Association, until a successor Principal Paying Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Principal Paying Agent” shall mean such successor Principal Paying Agent.

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of any financial ratio, Consolidated EBITDA or Consolidated Net Income (including component definitions thereof), that each Subject Transaction shall be deemed to have occurred as of the first day of the applicable period (or with respect to any determination pertaining to the balance sheet, including the acquisition of cash and Cash Equivalents in connection with an acquisition of a Person, business line, unit, division or product line, as of the last day of such period) with respect to any test or covenant for which such calculation is being made.
“Public Company Costs” means charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, any similar requirement of law under any other applicable jurisdiction), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees and costs related to the foregoing.
“Purchase Money Indebtedness” means Indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price, leasing, operation or other cost of construction or improvement of any property (including Aircraft, Engines, Spare Parts and other equipment, including, for the avoidance of doubt, Aircraft Indebtedness); provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of the refinancing; provided further that such property is used or useful in the business of the type in which Azul and the Subsidiaries are engaged in as of the Issue Date.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.
“Qualified Merger Jurisdiction” means (a) the United States of America, any State thereof or the District of Columbia; (b) the Cayman Islands or (c) any other country (or political subdivision thereof) that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the date hereof.
“Rating Agency” means Moody’s and, solely for purposes of the definition of “Ratings Decline,” Fitch. If Fitch or Moody’s are not making ratings of the Notes publicly available, Azul may select an internationally recognized U.S. rating agency or agencies, as the case may be, which will substitute Fitch or Moody’s, as the case may be.
“Ratings Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or of the Issuer’s or the Guarantor’s, as the case may be, intention or that of any Person to effect a Change of Control, (i) if three Rating Agencies are providing a rating for the Notes on the date of such public notice, the then applicable rating of the Notes from at least two (2) of the Rating Agencies is decreased by one or more categories or (ii) if two (2) or fewer Rating Agencies are providing a rating for the Notes on the date of such public notice, the then applicable rating of the Notes from at least one of the Rating Agencies is decreased by one or more categories; provided that any such Ratings Decline is in whole or in part as a result of such Change of Control. Notwithstanding the foregoing, no Ratings Decline shall be deemed to have occurred as a result of such Change of Control unless and until such Change of Control has been consummated. For the avoidance of doubt, the failure by the Issuer to obtain any then-applicable rating from any Rating Agency during the period referenced above shall be deemed a Ratings Decline.
“Ratio Amount” has the meaning specified in Section 4.08(b)(vi).
“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, each as defined under the UCC, together with all of any grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Supporting Obligations (as defined under the UCC) related thereto and all Receivables Records.
“Receivables Financing” has the meaning specified in the definition of “Permitted Receivables Financing.”
“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records (as defined under the UCC) evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records (as defined under the UCC), ledger sheets or cards, invoices and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of a grantor or any computer bureau or agent from time to time acting for a grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.
“Record Date” means, when used with respect to the interest on the Notes payable on any Interest Payment Date, the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to Section 3.01, the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Section 3.01, the price at which it is to be redeemed pursuant to this Indenture.
“Refinance”, “Refinancing”, “Refinanced” and “Refinanced Indebtedness” shall have the meanings specified in the definition of “Permitted Refinancing Indebtedness”.
“Register” means that certain register held and updated by the Registrar.
“Registrar” means UMB Bank, National Association, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.
“Regulation S” means Regulation S under the Securities Act, as in effect from time to time.
“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Securities Act Legend and the Regulation S Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Regulation S Global Note Legend” means the following legend, printed in capital letters:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THESE NOTES.”
“Related Judgment” has the meaning specified in Section 11.11(a).
“Related Person” has the meaning specified in Section 12.07(b).
“Related Proceedings” has the meaning specified in Section 11.11(a).
“Remaining Life” has the meaning specified in the definition of “Treasury Rate.”
“Required Holders” means, at any time, Holders of not less than a majority in principal amount of the Notes Outstanding at such time.

“Responsible Officer” means any officer of the Trustee or the Collateral Agents or any other Agent in with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted 144A Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons sold to “qualified institutional buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.
“Restricted Payment” has the meaning specified in Section 4.16(a).
“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
“Restructuring Support Agreement” means one or more restructuring support agreements filed in connection with Azul’s and the other debtors’ debtors-in-possession Chapter 11 cases (the “Cases”) in the United States Bankruptcy Court for Southern District of New York filed on May 28, 2025.
“Route Authority” means any of such route authorities as the context requires, in each case whether or not such route authority is utilized at such time by Azul or its Subsidiaries and including, without limitation, any other route authority held by Azul or its Subsidiaries pursuant to concessions, authorizations, certificates, orders, notices and approvals issued by a competent Aviation Authority to Azul or its Subsidiaries from time to time, but in each case solely to the extent relating to such route authority.
“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to the Issuer or any of its Subsidiaries of any property, whether owned by Azul or any of its Subsidiaries at the Issue Date or later acquired, which has been or is to be sold by Azul or any of its Subsidiaries to such Person.
“Sanctions” has the meaning specified in Section 11.20.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Lien Debt” has the meaning specified in clause (x) of the definition of “Permitted Liens.”
“Secured Parties” means, collectively, the Trustee, Registrar, Transfer Agent, Paying Agent, the Collateral Agents, the Holders and their respective successors and assigns.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Act Legend” means the following legend, printed in capital letters:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE DATE ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED UNDER RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREOF, ONLY (A) TO THE ISSUER, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
“Senior Credit Facility” has the meaning specified in the definition of “Additional First Lien Debt.”
“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) funded total Indebtedness secured by a Lien on the Collateral as of such date of determination, minus the Netted Amounts to (2) TTM EBITDA of Azul

“Similar Business” means any business, the majority of whose revenues are derived from (i) business or activities conducted by Azul and its Subsidiaries on the Issue Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in Azul’s good faith business judgment constitutes a reasonable diversification of businesses conducted by Azul and its Subsidiaries.
“Slot(s)” means at any date of determination, the right and operational authority to conduct one landing or take-off operation at a specific time or during a specific time period at such airport and including, without limitation, slots, arrival authorizations and operating authorizations.
“Spare Parts” means all accessories, appurtenances or Parts of an Aircraft (except an Engine or propeller), Engine (except a propeller), a propeller or Appliance, that are to be installed at a later time in an Aircraft, Engine, propeller or Appliance (including “spare parts” (as defined in Section 40102 of Title 49)) including, in all cases, any replacements, substitutions or renewals therefor, and accessions thereto.
“Special Mandatory Redemption” has the meaning specified in Section 3.08.
“Special Mandatory Redemption Date” has the meaning specified in Section 3.08.
“Specified Collateral” means the Pledged Intellectual Property that is material to the business of Azul and its Subsidiaries (which, for the avoidance of doubt, excludes the Collateral Receivables subject to Anticipations consistent with past practice).
“Specified Courts” has the meaning specified in Section 11.11(a).
“Specified Jurisdictions” means Brazil, the Cayman Islands and the United States.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Stated Maturity” means (i) with respect to any Indebtedness or security, the date specified in the documentation governing such Indebtedness or such security as the fixed date on which the principal of such Indebtedness or security is due and payable, including pursuant to any mandatory repayment or redemption provision (but excluding any provision providing for the repayment or repurchase of such Indebtedness or security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred) and (ii) with respect to the Notes, February 15, 2031.
“Subject Transaction” means, with respect to any period, (a) the Transactions, (b) any acquisition or similar Investment, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or any facility, or of a majority of the outstanding Capital Stock of any Person (and in any event including any Investment in (x) any Subsidiary the effect of which is to increase Azul’s or any

Subsidiary’s respective equity ownership in such Subsidiary or (y) any joint venture for the purpose of increasing Azul’s or a Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Indenture, (c) any disposition of all or substantially all of the assets or Capital Stock of a subsidiary or joint venture (or any business unit, line of business or division of Azul or a Subsidiary) not prohibited by this Indenture, (d) any incurrence or repayment of Indebtedness (other than revolving Indebtedness), (f) any cost saving initiative and/or (g) any other event that by the terms of this Indenture or other notes document requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.
“Subordinated Indebtedness” means, with respect to Azul or any Subsidiary, any Indebtedness of Azul or such Subsidiary, as the case may be, which is expressly subordinated in right of payment to the Notes or the relevant Note Guarantee, as the case may be.
“Subsidiary” means, in respect of any specified Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person. Unless specified otherwise, any reference to a “Subsidiary” shall be deemed to be a reference to a Subsidiary of Azul.
“Substituted Issuer” has the meaning specified in Section 5.03.
“Taxes” has the meaning specified in Section 4.05(a).
“Taxing Jurisdiction” has the meaning specified in Section 4.05(a).
“Total Leverage Ratio” means, as of any date of determination, the ratio of (1) funded total Indebtedness (which shall include, for the avoidance of doubt, Aircraft Indebtedness) of Azul and the Subsidiaries as of such date of determination, minus the Netted Amounts to (2) TTM EBITDA of Azul.
“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Azul and or the Subsidiaries in connection with the Transactions and the transactions contemplated thereby.
“Transactions” means the consummation of the transactions contemplated by the Plan and Restructuring Support Agreement, including, without limitation, (a) the issuance of the Notes on the Issue Date, (b) any Equity Offering of Capital Stock contemplated thereunder and related transactions in connection therewith, (c) the repayment of the DIP Notes and (d) payment of Transaction Costs. Notwithstanding anything to the contrary herein, this Indenture shall not prohibit the consummation of the Transactions.

“Transfer Agent” means UMB Bank, National Association and any other Person authorized by the Issuer to effectuate the exchange or transfer of any Note on behalf of the Issuer hereunder.
“Travel Package Business” means the business of operating and providing travel products and services through the contracting, booking, and/or packaging together of one or more of the various components of a vacation, such as flights, hotels, cruises, car hire, transfers, other transportation, meals, guides, tours, activities, attractions, experiences and insurance.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer or Azul in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Issuer or Azul after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer or Azul shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period (the “Remaining Life”) from the redemption date to the Par Call Date for the Notes; or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the following two yields: (x) one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life, and (y) one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third Business Day preceding the redemption date, H.15 or any successor designation or publication is no longer published, the Issuer or Azul shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer or Azul shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Issuer or Azul shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.
The Issuer’s or Azul’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.
“Trustee” means UMB Bank, National Association, as trustee, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.
“TTM EBITDA” means, as of any date of determination, Consolidated EBITDA for Azul and its Subsidiaries for the then four most recently completed fiscal quarters for which financial statements have been delivered pursuant to Section 4.06.
“UCC” shall mean the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the perfection or priority of any Lien on or otherwise with regard to any item or items of Collateral.
“U.S. Collateral Agent” means UMB Bank, National Association.
“U.S. Dollars” and “$” each mean the currency of the United States.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the Issuer’s option.
“U.S. Security Agreement” means the U.S. Security Agreement, dated as of the date hereof, by and among the Note Parties party thereto, as pledgors, and the U.S. Collateral Agent, as pledgee, for the benefit of the Secured Parties, substantially in the form attached as Exhibit F hereto.
“United Airlines” means United Airlines, Inc.
“United EIA” means the Equity Investment Agreement, dated as of November 7, 2025, between, inter alios, the Notes Parties and United Airlines.
“United States” and “U.S.” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

“USA Patriot Act” has the meaning specified in Section 11.16.
“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
Section 1.02.Rules of Construction.
(a)For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(i)the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(ii)the words “herein,” “hereof and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(iii)“or” is not exclusive; and
(iv)“including” means including, without limitation;
(v)any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.
(b)All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with IFRS.
(c)For purposes of the definitions set forth in Article 1 and this Indenture generally, all calculations and determinations shall be made in accordance with IFRS and shall be based upon the consolidated financial statements of Azul and its Subsidiaries prepared in accordance with IFRS.
Section 1.03.Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 1.04.Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate of an Officer of Azul or the Issuer may be based, insofar as it relates to legal matters, upon an opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Officer or Officers of Azul or the Issuer stating that the information with respect to such factual matters is in the possession of Azul or the Issuer, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one (1) instrument.
Section 1.05.Acts of Holders.
(a)(i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to Azul, the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 1.05.
(i)The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The authority of the Person executing the same may also be proved in any other manner deemed reasonably sufficient by the Trustee.
(c)The ownership of Notes shall be proved by the register of the Registrar.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)The Issuer may, at its option, by or pursuant to a Board Resolution, set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified in such Board Resolution, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 11.02.
(f)The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01, (2) any declaration of acceleration referred to in Section 6.02 or (3) any direction pursuant to Section 6.07, 6.12 or 6.13. If any record date is set pursuant to this clause (f), the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 11.02.
(g)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(h)Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.
(i)The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.
(j)With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 11.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 30th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).
Article 2
THE NOTES
Section 2.01.Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Note set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which Azul is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to Azul.
The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.
Section 2.02.Execution, Authentication and Delivery.
(a)An Officer of the Issuer shall sign the Notes for the Issuer by manual, PDF or facsimile signature.
(i)If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
(ii)A Note shall not be valid until an authorized signatory of the Trustee or an Authenticating Agent manually or electronically signs the certificate of authentication on the Note upon Company Order. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

(iii)On the Issue Date, the Trustee or an Authenticating Agent shall authenticate and deliver the Initial Notes and, at any time and from time to time thereafter, any Additional Notes for original issue as set forth in Section 2.13 in each case upon a receipt of a Company Order.
(iv)The Notes shall be issued in fully registered form without coupons attached in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof (each, an “Authorized Denomination”).
(b)The Trustee may appoint an authenticating agent, with a copy of such appointment to the Issuer, to authenticate the Notes (the “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.
Section 2.03.Transfer Agent, Registrar and Paying Agent. (a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents, or transfer agents. The term “Paying Agent” includes any additional paying agent. The term “Registrar” includes any additional Registrar or co-registrar. The Issuer shall maintain a Paying Agent and Transfer Agent with offices in the United States.
(a)[Reserved].
(b)The Issuer shall enter into an appropriate agency agreement with any Registrar, Transfer Agent, Paying Agent or co-registrar not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar, Paying Agent or Transfer Agent, in the United States, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any Subsidiary may act as Paying Agent, Registrar, co-registrar or Transfer Agent. The Issuer initially appoints UMB Bank, National Association as Registrar, Paying Agent and Transfer Agent in connection with this Indenture and the Notes.
Section 2.04.Paying Agent to Hold Money in Trust. By 10:00 A.M. New York time no later than one (1) Business Day prior to each Payment Date on any Note, Azul or the Issuer shall deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal and interest when so becoming due (including any Additional Amounts). The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal and interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Principal Paying Agent and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.
Each payment in full of principal, redemption amount, Additional Amounts or interest payable under the Notes and this Indenture in respect of any Note made by or on behalf of the Issuer, Azul or a Guarantor to or to the order of the Trustee in the manner specified herein or in the Notes on the date due shall be valid and effective to satisfy and discharge the obligation of Azul, the Issuer or such Guarantor, as the case may be, to make payment of principal, redemption amount, Additional Amounts or interest payable hereunder and under the Notes on such date, provided, however, that the liability of the Trustee hereunder shall not exceed any amounts paid to it by the Issuer, Azul or such Guarantor, as the case may be, or held by it, on behalf of the Holders hereunder.
Section 2.05.Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee in writing, at least 15 Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Trustee shall be permitted to fully rely with no liability therefor on the most recent list so provided.
Section 2.06.Transfer and Exchange.
(a)Interests in the Regulation S Global Note and the Restricted 144A Global Note shall be exchangeable or transferable, as the case may be, for physical delivery of definitive certificated Notes (“Certificated Notes”) if (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to such Notes and a Holder has so requested in writing, provided that such transfer or exchange is made in accordance with the provisions of this Indenture and the Applicable Procedures and provided further that in no event shall the Regulation S Global Note be exchanged for Certificated Notes prior to (i) the expiration of the Restricted Period and (ii) the receipt by the Registrar of any certificates required under the provisions of Regulation S.
Upon receipt of notice by DTC or the Trustee, as the case may be, regarding the occurrence of any of the events described in the preceding paragraph, the Issuer shall use its best efforts to make arrangements with DTC for the exchange of interests in the Global Notes for individual Certificated Notes, and cause the requested individual Certificated Notes to be executed and delivered to the Trustee in sufficient quantities and authenticated by the Trustee for delivery to applicable Holders. In the case of Certificated Notes issued in exchange for the Restricted 144A Global Note, such Certificated Notes shall bear the Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Issuer shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Issuer a certificate in the form of Exhibit C or Exhibit E, as the case may be, or such satisfactory evidence as may reasonably be required by the Issuer, which may include an Opinion of Counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Issuer, upon which direction it may conclusively rely with no liability therefor.
(b)On or prior to the 40th day after the Issue Date, transfers by a DTC participant which is an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted 144A Global Note shall be made only in Authorized Denominations in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit D to the effect that such transfer is being made to a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After such 40th day, such certification requirement shall no longer apply to such transfers.
(c)Transfers by a Holder of a Certificated Note bearing the Securities Act Legend or by a DTC participant of a beneficial interest in the Restricted 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note or in the form of a Certificated Note not bearing the Securities Act Legend shall be made only in Authorized Denominations upon receipt by the Trustee or Transfer Agent of a written certification from the transferor in the form of Exhibit C to the effect that such transfer is being made in accordance with Regulation S.
Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream.
Transfers between participants in DTC shall be effected in the ordinary way in accordance with the Applicable Procedures and shall be settled in DTC’s Same Day Funds Settlement System and secondary market trading activity in such Notes shall therefore settle in immediately available funds. There can be no assurance as to the effect, if any, of settlements in immediately available funds on trading activity in the Notes. Transfers between participants in Euroclear and Clearstream shall be effected in the ordinary way in accordance with Applicable Procedures.
(d)Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the applicable Corporate Trust Office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form of Exhibit B hereto duly executed by the Holder thereof or his attorney duly authorized in writing.
In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the applicable Corporate Trust Office, to the transferee, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the applicable Corporate Trust Office, to the transferor, or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the applicable Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of Exhibit B attached to the Note presented for transfer.

(e)Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.06 without any charge to the Holder of any such Note or Notes other than any taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Issuer, the Registrar and the Trustee may prescribe.
The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Issuer.
All Certificated Notes issued upon any exchange or registration of transfer of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.
(f)The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes. In addition, the Registrar shall keep a register of the Notes and their ownership, exchange and transfer. The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or registration of transfer of such Notes. Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of any Global Note or Certificated Note (or any portion of a Certificated Note) during the period of 15 days ending on the Record Date. The Trustee shall give prompt notice to the Issuer of any replacement, transfer, cancellation or destruction of the Notes.
(g)Upon any such exchange or registration of transfer of all or a portion of any Global Note for a Certificated Note or an interest in the Restricted 144A Global Note or the Regulation S Global Note for an interest in the other Global Note, the Global Note to be so exchanged shall be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Certificated Note or the interest to be so exchanged for an interest in a Regulation S Global Note or a Restricted 144A Global Note. Until so exchanged in full, the Note shall in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.
Section 2.07.
Section 2.08.Replacement Notes. If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Issuer, the Trustee, the Transfer Agent, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen, mutilated or defaced beyond clear identification or lost Notes, evidence satisfactory to the Trustee, the Transfer Agent, the Registrar, the Paying Agents and the Issuer that such Note was destroyed, stolen, mutilated or defaced beyond clear identification or lost, together with such indemnity and/or security as the Trustee and the Issuer may require. Mutilated or defaced Notes must be surrendered before replacements shall be issued.
Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.
Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

Section 2.09.Temporary Notes. Subject to the provisions of Section 2.06(a), until Certificated Notes are ready for delivery, the Issuer may prepare and, upon receipt of a Company Order, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. As necessary, the Issuer shall prepare and, upon receipt of a Company Order, the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Issuer or the Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.
Section 2.10.Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation accompanied with a Company Order directing it to cancel such Notes. The Transfer Agent and the Paying Agent shall forward to the Trustee, if they are not the same person, any Notes surrendered to them for transfer, exchange or payment. The Trustee or a Paying Agent and no one else shall cancel, and the Trustee shall destroy, in each case, in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Issuer from issuing any Additional Notes. A Note does not cease to be outstanding because the Issuer, the Guarantors or any of their Affiliates holds such Note, except that such Notes will not be deemed to be Outstanding for voting purposes pursuant to and in accordance with the definition of “Outstanding” in Section 1.01.
Section 2.11.Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest) at the Default Rate (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) to the extent lawful and not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.10, such manner of payment shall be deemed practicable by the Trustee.
The Issuer may pay the Defaulted Interest to the Persons who are Holders of Notes on a subsequent special record date, which date shall be at least five (5) Business Days prior to the Payment Date of such Defaulted Interest. The Issuer shall fix or cause to be fixed any such special record date and Payment Date, and, at least 10 days before any such special record date, the Issuer shall deliver to each applicable Holder, with a copy to the Trustee, a notice that states the special record date, the Payment Date and the amount of Defaulted Interest to be paid.
Section 2.12.CUSIP and ISIN Numbers. The Issuer, in issuing the Notes, may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in CUSIP or ISIN numbers.
Section 2.13.Open Market Purchases. The Issuer or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. Any such purchased Notes shall not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws. Any such resold notes will have a separate CUSIP number unless they are fungible with the outstanding Notes for U.S. federal income tax purposes.
Section 2.14.Issuance of Additional Notes. The Issuer may, from time to time after the Issue Date, to the extent permitted under Section 4.08 and 4.17 and the other applicable provisions of this Indenture, without notice to or the consent of the Holders of the Notes, create and issue Additional Notes in an unlimited aggregate principal amount having the same terms and conditions as the Initial Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall form a single series with the previously outstanding Notes and shall vote together as one class on all matters with respect to the Notes; provided that the Additional Notes will have a separate CUSIP number unless the Notes and the Additional Notes are fungible for U.S. federal income tax purposes. The Initial Notes and any Additional Notes will rank equally and any Additional Notes will be secured by the Collateral, equally and ratably with the Initial Notes. Unless the context requires otherwise, for all purposes of this Indenture and the Notes, references to the Notes include any Additional Notes actually issued.
With respect to any Additional Notes, the Issuer shall set forth in a Board Resolution and an (a) Officers’ Certificate or (b) a supplemental indenture to this Indenture, a copy of each which shall be delivered to the Trustee, the following information:
(a)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(b)the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and
(c)whether such Additional Notes shall be transfer restricted securities and issued in the same form as Initial Notes as set forth in Exhibit A to this Indenture; and if applicable, the Resale Restriction Termination Date relating to the Notes and the Restricted Period for such Additional Notes.
Article 3
REDEMPTION
Section 3.01.Redemption.
(a)Except as described in this Section 3.01 and Paragraph 8 of the form of Note set forth in Exhibit A, the Notes may not be redeemed prior to the applicable Maturity.
(b)On or after the Par Call Date, the Issuer may, at its option, redeem the Notes, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount to be redeemed) if redeemed during the twelve-month period beginning on February 15 of the years indicated below, plus accrued and unpaid interest and any Additional Amounts thereon to, but excluding, the applicable Redemption Date:

Period	Redemption Price
2028	104.938%
2029	102.469%
2030 and thereafter	100.000%

(c)At any time prior to the Par Call Date, the Notes will be redeemable, at the option of the Issuer at any time, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of Notes to be redeemed and (2) the present value at such Redemption Date of (i) the redemption price of the Notes at the Par Call Date (such redemption price being set forth in the table appearing above in clause (b)), plus (ii) all required interest payments that would otherwise be due to be paid during the period between the Redemption Date and the Par Call Date (excluding accrued and unpaid interest and any Additional Amounts to the Redemption Date), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in either case accrued and unpaid interest and Additional Amounts, if any, on the principal amount being redeemed to such Redemption Date.
(d)At any time and from time to time prior to the Par Call Date, upon notice in accordance with Section 3.03, the Issuer may on any one or more occasions redeem up to 40% of the outstanding aggregate principal amount of the Notes with the net cash proceeds of one of more Equity Offerings at a redemption price equal to 109.875% of the aggregate principal amount thereof in the case of the Notes (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that such redemption shall occur within 180 days after the closing of such Equity Offering. For the avoidance of doubt, the Issuer, not the Trustee, shall be responsible for calculating the applicable redemption price and make-whole premiums.
(e)In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a tender offer (including a Change of Control Offer and an Asset Sale Offer) and the Issuer or a third party purchases all of the Notes held by such Holders, the Issuer will have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such tender offer (including a Change of Control Offer and an Asset Sale Offer), to redeem all of the Notes that remain outstanding following such purchase at a purchase price equal to the purchase price paid to each other Holder in such tender offer (which, in respect of a Change of Control offer, shall be the Change of Control Purchase Price), plus, to the extent not included in such purchase price, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to, but excluding, the Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(f)If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws or any regulations or rules (including a holding, judgement or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official interpretation, is announced on or after the Issue Date (or, if the Taxing Jurisdiction became a Taxing Jurisdiction on a later date, such later date), the Issuer, any Guarantor or any successor to the Issuer or such Guarantor has or will become obligated to pay Additional Amounts pursuant to Section 4.05 in excess of the Additional Amounts that would be payable if payments were subject to withholding or deduction at a rate of 15% (or a rate of 25% in the case that the Holder of the Notes is a resident of or domiciled in a jurisdiction considered a low or nil tax jurisdiction or a favorable tax jurisdiction for Brazilian tax purposes) (such excess, the “Extra Additional Amounts”), then the Issuer or any Guarantor, or any successor to the Issuer or such Guarantor, may, at its option, redeem all, but not less than all, of Notes, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest to, but excluding, the date fixed for redemption (including any Additional Amounts which are then payable), upon publication of irrevocable notice not less than 30 days nor more than 60 days prior to the date fixed for redemption. For the avoidance of doubt, neither the Issuer nor any Guarantor, nor any successor to the Issuer or such Guarantor, shall have the right to so redeem Notes pursuant to this clause (f) unless it is or will become obligated to pay Extra Additional Amounts. Notwithstanding the foregoing, in the event that the Issuer, or any successor to the Issuer, or Guarantor or any successor to such Guarantor, elects to redeem a series of Notes, the Issuer and any Guarantor or any such successor shall not have the right to so redeem Notes unless it has taken commercially reasonable measures to avoid the obligation to pay Extra Additional Amounts. For the avoidance of doubt, commercially reasonable measures do not include changing the jurisdiction of incorporation of the Issuer or any successor to the Issuer or the jurisdiction of organization of a Guarantor or any successor to a Guarantor.
In the event that the Issuer or any successor to the Issuer, or a Guarantor or any successor to such Guarantor, elects to so redeem Notes, it will deliver to the Trustee: (1) an Officers’ Certificate stating that the Issuer or any successor to the Issuer, or such Guarantor or successor to such Guarantor, is entitled to redeem Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer or any successor to the Issuer, or such Guarantor or a successor to such Guarantor, to so redeem have occurred or been satisfied and that the obligation to pay such Extra Additional Amounts cannot be avoided by the Issuer or any successor to the Issuer, or such Guarantor or successor to such Guarantor taking commercially reasonable measures to avoid it; and (2) an Opinion of Counsel to the effect that (i) the Issuer, a Guarantor or any successor to the Issuer or such Guarantor has or will become obligated to pay Extra Additional Amounts, and (ii) such obligation is the result of a change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, as described above. The Trustee shall accept, and will be entitled to fully rely with no liability therefor on, the certificate and opinion described in (1) and (2) of the preceding sentence as sufficient evidence of the satisfaction of the conditions precedent described therein, without further inquiry, in which event such certificate or opinion shall be conclusive and binding on the Holders.
Section 3.02.Notice to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01 hereof, it shall notify the Trustee in writing of the Redemption Date and the Redemption Price. The Issuer shall calculate, or cause the calculation of, the Redemption Price of the Notes, and the Trustee shall have no duty to calculate, or verify the Issuer’s calculation of, the Redemption Price. The Issuer shall give each notice provided for in this Section 3.02 in an Officers’ Certificate (including the information required by Section 3.03) at least two (2) Business Days before notice of redemption is required to be sent to the applicable Holders pursuant to Section 3.03 (unless a shorter period shall be satisfactory to the Trustee).
Section 3.03.Notice of Redemption by the Issuer. In the case of redemption of Notes pursuant to Section 3.01, the notice of redemption provided to the Trustee pursuant to Section 3.02 shall be distributed at least 10 but not more than 60 days before the Redemption Date to each Holder of any Note to be redeemed by first-class mail at its registered address or in the case of Global Notes, by delivery via DTC pursuant to the Applicable Procedures. A notice of redemption may be subject to one or more conditions precedent, which shall be stated in the redemption notice. If such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption may be delayed until such time (but no more than 60 days after the date of the notice of redemption) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by such Redemption Date, or by the Redemption Date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
The notice shall state:
(a)the Redemption Date;
(b)the Redemption Price;
(c)the name and address of the Paying Agents;

(d)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(e)that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price;
(f)that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes or portions thereof called for redemption will cease to accrue on and after the Redemption Date;
(g)the section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)any conditions precedent to the redemption of such Notes;
(i)the CUSIP or ISIN number, if any;
(j)that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on such Notes; and
(k)the record date for such redemption.
At the Issuer’s request (which request may be revoked by the Issuer at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee as described in Section 3.02, the Trustee shall give the notice of redemption in the name and at the expense of the Issuer reflecting the information provided by the Issuer. If, however, the Issuer gives such notice to the Holders, the Issuer shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.
Section 3.04.Deposit of Redemption Price. By 10:00 A.M. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued and unpaid interest on the Notes other than Notes that have been delivered by the Issuer to the Trustee at least 10 days prior to the Redemption Date for cancellation.
Section 3.05.Effect of Redemption. If the Issuer complies with the provisions of Section 3.03 and 3.04, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued and unpaid interest, if any, to, but not including, the Redemption Date; provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.
If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Issuer’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes (which may be the Default Rate). Upon such surrender to the Paying Agent, such Notes shall be paid at the applicable Redemption Price, plus accrued and unpaid interest to, but not including, the Redemption Date; provided, however, that installments of interest payable on or prior to the Redemption Date shall be payable to the

Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.
Section 3.06.Selection of Notes to be Redeemed. If less than all of the outstanding Notes are to be redeemed, if the Notes are held through a depositary, such Notes will be selected for redemption pursuant to the Applicable Procedures or, if the Notes are held in definitive registered form, the Trustee will select such Notes to be redeemed in principal amounts of $200,000 and integral multiples of $1,000 in excess thereof. In the latter case, the Trustee may select the Notes to be redeemed by lot.
Section 3.07.Notes Redeemed In Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue, and upon receipt of a Company Order, the Trustee shall authenticate for the Holder thereof (at the Issuer’s expense) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.
Section 3.08.Special Mandatory Redemption. If each of the Transactions has not been consummated on or prior to the date that is three Business Days prior to the Escrow End Date , the Issuer will cause a notice of a Special Mandatory Redemption to be given to the Holders with a copy to the Trustee and Escrow Agent, no later than three Business Days prior to the Escrow End Date and the Notes will be redeemed on the Escrow End Date (such date, the “Special Mandatory Redemption Date”) unless such notice is revoked in accordance with this Section 3.08. Such notice of Special Mandatory Redemption will be revocable the Issuer until 11:00 a.m., New York City time, on the Business Day prior to the Escrow End Date. If the notice of Special Mandatory Redemption is not revoked as provided for herein, then the Escrow Agent shall, without the requirement of notice to or action by the Issuer, or any other Person, promptly deliver the Escrowed Funds to the Trustee on the Business Day immediately preceding the Special Mandatory Redemption Date for application to the redemption of all of the outstanding Notes at a redemption price equal to 100.0% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”). Neither the Escrow Agent nor the Trustee shall be responsible or liable for any shortfall in the Escrowed Funds to meet the requirements of the Special Mandatory Redemption.
Following the consummation of such Special Mandatory Redemption, any funds that remain in the Escrow Account will be disbursed to the Issuer, and the Escrow Account shall be terminated.
Article 4
COVENANTS
Section 4.01.Payment of Principal and Interest under the Notes. The Issuer shall punctually pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. By 10:00 A.M. (New York time), no later than one (1) Business Day prior to any Payment Date, the Issuer shall irrevocably deposit with the Trustee or the Principal Paying Agent money sufficient to pay such principal and interest on such Payment Date.
Upon the occurrence and during the continuation of any Event of Default, the Issuer shall pay interest on principal, overdue interest and other obligations hereunder, to the extent lawful, at the Default Rate.

No interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.
Section 4.02.Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands, for such purposes.
Section 4.03.Money for Note Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.
Whenever the Issuer shall have one or more Paying Agents for the Notes, it shall, on or before each due date of principal of or interest on any Notes, irrevocably deposit with a Paying Agent a sum sufficient to pay such principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee in writing of such action or any failure so to act.
Each Paying Agent, subject to the provisions of this Section 4.03, shall:
(a)hold all sums held by it for the payment of principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as set forth herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;
(b)give the Trustee written notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal or interest; and
(c)at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Principal Paying Agent hereby agrees with the Issuer to act as Principal Paying Agent in accordance with this Section 4.03. The Issuer shall cause each other Paying Agent to execute and deliver an instrument in which such Paying Agent shall agree with the Issuer to act as a Paying Agent in accordance with this Section 4.03.
The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer at the request of the Issuer, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
On or prior to the date hereof, the Principal Paying Agent is authorized and directed to establish and maintain, in the name of the Trustee, for the benefit of the Holders, a payment account. Amounts on deposit in such account shall be held uninvested. The Principal Paying Agent is authorized to make payments from such account as described in this Indenture.
Section 4.04.Maintenance of Corporate Existence. Subject to Article 5, each of the Issuer and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 4.05.Payment of Additional Amounts.
(a)All payments in respect of the Notes (including any premium paid upon redemption of the Notes) made by or on behalf of the Note Parties (including any successor entity) shall be made free and clear of, and without withholding or deduction for or on account of, taxes, imposts, levies, duties, charges, fees, assessments, withholdings (including backup withholding) or other deductions (“Taxes”), imposed or levied by or on behalf of Brazil, the United States, the Cayman Islands or any authority therein or thereof or any other jurisdiction in which the Note Parties (or in each case, their respective successors) are organized or doing business or from or through which payments are made in respect of the Notes or any political subdivision or taxing authority thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”, unless the Notes Parties (or their respective successors) are compelled by law to deduct or withhold such Taxes. In such event, the Notes Parties (or their respective successors) will make such deduction or withholding, make payment of the amount so withheld to the appropriate Governmental Authority and pay such additional amounts as may be necessary to ensure that the net amounts received by Holders after such withholding or deduction shall equal the respective amounts of principal and interest (or other amounts stated to be payable under the Notes) which would have been received in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”).
(b)Notwithstanding the foregoing, the Note Parties shall not be required to pay Additional Amounts for or on account of any of the following:
(i)to, or to a third party on behalf of, a Holder or beneficial owner who is liable for such Taxes in respect of such note by reason of the existence of any present or former connection between such Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, or a corporation) and the relevant Taxing Jurisdiction, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment, office or branch therein, other than the mere holding of the Note or enforcement of rights under this Indenture and the receipt of payments with respect to the Note;
(ii)in respect of Taxes that would not have been so withheld or deducted if the Notes had been surrendered or presented for payment (if surrender or presentment is required) not more than thirty (30) days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that payments under such Note would have been subject to withholdings and the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day such period of thirty (30) days;
(iii)to, or to a third party on behalf of, a Holder or beneficial owner who is liable for such Taxes by reason of such Holder or beneficial owner’s failure to comply, with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner, if (1) compliance is required by law or an applicable income treaty as a precondition to, exemption from, or reduction in the rate of, the Tax and (2) the Issuer has given the Holders and beneficial owners at least thirty (30) days’ notice that Holders and beneficial owners will be required to provide such certification, identification, documentation or other requirement;
(iv)in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar Tax
(v)in respect of any Tax which is payable other than by deduction or withholding from payments of principal of (including premium) or interest on the Note; or
(vi)[reserved]; and
(vii)any combination of the items in the clauses above.
(c)Notwithstanding anything to the contrary in Section 4.05, none of the Issuer, the Guarantors, their respective successors, a Paying Agent or any other Person shall be required to pay any Additional Amounts with respect to any payment in respect of any Taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor law or regulation implementing or complying with, or introduced in order to conform to, such Sections, or imposed pursuant to any intergovernmental agreement or any agreement entered into pursuant to Section 1471(b)(1) of the Code.
(d)No Additional Amounts shall be paid with respect to any payment on a Note to a Holder or beneficial owner who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the relevant Taxing Jurisdiction to be included in the income, for Tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.
(e)Payments on the notes are subject in all cases to any Tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, none of the Issuer, the Guarantors or their respective successors shall be required to pay

Additional Amounts with respect to any Tax imposed by any government or a political subdivision or taxing authority thereof or therein.
(f)In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding Taxes in excess of the appropriate rate applicable to the Holder or beneficial owner of such Notes, and, as a result thereof such Holder or beneficial owner is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding Tax, then such Holder or beneficial owner, as applicable, shall, by accepting such notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Issuer.
(g)[Reserved].
(h)Any reference in this Indenture or the Notes to principal, premium, interest or any other amount payable in respect of the Notes by the Issuer (or its successors) or in respect of the Note Guarantees by the Guarantors (or their successors) shall be deemed also to refer to any Additional Amounts, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section 4.05.
(i)Each of the Issuer and the Guarantors shall agree that if any of the Issuer or the Guarantors, as applicable, is required under applicable law to make any deduction or withholding on payments of principal of or interest on the Notes for or on account of any Tax, at least ten (10) days prior to the first payment date on the Notes and at least ten (10) days prior to each payment date thereafter where such withholding is required, the Issuer or the Guarantor, as applicable, shall furnish the Trustee and a Paying Agent with an Officers’ Certificate (but only if there has been any change with respect to the matters set forth in any previously delivered Officers’ Certificate) instructing the Trustee and a Paying Agent as to whether such payment of principal of or interest on the Notes shall be made without deduction or withholding for or on account of any Tax, or, if any such deduction or withholding shall be required by the Taxing Jurisdiction, then such certificate shall: (i) specify the amount required to be deducted or withheld on such payment to the relevant recipient; (ii) certify that the Issuer or the Guarantors, as applicable, shall pay such deduction or withholding amount to the appropriate taxing authority; and (iii) certify that the Issuer or the Guarantors, as applicable, shall pay or cause to be paid to the Trustee or a Paying Agent such Additional Amounts as are required by this Section 4.05.
(j)Each of the Issuer and the Guarantors (or their respective successor) will pay any Taxes required to be deducted or withheld pursuant to applicable law and will furnish to the Holders, within sixty (60) days after the date such payment is due, either certified copies of Tax receipts evidencing such payment, or, if such receipts are not obtainable, other evidence of such payments reasonably satisfactory to the Holders.
(k)The Issuer or the Guarantors, as applicable, will pay when due any present or future stamp, transfer, court or documentary Taxes or any other excise or property Taxes imposed by a Taxing Jurisdiction (or any political subdivision or governmental authority thereof or therein having power to Tax) with respect to the initial execution, delivery or registration of the Notes or any other document or instrument relating thereto.
Section 4.06.Reporting Requirements. For so long as any Notes remain outstanding:
(a)Azul shall deliver to the Trustee electronically (i) within 120 days after the close of its fiscal year, its annual audited consolidated financial statements in English prepared in accordance with IFRS (containing statements of financial position, statements of income and cash flows, and notes thereto, as of the end of and for such fiscal year with a report thereon by an internationally recognized outside firm of certified public accountants) and (ii) within 60 days after the close of each fiscal quarter, its interim unaudited quarterly consolidated financial statements in English prepared in accordance with IFRS (containing statements of financial position, statements of income and cash flows and notes thereto, as of the end of and for the interim period covered thereby) for the first three (3) fiscal quarters of each of its fiscal years;
(b)without duplication, the Issuer shall deliver to the Trustee electronically English language versions or summaries of such other reports or notices as may be filed or submitted by (and promptly after filing or submission by) the Guarantors with (i) the CVM or (ii) the SEC (in each case, to the extent that any such report or notice is generally available to security holders of Azul or the public in Brazil or elsewhere and, in the case of clause (ii), is filed or submitted pursuant to Rule 12g3-2(b) under, or Section 13 or 15(d) of, the Exchange Act, or otherwise); and
(c)if Azul is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act, upon request, Azul shall deliver to any Holder and any prospective purchaser of the Notes any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Notes are not freely transferable under the Securities Act.
Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantors’ compliance with any of their covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Azul will be deemed to be in compliance with all of the reporting requirements under clauses (a), (b) and (c) of this Section 4.06 so long as it or a parent entity is subject to the reporting requirements of the Securities Exchange Act of 1934 and is in compliance with such requirements in all material respects and/or to the extent such materials are posted on Azul’s investor relations website or the SEC website or the website of the relevant analogous governmental or securities regulatory authority or securities exchange applicable to Azul and its Subsidiaries (including CVM and B3).
The Issuer will be deemed to satisfy its obligations in this Section 4.06 with respect to financial information relating to Azul by furnishing financial information relating to any parent entity of Azul; provided that if such parent entity is not a Guarantor then the same is accompanied by selected financial metrics that show the differences (in the Issuer’s sole discretion) between the information relating to such parent entity, on the one hand, and the information relating to Azul, the Issuer and the Guarantors on a stand-alone basis, on the other hand.
Section 4.07.Additional Information. For so long as any Notes remain outstanding, the Issuer shall make available to any Holder of a Note or owner of a beneficial interest in a Global Note, or to any prospective purchasers designated by such Holder or beneficial owner, upon request of such Holder or beneficial owner, and in addition to the information referred to in Section 4.06, the information required to be delivered under Paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
Section 4.08.Limitations on Incurrence of Additional Indebtedness.

(a)Neither the Issuer nor the Guarantors will, and they will not cause or permit any of the Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, “incur”) any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Capital Stock, and the Issuer and the Guarantors will not cause or permit any of the Subsidiaries to issue any Preferred Stock.
(b)Notwithstanding clause (a) of this Section 4.08, Azul and its Subsidiaries, as applicable, may, at any time, incur the following Indebtedness (“Permitted Indebtedness”):
(i)Indebtedness in respect of the Notes (excluding any Additional Notes) and Note Guarantees (excluding any guarantees in respect of Additional Notes);
(ii)(a) Indebtedness existing on the Issue Date including, for the avoidance of doubt, financings related to any Existing Receivables Facility (other than the DIP Notes) and (b) solely prior to the repayment in full thereof substantially concurrently with the Escrow End Date with a portion of the proceeds of the Notes, Indebtedness under the DIP Notes; provided that Indebtedness under clause (ii)(b) may not be refinanced pursuant to clause (xiv) of this Section 4.08;
(iii)Indebtedness in respect of one or more working capital facilities (including any Government-backed Financing) or Indebtedness denominated in reais, in each case, in an aggregate principal amount not to exceed the greater of (i) $250,000,000 and (ii) 20% of TTM EBITDA);
(iv)Indebtedness in respect of Permitted Receivables Financings;
(v)if no Event of Default has occurred and is continuing or would result from the incurrence thereof (or, in the case of Indebtedness incurred or assumed in connection with any acquisition of any assets, business or Person permitted by Section 4.16, no Event of Default solely under Section 6.01(a), (b), (g) or (h) has occurred and is continuing), Indebtedness of Azul and the Subsidiaries in an aggregate principal amount not to exceed (x) the greater of (i) $190,000,000 and (ii) 15% of TTM EBITDA (such amounts described in this clause (v), collectively, which shall be deemed zero if as so determined would be less than zero, the “Fixed Amount”);
(vi)if no Event of Default has occurred and is continuing or would result from the incurrence thereof (or, in the case of Indebtedness incurred or assumed in connection with any acquisition of any assets, business or Person permitted by Section 4.16, no Event of Default solely under Section 6.01(a), (b), (g) or (h) has occurred and is continuing), (x) with respect to Indebtedness secured by the Collateral on a pari passu lien basis with the Notes, Indebtedness in an aggregate principal amount to the extent the First Lien Leverage Ratio is equal to or less than 3.00 to 1.00 and subject to the applicable Intercreditor Agreement (if any); (y) with respect to Indebtedness secured by the Collateral on a junior Lien basis to the Notes, Indebtedness in an aggregate principal amount to the extent the Senior Secured Leverage Ratio (as defined below) is equal to or less than 4.00 to 1.00 and subject to the applicable Intercreditor Agreement (if any); and (z) with respect to unsecured Indebtedness or Indebtedness that is not secured by the Collateral, Indebtedness in an aggregate principal amount to the extent the Total Leverage Ratio is equal to or less than 5.00 to 1.00, in each case, on a pro forma basis after giving effect to the incurrence of any such Indebtedness and the application of proceeds thereof; provided that in each case of clause (y) or (z), if such Indebtedness is incurred or assumed in connection with an acquisition, the applicable ratio in clause (y) or (z) shall be no greater than, on a pro forma basis after giving effect to such acquisition, the incurrence of such Indebtedness, and the application of proceeds thereof, such ratio immediately prior to such acquisition (the “Ratio Amount”);
(vii)if no Event of Default has occurred and is continuing or would result from the incurrence thereof (or, in the case of Indebtedness incurred or assumed in connection with any acquisition of any assets, business or Person permitted by Section 4.16, no Event of Default solely under Section 6.01(a), (b), (g) or (h) has occurred and is continuing), Indebtedness in an aggregate principal amount not to exceed the aggregate principal amount of all prepayments, redemptions or repurchases by Azul or any Subsidiary (in an amount equal to cash actually paid in connection with any such repurchase) of Notes or other Indebtedness secured on a pari passu basis with the Notes on the Collateral, solely to the extent such prepayment, repurchase and/or redemption is not made with the proceeds of any long-term Indebtedness (excluding, for the avoidance of doubt, proceeds of any revolving credit facility) (the “Prepay Amount”);
(viii)Hedging Obligations entered into by Azul and the Subsidiaries for bona fide hedging purposes and not for speculative purposes;
(ix)intercompany Indebtedness between the Issuer and the Guarantors, between the Guarantors and any Non-Guarantor Subsidiaries, between the Issuer and any Non-Guarantor Subsidiaries or between any Non-Guarantor Subsidiaries, in each case, subordinated to the Notes; provided that in the event that at any time any such Indebtedness ceases to be held by Azul or a Subsidiary, such Indebtedness will be deemed to be incurred by Azul or the relevant Subsidiary, as the case may be, and not permitted by this clause (ix) at the time such event occurs;
(x)Indebtedness of Azul or any of the Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts paid in full by the close of business on the day such overdraft was incurred) drawn against insufficient funds in the ordinary course of business;
(xi)[reserved];
(xii)Indebtedness consisting of letters of credit, banker’s acceptances, bank guarantees, warehouse receipt, performance bonds, appeal bonds, surety bonds, customs bonds and other similar bonds and reimbursement obligations incurred by Azul or any Subsidiary in the ordinary course of business including in connection with the acquisition, ownership, leasing or operation of Aircraft, Spare Parts or Engines, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or other requirements in the ordinary course of business;
(xiii)Indebtedness to the extent all of the net proceeds thereof are used to promptly redeem the Notes or any other Indebtedness permitted to be incurred hereunder or deposited to defease or discharge the Notes or such other Permitted Indebtedness;
(xiv)Permitted Refinancing Indebtedness in respect of Indebtedness permitted to exist or be incurred by this Section 4.08; provided that, for the avoidance of doubt, a permitted refinancing in respect of Indebtedness incurred pursuant to a fixed basket shall not increase capacity to incur Indebtedness under such fixed basket, and such fixed basket shall be deemed to continue to be utilized by the amount of the Indebtedness incurred thereunder to the extent of such outstanding Permitted Refinancing Indebtedness or to the extent such Permitted Refinancing Indebtedness is not reclassified to another basket in accordance with this Indenture;

(xv)the guarantee by Azul or any Subsidiary of Indebtedness of Azul or any Subsidiary that was permitted to be incurred by another provision of this covenant;
(xvi)Indebtedness constituting Purchase Money Indebtedness or Capitalized Lease Obligations;
(xvii)Acquired Indebtedness, provided that (i) such Acquired Indebtedness (A) existed at the time such Person became a Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof;
(xviii)Indebtedness incurred by Non-Guarantor Subsidiaries in the aggregate principal amount not to exceed the greater of (i) $250,000,000 and (ii) 20% of TTM EBITDA;
(xix)Indebtedness incurred in respect of a joint venture not to exceed the greater of (i) $125,000,000 and (ii) 10% of TTM EBITDA;
(xx)Indebtedness in an aggregate principal amount not to exceed the greater of (i) $500,000,000 and (ii) 40% of TTM EBITDA;
(xxi)Indebtedness of Azul and the Subsidiaries to Credit Card Processors in connection with credit card processing services incurred in the ordinary course of business of Azul and the Subsidiaries;
(xxii)Obligations of Azul or any Subsidiary consisting of take or pay obligations contained in supply arrangements entered into in the ordinary course of business and to the extent constituting Indebtedness;
(xxiii)Unsecured guarantees incurred in the ordinary course of business in respect of the performance of contractual, franchise, or license obligations of Azul or any Subsidiary (in each case, other than an obligation for borrowed money); and
(xxiv)Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of a parent entity issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $15,000,000 in any twelve-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of Azul.
(c)(A) at the Issuer’s option, the Issuer shall be deemed to have used capacity under the Ratio Amount (to the extent compliant therewith) before capacity under the Fixed Amount, the Prepay Amount or any other fixed basket, and capacity under the Prepay Amount shall be deemed to be used before capacity under the Fixed Amount or any other fixed basket; provided that solely for the purpose of calculating the First Lien Leverage Ratio, Senior Secured Leverage Ratio or Total Leverage Ratio to determine the availability of the Ratio Amount at the time of incurrence, any cash proceeds from any Permitted Ratio Debt being incurred at such test date in calculating such First Lien Leverage Ratio, Senior Secured Leverage Ratio or Total Leverage Ratio shall be excluded but the use of proceeds thereof shall be included in such calculation.
(d)The secured Permitted Ratio Debt incurred under Section 4.08(b)(vi)(x) or (y) shall have the same obligors as, and shall be secured on a pari passu basis or junior basis by the same Collateral securing the Notes; provided, however, an amount of Permitted Ratio Debt not to exceed the aggregate principal amount of the greater of $125,000,000 and 10% of TTM EBITDA may be incurred by Non-Guarantor Subsidiaries; provided further that any Permitted Ratio Debt that is secured by a Lien on the Collateral ranking pari passu with the Lien on the Collateral securing the Notes may share ratably (or on a lesser basis but not on a greater than pro rata basis) with respect to any mandatory redemption or prepayments of the Notes (other than mandatory prepayments or redemption resulting from a financing of any facility which may be applied exclusively to the facility being Refinanced) and any other Permitted Ratio Debt may only be subject to mandatory prepayment provisions, if any, that are customary for the relative ranking.
(e)For purposes of determining compliance with this Section 4.08, if Indebtedness (or portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xxiv) of Section 4.08(b), or is entitled to be made pursuant to any defined term used in this Section 4.08, the Issuer will be entitled to classify on the date of its incurrence or later reclassify such Indebtedness (or portion thereof) in any manner that complies with this Section 4.08.
Section 4.09.Limitation on Transactions with Affiliates. Neither the Issuer nor the Guarantors will, nor will the Issuer or Guarantors permit any of their respective Subsidiaries, to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) involving an aggregate consideration in excess of $37,500,000 with, or for the benefit of, any Affiliate of the Issuer or the Guarantors, other than Azul and its Subsidiaries (an “Affiliate Transaction”), unless (i) the Affiliate Transaction is in existence as of the Issue Date (including any amendment, extension, renewal or replacement thereof),(ii) the terms of the Affiliate Transaction are no less favorable to the Issuer, the Guarantors or such Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s length dealings with a Person who is not an Affiliate or (iii) an Affiliate Transaction that has been approved by a majority of the disinterested members (with respect to such Affiliate Transaction) of the Board of Directors of Azul.
The following transactions will be deemed to not be Affiliate Transactions, and therefore will not be subject to the provisions of this Section 4.09: (i) the issuance of Qualified Capital Stock to Permitted Holders or Affiliates of Azul or any of its Subsidiaries, (ii) any purchase by an Affiliate of Azul or any of its Subsidiaries of Indebtedness or Disqualified Capital Stock, the majority of which is offered to Persons who are not Affiliates of Azul or any of its Subsidiaries, (iii) any transaction effected as part of a Permitted Receivables Financing, Existing Receivables Facilities or permitted Purchase Money Indebtedness, (iv) any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, indemnification agreement, union agreement, collective bargaining agreement or any similar arrangement entered into with or for the benefit of any employee, officer, director or consultant by Azul or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto, (v) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the ordinary course of business or transactions with joint ventures, alliances or alliance members entered into in the ordinary course of business and (vi) the Transactions.
Section 4.10.Repurchase of Notes upon a Change of Control Event.
(a)Upon the occurrence of a Change of Control Event, each Holder of Notes will have the right to require the Issuer to repurchase all or any part of such Holder’s Notes (in minimum principal denominations of $200,000 and integral multiples of $1,000 in excess thereof) pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the purchase date.

(b)Within 30 days following any Change of Control Event, the Issuer shall send or caused to be sent to each Holder of Notes, at such Holder’s address appearing in the Register, and to the Trustee, a notice stating:
(i)that a Change of Control Event has occurred and a Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes validly tendered will be accepted for payment;
(ii)the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed;
(iii)the circumstances and relevant facts regarding the Change of Control Event;
(iv)that any Note not properly tendered will remain outstanding and continue to accrue interest;
(v)that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer; and
(vi)the procedures that Holders of Notes must follow in order to validly tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.
(c)The Issuer will not be required to make a Change of Control Offer following a Change of Control Event if:
(i)a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer; or
(ii)a notice of redemption has been given for all of the then outstanding Notes as described under Section 3.03 unless and until there is a default in payment of the applicable redemption price.
(d)Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Event, conditional upon such Change of Control Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(e)The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.
Section 4.11.After-Acquired Property.
(a)If intellectual property of the type that is Collateral on the Issue Date is acquired by the Issuer or a Guarantor (including any intellectual property of a Person that becomes a new

Guarantor) that is not an Excluded Asset and is not automatically subject to a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest under the Collateral Documents (to the extent perfection is required thereunder), then, to the extent applicable, within 120 days following the delivery of the annual financial statements and the financial statements for the second fiscal quarter of each year pursuant to Section 4.06(a), starting with the financial statements for the period ended June 30, 2027, in each case with respect to property acquired during the period covered by such report, the Issuer or such Guarantor shall (i) provide a Lien over such property substantially consistent with the Liens granted over similar property on the Issue Date in the applicable jurisdiction (or in the case of any jurisdiction where no Liens were previously granted, to the extent customary and reasonably achievable under applicable local law) in favor of the relevant Collateral Agent and (ii) execute and deliver such Collateral Documents as shall be necessary to vest in the relevant Collateral Agent a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest in such intellectual property and to have such intellectual property (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such intellectual property, and deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel are customary in such jurisdictions.
(b)If any other property or assets (other than Excluded Assets) are held or acquired by the Issuer or a Guarantor that is not automatically subject to a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest under the Collateral Documents (to the extent perfection is required thereunder), then the Issuer or such Guarantor shall, within 120 days following the delivery of the annual financial statements and the financial statements for the second fiscal quarter of each year pursuant to Section 4.06(a), starting with the financial statements for the period ended June 30, 2027, in each case with respect to property acquired during the period covered by such report, (i) provide a Lien over such property substantially consistent with the Liens granted over similar property on the Issue Date in the applicable jurisdiction (or in the case of any jurisdiction where no Liens were previously granted, to the extent customary and reasonably achievable under applicable local law) in favor of the relevant Collateral Agent and (ii) execute and deliver such Collateral Documents as shall be necessary to vest in the relevant Collateral Agent a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest in such property and to have such property (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property or assets, and deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel are customary in such jurisdictions.
(c)Notwithstanding the foregoing clauses (a) and (b) of this Section 4.11, in no event shall any of the following be required (i) control agreements or control or similar arrangements on any accounts (other than accounts in which receivables arising from pledged Capital Stock are deposited into pursuant to the applicable Collateral Documents or accounts into which proceeds of Receivables that constitute Collateral may be deposited), (ii) collateral assignments of contractual rights under agreements with the Export-Import Bank of the United States or any other lessor of Aircraft, Engines or other equipment, or (iii) mortgages on fee owned real property or leasehold property.
(d)No later than 180 days after the date on which (i) the Bookkeeping Entities which have adhered to the Agreement among Registry Entities, Central Depositories and Bookkeeping

Agents regarding Electronic (Book-Entry) Duplicatas from November 29, 2024 are successful in the certification tests performed by the Central Bank of Brazil, pursuant to Article 13, of Item V, of Central Bank of Brazil Resolution No. 339/2023; and (ii) the Issuer deems it operationally viable for the Issuer or a Guarantor to register Brazilian electronic trade receivables (duplicatas escriturais) pursuant to Brazilian Federal Law 13,775/2018, the Issuer and the Guarantors, as applicable, undertake to provide a Fiduciary Assignment (or an amendment to an existing Collateral Document in respect thereof) or, to the extent a Fiduciary Assignment is unavailable due to legal or operational restrictions, a pledge over any material (as determined by the Issuer in good faith) electronic trade receivables generated by the Azul Fidelidade Program, the Azul Viagens Business and the Azul Cargo Business (that are not Excluded Assets) that are issued by the relevant Guarantor, in favor of the Brazilian Collateral Agent; provided that any such Fiduciary Assignment or pledge shall follow the market convention at such time as determined by the Issuer in good faith and, in any case, such Fiduciary Assignment or pledge shall not unreasonably interfere with the business of Azul and its Subsidiaries.
Section 4.12.Future Guarantors.
(a)If Azul forms or acquires any Subsidiary that is not an Excluded Subsidiary, or any Subsidiary which is not a Guarantor ceases to constitute an Excluded Subsidiary, on or after the Issue Date, then Azul will promptly, and in any event within 75 days after the date of such formation, acquisition or cessation (x) cause each such Subsidiary to execute a supplemental indenture to this Indenture pursuant to which such Subsidiary shall unconditionally guarantee the Notes pursuant to one or more Note Guarantees, and the Issuer and such Subsidiary shall deliver to the Trustee such supplemental indenture, together with an Officers’ Certificate and Opinion of Counsel and (y) cause each such Subsidiary to execute and deliver such Collateral Documents as shall be necessary to vest in the relevant Collateral Agent a security interest in the property and assets of the type over which a Lien has been granted on the Issue Date (which such security interest shall be required to be perfected within 120 days) (other than Excluded Assets) of such Subsidiary and to have such property and assets (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property and assets, and deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel as are customary in such jurisdictions; provided, that, for the avoidance of doubt, no Excluded Subsidiary shall be required to become a Guarantor or be required to execute any supplemental indenture or documentation described in the foregoing.
(b)Notwithstanding the foregoing, the Note Guarantees shall be limited to the maximum amount that would not render the Guarantors’ respective obligations subject to avoidance under applicable fraudulent conveyance laws.
(c)Each Note Guarantee shall be released in accordance with Section 10.08.
Section 4.13.Collateral and Further Assurances.
(a)The Issuer and the Guarantors will cause the collateral agents under the DIP Notes indenture, and will cause each of their respective Subsidiaries, to as soon as practicable, but no later than ten (10) days after the Escrow End Date, release the pre-existing Liens securing the DIP Notes repaid in full substantially concurrently with the Escrow End Date and, as soon as practicable, but no later than 90 days after the Escrow End Date create the Liens over the Collateral to secure the Notes.

(b)The Issuer and the Guarantors shall, at their sole expense, do all acts which may be reasonably necessary to confirm that the relevant Collateral Agent hold, for the benefit of the Secured Parties, duly created, enforceable and perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) first-priority Liens on the Collateral. The Issuer and Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions which may be necessary to assure, perfect, transfer and confirm the rights conveyed by the Collateral Documents, to the extent permitted by applicable law.
(c)Notwithstanding anything to the contrary herein, (i) the Issuer and the Guarantors shall not be required to take any steps outside of the United States, Brazil and the Cayman Islands to perfect a security interest in any of the Collateral and (ii) perfection by control shall not be required with respect to any asset requiring perfection through control agreements or other control agreements, including deposit accounts, securities accounts and commodities accounts (other than accounts in which receivables arising from pledged Capital Stock are deposited into pursuant to the applicable Collateral Documents or accounts into which proceeds of Receivables that constitute Collateral may be deposited) and no blocked account agreement, account control agreement or similar agreement shall be required.
(d)Subject to the terms of the Collateral Documents, prior to the occurrence of (i) Events of Default relating to non-payment of the Notes or bankruptcy events, or (ii) other Events of Default following written notice from Holders of more than 50% of the aggregate principal amount of the Notes (taken together), the Issuer and the applicable Guarantors have the right to possess, use, retain and control the Collateral and all revenues, income and profits derived therefrom, and to exercise all voting, consensual and other powers of ownership pertaining to the Collateral.
(e)The Issuer and the Guarantors as grantors will keep and maintain the Collateral in good operating condition sufficient for the continuation of the business conducted by them on a basis consistent with past practices (ordinary wear and tear excepted); provided that no grantor shall be restricted from discontinuing the maintenance of any such Collateral if such discontinuance is, in the good faith judgment of such grantor, desirable in the conduct of the business of such grantor and would not reasonably be expected to have a material adverse effect.
Section 4.14.No Impairment of the Security Interests. Except as otherwise permitted under this Indenture (including, for the avoidance of doubt, pursuant to a transaction otherwise permitted by this Indenture) and the Collateral Documents, none of the Issuer nor any of the Guarantors shall be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agents and the Holders of the Notes.
Section 4.15.[Reserved].
Section 4.16.Limitations on Restricted Payments.
(a)Neither the Issuer nor any Guarantor shall, and they shall not cause or permit any of the Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):
(i)declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of Azul or any Subsidiary to holders of such Capital Stock, other than:

(A)dividends or distributions payable in Qualified Capital Stock of Azul or a Subsidiary, if applicable, for obligations incurred in accordance with Section 4.08;
(B)dividends or distributions payable to Azul or a Subsidiary; and/or
(C)dividends, distributions or returns of capital made on a pro rata basis to Azul or a Subsidiary (as applicable), on the one hand, and minority holders of Capital Stock of Azul or a Subsidiary (as applicable), on the other hand (or on a less than pro rata basis to any minority holder);
(ii)purchase, redeem or otherwise acquire or retire for value any Capital Stock of a Subsidiary or the Issuer held by Persons other than Azul or any of the Subsidiaries;
(iii)make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to the date that is twelve months prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness other than Indebtedness permitted under Section 4.08(b)(ix); or
(iv)make any Investment (other than Permitted Investments);
if at the time of the Restricted Payment or immediately after giving pro forma effect thereto:
(A)a Default or an Event of Default has occurred and is continuing; or
(B)the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof will exceed the sum of:
(1)50% of Consolidated Net Income for the period (taken as one accounting period) commencing on January 1, 2026 and including the last day of the first full fiscal quarter ended immediately prior to the date of such Restricted Payment for which consolidated financial statements are available (in case such Consolidated Net Income is a deficit in any given quarter, 0% for such quarter); plus
(2)the greater of (i) $95,000,000 and (ii) 7.5% of TTM EBITDA; plus
(3)100% of the aggregate net cash proceeds or Fair Market Value of assets received by Azul or a Subsidiary subsequent to the Issue Date as a contribution to its common equity capital or from the issue or sale of Capital Stock (other than Disqualified Capital Stock, Preferred Stock or other than from a Subsidiary) of Azul or a Subsidiary or from the issue or sale of convertible or exchangeable Disqualified Capital Stock or convertible or exchangeable debt securities of Azul or a Subsidiary or Preferred Stock that have been converted into or exchanged for such Capital Stock (other than Capital Stock (or Disqualified Capital Stock, Preferred Stock or convertible or exchangeable debt securities) sold to a Subsidiary of Azul); plus

(4)to the extent that any Investment (other than a Permitted Investment) that was made under this clause (B) after the Issue Date is sold or otherwise liquidated or repaid (other than to Azul or a Subsidiary), the amount of cash received by Azul or any Subsidiary in respect of such sale, liquidation or disposition or the Fair Market Value of property received by Azul or any Subsidiary in respect of such sale, liquidation or disposition (in each case, less the cost of disposition, liquidation or repayment, if any, paid or to be paid by Azul or any Subsidiary); plus
(5)the amount of cash received by a Subsidiary as repayment of loans which constitute Investments (other than Permitted Investments) made under this clause (B) after the Issue Date by Azul or a Subsidiary or the value of guarantees made under this clause (B) after the Issue Date by Azul or a Subsidiary which constituted Investments (other than Permitted Investments) that have been released in full; plus
(6)to the extent that any Investment that was made after the Issue Date pursuant to this clause (B) is made in a Person that subsequently becomes a Subsidiary of Azul, the amount of the Investments that was made in such Person by Azul or any of its Subsidiaries.
(b)Notwithstanding clause (a) of this Section 4.16, this Section 4.16 does not prohibit:
(i)the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to this Section 4.16;
(ii)the acquisition of any shares of Capital Stock of Azul,
(A)in exchange for Qualified Capital Stock of Azul;
(B)through the application of the net cash proceeds received by Azul from a substantially concurrent sale of Qualified Capital Stock or Preferred Stock of Azul or a contribution to the equity capital of Azul not representing an interest in Disqualified Capital Stock or Preferred Stock, in each case not received from a Subsidiary of Azul.
(iii)the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of Azul, of Qualified Capital Stock of Azul or Permitted Refinancing Indebtedness for such Subordinated Indebtedness; or
(iv)repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents all or a portion of the exercise price thereof (or related withholding taxes), and Restricted Payments by Azul to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of Azul;
(v)if no Default or Event of Default has occurred and is continuing or would exist after giving pro forma effect thereto, Restricted Payments in an amount which,

when taken together with all Restricted Payments made pursuant to this clause (v), does not exceed the greater of (i) $250,000,000 and (ii) 20% of TTM EBITDA;
(vi)during the time any common Capital Stock of Azul (and/or depositary shares or receipts in respect thereof) are publicly traded on any Brazilian national securities exchange or over-the-counter market, or any analogous exchange or market in the United States, Canada, the United Kingdom, the European Union or Hong Kong, Restricted Payments in any fiscal year, together with all Restricted Payments made pursuant to this clause (vi) in such fiscal year, in an aggregate amount not to exceed 5% of Azul’s market capitalization at the time of the making of such Restricted Payment;
(vii)payments in respect of Subordinated Indebtedness not to exceed the greater of (i) $125,000,000 and (ii) 10% of TTM EBITDA;
(viii)if no Default or Event of Default has occurred and is continuing or would exist after giving pro forma effect thereto, Restricted Payments so long as the Total Leverage Ratio is less than 4.25 to 1.00;
(ix)payments in respect of Existing Receivables Facilities and Permitted Receivables Financings;
(x)the repurchase, redemption, acquisition or retirement for value of any equity interests of Azul or any Subsidiary held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of Azul or any of its Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid in cash for all such repurchased, redeemed, acquired or retired equity interests may not exceed $25,000,000 in any twelve-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with the acquisition of a similar business or merger, consolidation or amalgamation otherwise permitted by this Indenture and in such case the aggregate price paid by Azul and its Subsidiaries may not exceed $50,000,000 in connection with such acquisition of a similar business or merger, consolidation or amalgamation); provided, further, that Azul or any of its Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $15,000,000 of unutilized capacity under this clause (x) attributable to the immediately preceding twelve-month period;
(xi)[reserved];
(xii)Restricted Payments in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Capital Stock of Azul or any of its Subsidiaries issued to any current or former officer, director, member, consultant or employee of Azul or any of its Subsidiaries;
(xiii)the declaration and payment of the minimum mandatory dividend (dividendo mínimo obrigatório) established, where applicable, in the by-laws of Azul or any of its Subsidiaries in effect on the date of the Offering Memorandum, in accordance with the first part (caput) of Article 202 of the Brazilian Federal Law No. 6404/76, including any interest on equity (juros sobre o capital próprio) paid for the purposes of the minimum mandatory dividend (and deducted from the minimum mandatory dividend), provided that the Board of Directors of Azul or such Subsidiary has not determined that any such payment of mandatory dividends would be inadvisable given the financial condition of Azul or such Subsidiary;

(xiv)so long as no Default or Event of Default has occurred and is continuing or would exist after giving pro forma effect thereto, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Capital Stock, Preferred Stock or Subordinated Indebtedness of Azul or any Subsidiary of Azul, required to be paid pursuant to the terms thereof, either outstanding on the Issue Date or issued on or after the Issue Date in compliance with the terms hereunder;
(xv)in the event of a Change of Control, and if no Event of Default has occurred and is continuing, including after giving effect thereto, the payment, purchase, redemption, defeasance or other acquisition or retirement of any Subordinated Indebtedness, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness plus any accrued and unpaid interest and fees thereon and any Additional Amounts required thereunder in connection with tax deduction or withholding; and
(xvi)Restricted Payments necessary to consummate the Transactions.
The amount of any Restricted Payments not in cash will be the Fair Market Value on the date of such Restricted Payment of the property, assets or securities proposed to be paid, transferred or issued by Azul or the relevant Subsidiary, as the case may be, pursuant to such Restricted Payment.
Notwithstanding anything else set forth in this Indenture, no Restricted Payment or Investment (other than an Investment in the Issuer or a Guarantor) of Specified Collateral owned by the Issuer or a Guarantor will be permitted hereunder (other than any ordinary course transfer that does not have an adverse effect on the relevant Collateral Agent’s interest in the Specified Collateral).
The payment on or with respect to, and the purchase, prepayment, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of Azul or any of its Subsidiaries that is not Subordinated Indebtedness shall not constitute a Restricted Payment and therefore will not be subject to any of the restrictions described in this covenant.
As used in this Section 4.16, in respect of any of the Subsidiaries of Azul that is a partnership, a limited liability partnership, a limited liability company or similar form, dividends shall be deemed to refer to any distribution similar to a dividend.
For purposes of determining compliance with this Section 4.16, if a Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xvi) of Section 4.16(b), or is entitled to be made pursuant to clause (a) of this Section 4.16 or pursuant to any category set forth in the definition of Permitted Investments or other defined term used in this Section 4.16, the Issuer will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.16.
Section 4.17.Limitation on Liens. Neither the Issuer nor any Guarantor shall, and they shall not cause or permit any of the Subsidiaries to, directly or indirectly, incur any Liens of any kind (except for Permitted Liens) against or upon any of the Collateral, whether owned on the

Issue Date or acquired after the Issue Date, or any proceeds therefrom. The Collateral Documents will provide that each of the Issuer and the Guarantors as a grantor will defend the Collateral pledged by such grantor against, and take such other action as is necessary to remove, any Lien on such Collateral except Permitted Liens and will defend the right, title and interest of the relevant collateral agent in and to all of such grantor’s rights under such Collateral against the claims and demands of all persons whomsoever other than claims or demands arising out of Permitted Liens. Notwithstanding the foregoing, neither the Issuer nor any Guarantor shall, and they shall not cause or permit any of the Subsidiaries to, directly or indirectly, incur any Liens securing debt for borrowed money or lease obligations on any material Excluded Jurisdiction Assets existing on the issue date or any of the takeoff and landing slot of Azul and its Subsidiaries.
Section 4.18.Limitation on Asset Sales. Neither the Issuer nor any Guarantor shall, and they shall not permit any of the Subsidiaries to, consummate an Asset Sale unless:
(a)the Issuer, a Guarantor or such Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets or Capital Stock issued or sold or otherwise disposed of; and
(b)other than in respect of any Asset Sale the consideration for which is equal to or less than $10,000,000 at least 75% of the consideration received in the Asset Sale by Azul or such Subsidiary is in the form of cash or Cash Equivalents.
For purposes of clause (b) above, the amount of (i) any liabilities (as shown on Azul’s or the applicable Subsidiary’s most recent balance sheet or in the notes thereto) of Azul or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets or are terminated, cancelled or otherwise cease to be obligations of such Guarantor or the Issuer in connection with such Asset Sale and, in each case from which Azul and all Subsidiaries have been validly released by all creditors in writing, (ii) any securities or other obligations or assets received by Azul or such Subsidiary from such transferee that are converted by Azul or Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and (iii) any asset described in clause (c) below shall be deemed to be cash for purposes of this Section 4.18.
Within 365 days after the receipt of any net proceeds from an Asset Sale, the applicable Guarantor or the Issuer (or, if applicable, the Subsidiary) may apply those net proceeds at its option in one or more of the following manners:
(a)to permanently reduce Obligations under the Notes;
(b)to permanently reduce Additional First Lien Debt, if any; provided that if the Issuer or any Guarantor shall so reduce Additional First Lien Debt, the Issuer or such Guarantor shall equally and ratably reduce Obligations under the Notes by, at the Issuer’s option (i) redeeming Notes as provided under Section 3.01, (ii) purchasing Notes through open-market purchases or (iii) by making an offer (in accordance with the procedures set forth herein for an Asset Sale Offer) to all holders of the Notes to purchase their Notes at a purchase price equal to 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of Notes to be repurchased to the date of repurchase;
(c)to the extent such net proceeds are from an Asset Sale that does not constitute Collateral, for any purpose not prohibited hereunder;

(d)to make capital expenditures;
(e)to purchase or make an Investment or other acquisition otherwise permitted or not prohibited under this Indenture in (A) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and it results in Azul or a Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Subsidiary or (B) properties or assets that are used or useful in the business of Azul and the Subsidiaries; provided that if, during such 365-day period, Azul or a Subsidiary enters into a definitive binding agreement committing it to apply such net proceeds in accordance with the requirements of this clause (e) after such 365th day, such 365-day period will be extended with respect to the amount of net proceeds so committed for a period not to exceed 180 days until such net proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement); and
(f)any combination of the foregoing.
Pending the final application of any net proceeds, Azul or the applicable Subsidiary may temporarily reduce working capital Indebtedness or otherwise invest the net proceeds in any manner that is not prohibited by this Indenture. Any net proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within the time periods set forth above shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50,000,000 in any fiscal year, Azul or the applicable Subsidiary will make an offer (an “Asset Sale Offer”) to all holders of the Notes and any Additional First Lien Debt that contain provisions similar to those set forth in this Section 4.18 with respect to offers to purchase with proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of the Notes and such other Additional First Lien Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and will be payable in cash.
If any Excess Proceeds remain after consummation of an Asset Sale Offer, Azul or the applicable Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds required to purchase Notes above, the Notes to be purchased will be selected on a pro rata basis and in accordance with DTC procedures, as applicable. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds hereunder will be reset at zero. To the extent Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, all Indebtedness that ranks pari passu with the Notes), the Issuer need only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Indebtedness that ranks pari passu with the Notes), and any additional Excess Proceeds will not be subject to this Section 4.18 and will be permitted to be used for any purpose otherwise permitted hereunder in the Issuer’s discretion.
The Issuer may, at its option, satisfy the foregoing obligations with respect to any net proceeds from an Asset Sale by making an Asset Sale Offer with respect to such net proceeds prior to the date required by this Indenture with respect to all or a part of the net proceeds. An Asset Sale Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or the Note Guarantees. The provisions under this Indenture relative to the Issuer’s obligations to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Required Holders.
Azul or the applicable Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.18, the Issuer or the applicable Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.18 by virtue of such conflict.
Notwithstanding anything to the contrary herein pursuant to this Section 4.18, neither the Issuer nor the Guarantors will, and they will not permit any of the Subsidiaries to, directly effect any Asset Sale (including by way of merger or consolidation), whether in a single transaction or a series of related transactions, of Specified Collateral (other than among the Issuer and the Guarantors or any ordinary course transfer that does not have an adverse effect on the relevant Collateral Agent’s interest in the Specified Collateral).
Section 4.19.Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. Neither the Issuer nor the Guarantors will, and they will not permit any of the Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:
(a)pay dividends or make any other distributions on its Capital Stock to Azul or any of the Subsidiaries, or pay any Indebtedness owed to Azul or any of the Subsidiaries;
(b)make loans or advances to Azul or any of the Subsidiaries; or
(c)sell, lease or transfer any of its properties or assets to Azul or any of the Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(a)contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to Indebtedness in existence on the Issue Date;
(b)this Indenture, the Notes, the Collateral Documents, the Note Guarantees and any Additional First Lien Debt;
(c)Capitalized Lease Obligations, Purchase Money Indebtedness or other obligations permitted under Section 4.08(b) that, in each case, impose restrictions of the nature discussed in clause (c) above in the first paragraph of this Section 4.19 on the property so acquired;
(d)applicable law or any applicable rule, regulation or order;
(e)any agreement or other instrument of a Person acquired by Azul or any Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof or to provide all or a portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
(f)contracts for the sale of assets (including with respect to Permitted Receivables Financings, Existing Receivables Facilities and sale and lease back agreements), including without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock or assets of such Subsidiary;
(g)secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.08 and 4.17 that limits the right of the debtor to dispose of the assets securing such Indebtedness;
(h)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or other restrictions on cash or deposits constituting Permitted Liens;
(i)customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;
(j)customary provisions contained in leases, subleases, licenses, sublicensor asset sale agreements and other agreements;
(k)other Indebtedness or Preferred Stock, in each case, that is incurred subsequent to the Issue Date pursuant to this Indenture; provided, that in the good faith judgment of Azul, any such encumbrance or restriction contained in such Indebtedness shall not prohibit (except upon a Default or Event of Default thereunder) the payment of dividends in an amount sufficient, as determined by Azul in good faith, to make scheduled cash payments on the Notes when due; and
(l)any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above in the first paragraph of this Section 4.19 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above in the second paragraph of this Section 4.19; provided that the encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Azul, not materially more restrictive than encumbrances and restrictions contained in such predecessor agreements and do not affect the Issuer’s and the Guarantors’ ability, taken as a whole, to make payments of interest and scheduled payments of principal in respect of the Notes, in each case as and when due.
For purposes of determining compliance with this Section 4.19, (1) the priority of any Disqualified Capital Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock will not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to Azul or a Subsidiary to other Indebtedness incurred by Azul or any such Subsidiary will not be deemed a restriction on the ability to make loans or advances.
Section 4.20.Limitation on Sale and Leaseback Transactions. Azul shall not, and shall not cause or permit any of the Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that Azul or any Subsidiary may enter into a Sale and Leaseback Transaction in connection with any assets or property that are used or useful in the business of the type in which Azul and the Subsidiaries are engaged in as of the Issue Date.
Section 4.21.[Reserved].

Article 5
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 5.01.Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Assets. None of the Issuer or any Guarantor will consolidate with or merge with or into, spin-off or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person, except that:
(a)a Guarantor (in each case, other than Azul) may merge with or into, or spin-off or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person if:
(i)the resulting, surviving or transferee Person (if not the Issuer, another Guarantor or such Guarantor) will be a Person organized and existing under the laws of Brazil or a Qualified Merger Jurisdiction, the laws of the jurisdiction under which such Guarantor was organized or any other country whose long-term debt has a Minimum Rating as of the effective date of such transaction, and such Person expressly assumes, by a supplemental indenture to this Indenture and supplements to the Collateral Documents, executed and delivered to the Trustee and the Collateral Agents, all obligations of such Guarantor under the Notes, the Note Guarantees, this Indenture and the Collateral Documents, as applicable;
(ii)immediately after giving effect to such transaction, no Event of Default will have occurred and be continuing; and
(iii)the Issuer will have delivered to the Trustee and the Collateral Agents an Officers’ Certificate and an Opinion of Counsel from independent legal counsel, each stating that such merger, sale, conveyance, spin-off, transfer, disposal or lease and such supplemental indenture and supplements to the Collateral Documents, if any, comply with this Indenture and the Collateral Documents;
(iv)provided that (x) clause (i) shall not apply to any merger, sale, conveyance, or spin-off, transfer, disposal of a Guarantor or lease of all of a Guarantor’s assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, with or to any person that is not an Affiliate of the Issuer or Guarantor so long as such transaction or series of related transactions does not constitute all or substantially all of the Issuer’s and Guarantors’ assets as an entirety or substantially as an entirety and so long as the Issuer complies with Section 4.18 and (y) clause (ii) shall not apply to the consolidation or merger of any Guarantor with or into the Issuer or any other Guarantor, as applicable; and
(b)Azul may merge with or into, or spin-off or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person, if:
(i)the resulting, surviving or transferee Person will be a Person organized and existing under the laws of Brazil or a Qualified Merger Jurisdiction, and such Person (if not Azul) expressly assumes, by a supplemental indenture to this Indenture and supplements to the Collateral Documents, executed and delivered to the Trustee and the Collateral Agents, all obligations of Azul under the Notes Guarantee, the Notes, this Indenture and the Collateral Documents, as applicable;

(ii)immediately after giving effect to such transaction, no Event of Default will have occurred and be continuing;
(iii)the Fixed Charge Coverage Ratio shall be equal to or greater than 2.0 to 1.0; and
(iv)the Issuer shall have delivered to the Trustee and the Collateral Agents an Officers’ Certificate and an Opinion of Counsel from independent legal counsel, each stating that such merger, sale, conveyance, spin-off, transfer, disposal or lease and such supplemental indenture and supplements to the Collateral Documents, if any, comply with this Indenture and the Collateral Documents.
(c)Azul and its Subsidiaries may consummate the Transactions.
The Trustee and the Collateral Agents shall be entitled to conclusively rely with no liability therefor on and shall accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.01.
Section 5.02.[Reserved].
Section 5.03.Substitution of the Issuer. Notwithstanding anything else in this Indenture or the Collateral Documents, in respect of the Notes, the Issuer may, without the consent of the Holders (and by purchasing or subscribing for any Notes, each Holder expressly consents), be replaced and substituted by (i) Azul or (ii) any wholly-owned Subsidiary of Azul that is an entity organized or existing under the laws of Brazil or a Qualified Merger Jurisdiction as principal debtor (in such capacity, the “Substituted Issuer”) in respect of the Notes; provided that:
(a)such documents shall be executed by the Substituted Issuer, the Issuer, Azul and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture whereby the Substituted Issuer assumes all of the Issuer’s obligations under this Indenture (together, the “Issuer Substitution Documents”), and (without limiting the generality of the foregoing) pursuant to which the Substituted Issuer shall undertake in favor of each Holder, the Trustee and the Collateral Agents to be bound by the terms and conditions of the Notes and this Indenture as fully as if the Substituted Issuer had been named in the Notes and this Indenture as the principal debtor in respect of the Notes in place of the Issuer (or any previous substitute);
(b)without prejudice to the generality of the preceding paragraph, the Issuer Substitution Documents shall contain (x) a covenant by the Substituted Issuer and/or such other provisions as may be necessary to ensure that each Holder has the benefit of a covenant in terms corresponding to the obligation of the Issuer in respect of the payment of Additional Amounts as described hereunder with the substitution for the references to Brazil or United States, as applicable, of references to the territory in which the Substituted Issuer is incorporated, domiciled and/or resident for taxation purposes; provided the Substituted Issuer is incorporated, domiciled or resident for taxation purposes in a territory other than Brazil or the United States, as applicable, and (y) a covenant by the Substituted Issuer and the Issuer to indemnify and hold harmless the Trustee and the Collateral Agents and each Holder against all Taxes which arise by reason of a law or regulation having legal effect or being in reasonable contemplation thereof on the date such substitution becomes effective, which may be incurred or levied against the Trustee, the Collateral Agents or such Holder (or, where such Holder is not the beneficial owner of the note, such beneficial owner) as a result of any substitution pursuant to the conditions set forth under this Section 5.03 and which would not have been so incurred or levied had such substitution not been made (and, without limiting the foregoing, any and all Taxes which are imposed on any such Holder (or beneficial owner) by any political subdivision or taxing authority of any country in which such Holder (or beneficial owner) resides or is subject to any such Tax and which would not have been so imposed had such substitution not been made);
(c)the Issuer shall have procured that each stock exchange which has the Notes listed thereon shall have confirmed in writing that following the proposed substitution of the Substituted Issuer, the Notes would continue to be listed on such stock exchange, or if such confirmation is not received or such continued listing is impracticable or unduly burdensome, the Issuer or Azul may de-list the Notes from any stock exchange on which the Notes are listed; and, in the event of any such de-listing, the Issuer shall use commercially reasonable efforts to obtain an alternative admission to listing, trading and/or quotation of the Notes by another listing authority, stock exchange or system as it may reasonably decide;
(d)the Issuer shall have delivered, or procured the delivery, to the Trustee of an Opinion of Counsel addressed to the Issuer, the Substituted Issuer, the Collateral Agents and the Trustee to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Substituted Issuer and have been duly authorized, with such opinion to be dated as of the date the Issuer Substitution Documents are executed and to be available for inspection by Holders at the Corporate Trust Office;
(e)the Issuer shall have delivered, or procured the delivery, to the Trustee of an Opinion of Counsel addressed to the Issuer, the Substituted Issuer, the Collateral Agents and the Trustee to the effect that the Issuer Substitution Documents have been duly authorized, executed and delivered by the Issuer and that they constitute legal, valid and binding obligations of the Issuer, with such opinion to be dated as of the date the Issuer Substitution Documents are executed and to be available for inspection by Holders at the Corporate Trust Office;
(f)the Issuer shall have delivered, or procured the delivery, to the Trustee of an Opinion of Counsel to the Issuer, the Substituted Issuer, the Collateral Agents and the Trustee to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the parties thereto under New York law, with such opinion to be dated as of the date the Issuer Substitution Documents are executed and to be available for inspection by Holders at the Corporate Trust Office;
(g)the Substituted Issuer shall have appointed a process agent in the borough of Manhattan of the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with this Indenture, the Notes or the Issuer Substitution Documents;
(h)no Event of Default has occurred and is continuing;
(i)the substitution complies with any applicable requirements of the laws of Brazil in connection therewith;
(j)the substitution shall not result in the Secured Parties failing to maintain perfected Liens in the Collateral in accordance with the terms of the Collateral Documents and shall not otherwise impair or adversely impact the Collateral or the rights of any of the Secured Parties therein; and
(k)each of the Substituted Issuer and the Issuer shall deliver to the Trustee an Officers’ Certificate, certifying that the terms of this Section 5.03 have been complied with and attaching copies of all documents contemplated herein.

Upon the execution of the Issuer Substitution Documents and the satisfaction of the conditions referred to in this Section 5.03, the Substituted Issuer shall be deemed to be named in the Notes as the principal debtor in place of the Issuer (or of any previous substitute under these provisions) and the Notes shall thereupon be deemed to be amended to give effect to the substitution. Except as set forth above, the execution of the Issuer Substitution Documents shall operate to release the Issuer (or such previous substitute as aforesaid) from all its Obligations in respect of the Notes, this Indenture and the Collateral Documents and its obligation to indemnify the Trustee hereunder.
Article 6
EVENTS OF DEFAULT AND REMEDIES
Section 6.01.Events of Default. The term “Event of Default” means, when used herein, with respect to the Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):
(a)any default in any payment of interest (including any related Additional Amounts) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
(b)any default in the payment of principal of or premium on (including any related Additional Amounts) any Note when the same becomes due and payable upon acceleration or redemption or otherwise occurs;
(c)the Issuer, the Guarantors and their Subsidiaries fail to comply with their respective obligations under Section 4.13(a) covering any material portion of the Collateral and such failure continues for a period of 60 days or more after the receipt of written notice;
(d)Azul or any Subsidiary (other than any Immaterial Subsidiary) fails to comply with any of their covenants or agreements in the Notes, the Note Guarantees, this Indenture or the Collateral Documents (other than those referred to in clause (a), (b) and (c) of this Section 6.01), and such failure continues for 60 days after the receipt of written notice;
(e)the Issuer or any Guarantor defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any such Guarantor (or the payment of which is guaranteed by the Issuer or any such Guarantor) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its Stated Maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its Stated Maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at Stated Maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, totals $250,000,000 (or the equivalent thereof in other currencies at the time of determination) or more in the aggregate;
(f)one or more final judgments or decrees for the payment of money of $250,000,000 (or the equivalent thereof in other currencies at the time of determination) or more in the aggregate (to the extent not covered by an insurance policy or policies issued by insurance companies with sufficient financial resources to perform their obligations under such policies) are rendered against the Issuer or any Guarantor and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 60 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days after such judgment becomes final during which such judgment or decree is not discharged, waived or the execution thereof stayed;
(g)a decree or order by a court having jurisdiction shall have been entered adjudging the Issuer or a Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization by the Issuer or a Guarantor under any applicable bankruptcy, insolvency or other similar law and such decree or order continues undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction for the appointment of a receiver, liquidator or similar official for the liquidation or dissolution of the Issuer or a Guarantor shall have been entered, and such decree or order continues undischarged or unstayed for a period of 60 days; provided that any Guarantor may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Issuer or a Guarantor;
(h)the Issuer or a Guarantor (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver liquidator, assignee, custodian, trustee or similar official of the Issuer or a Guarantor or for all or substantially all of the property of the Issuer or a Guarantor or (iii) effects any general assignment for the benefit of creditors;
(i)the Note Guarantee of a Guarantor ceases to be in full force and effect (except as contemplated by the terms hereof) or a Guarantor denies or disaffirms its obligations under this Indenture, including any such Note Guarantee, other than by reason of the release of the Note Guarantee in accordance with the terms of Section 10.08;
(j)(x) the Liens created by the Collateral Documents shall at any time cease to constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the Collateral Documents) other than (A) in accordance with the terms of the relevant Collateral Document and this Indenture, (B) the satisfaction in full of all obligations under this Indenture or (C) any loss of perfection that results from the failure of the relevant Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Collateral Documents and (y) such default continues for 60 days after receipt of written notice given by the Trustee or the holders of not less than 25% in aggregate principal amount of the then Outstanding Notes; provided that such default relates to Liens in excess of $50,000,000;
(k)unless all the Collateral has been released from the Liens in accordance with the provisions of the Collateral Documents and this Indenture, the Issuer shall assert or a Guarantor shall assert, in any pleading in a court of competent jurisdiction, with respect to a material portion of the Collateral, that any such security interest is invalid or unenforceable;
(l)the Escrow Agreement, to the extent executed and delivered, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with its terms and the terms hereof, or the security interest created by the Escrow Agreement is deemed invalid; and

(m)the Issuer fails to consummate the Special Mandatory Redemption if required in accordance with this Indenture.
An Event of Default under clause (e) of this Section 6.01 and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 30 days after such Event of Default arose:
(i)the Indebtedness that is the basis for such Event of Default has been discharged;
(ii)holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(iii)the default that is the basis for such Event of Default has been cured.
As long as the insolvency laws of the jurisdiction in which the Issuer or any Subsidiary or Guarantor are organized provide for restrictions on or sanctions associated with the ability of the Trustee or the Holders of the Notes to, directly or indirectly, exercise the right to declare an Event of Default under clauses (g) and (h) of this Section 6.01, nothing in such clauses (g) and (h) shall (1) prevent the commencement of any reorganization proceeding in such jurisdiction, whether voluntary or involuntary, in respect of the Issuer or any Guarantor or (2) prohibit the Issuer or any Guarantor from entering into a reorganization proceeding.
Section 6.02.Acceleration of Maturity, Rescission and Amendment.
(a)If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01) occurs and is continuing, the Trustee (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding) or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued and unpaid interest, applicable premium (if any) and any Additional Amounts on all Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs and is continuing, then the principal of and accrued and unpaid interest, applicable premium (if any) and any Additional Amounts on all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(b)At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Required Holders by written notice to the Issuer and the Trustee may rescind or annul such declaration if:
(i)the Issuer has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on Outstanding Notes, (B) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (C) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest (including any Additional Amounts) as provided herein and (D) all sums paid or advanced by the Trustee and Agents hereunder and the reasonable compensation, expenses, disbursements and advances of, and indemnity due to, the Trustee and Agents and their agents and counsel; and

(ii)all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of principal that has become due solely because of acceleration.
(c)No rescission pursuant to this Section 6.02 shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
Section 6.03.Collection Suit by Trustee. If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs, the Trustee, in its own name as trustee of an express trust (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding), (i) shall institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for principal and interest (including Additional Amounts), and interest on any overdue principal and, to the extent that payment of such interest (including Additional Amounts) shall be legally enforceable, upon any overdue installment of interest (including Additional Amounts), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, indemnities, disbursements and advances of the Trustee, its agents and counsel, (ii) shall prosecute such proceeding to judgment or final decree and (iii) shall enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor under the Notes, wherever situated.
If an Event of Default occurs and is continuing, the Trustee shall (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding) proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holder a party to any such proceedings.
Section 6.04.Other Remedies.
(a)Upon the occurrence, and during the continuation of an Event of Default, interest on the Notes and interest on overdue interest and other obligations hereunder shall accrue at the Default Rate.
(b)If an Event of Default occurs and is continuing, the Trustee shall (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding) pursue any available remedy to collect the payment of principal of or interest (including Additional Amounts) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
Section 6.05.Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06.Application of Money Collected. Any money collected by the Trustee (or the Principal Paying Agent on behalf of the Trustee) pursuant to this Article 6 shall be applied in the following order:
FIRST: ratably to the Trustee, the Registrar, the Transfer Agent, the Principal Paying Agent and the Collateral Agents for amounts due to each hereunder (including, without limitation, under Section 7.06);
SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Amounts), respectively; and
THIRD: to the Issuer or, to the extent the Trustee or a Paying Agent collects any amounts from any Guarantor, to such Guarantor or as a court of competent jurisdiction may direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.06. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
Section 6.07.Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(a)the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;
(b)the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;
(c)such Holder or Holders has offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;
(d)the Trustee does not comply with the request within 60 days after receipt of the request and the offer and provision of security or indemnity; and
(e)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Required Holders.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.08.Rights of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective Payment Dates expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.09.Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.10.Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their respective creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.11.Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12.Control by Holders. The Required Holders may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.01, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Section 7.01 and 7.02, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.
Section 6.13.Waiver of Past Defaults and Events of Default. Subject to Section 6.02, the Required Holders by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
Section 6.14.Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15.Waiver of Stay or Extension Laws. The Issuer and each Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Article 7
TRUSTEE AND AGENTS
Section 7.01.Duties of Trustee.
(a)If an Event of Default has occurred and is continuing and a Responsible Officer has received written notification thereof in accordance with the terms of this Indenture, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)Except during the continuance of an Event of Default in the case of the Trustee only, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and (ii) in the absence of gross negligence or willful misconduct on the part of the Trustee as determined by a court of competent jurisdiction in a final, non-appealable judgment, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liability for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment, except that:
(i)this clause (c) does not limit the effect of clause (b);
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is determined by a court of competent jurisdiction in a final, non-appealable judgment that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.07 or exercising any trust or power conferred upon it under this Indenture.
(d)The Trustee shall not be liable for interest on any money received by it except as each may agree in writing with the Issuer.
(e)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.
(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.
Section 7.02.Rights of Trustee.
(a)The Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, the written advice of a qualified tax expert and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, the qualified tax expert’s written advice and/or the Opinion of Counsel.
(c)The Trustee may act through agents or attorneys and shall not be responsible for the willful misconduct or negligence of any agent or attorneys appointed with due care.
(d)Any request, direction, order or demand of the Issuer shall be sufficiently evidenced by an Officers’ Certificate of the Issuer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Issuer may be evidenced to the Trustee or any Agent by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent officer) of the Issuer.
(e)The Trustee shall not be under an obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders or the Required Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.
(f)The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture, provided that the conduct of the Trustee does not constitute willful misconduct gross negligence as determined by a court of competent jurisdiction in final, non-appealable decision.
(g)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has received written notice of any event which is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h)The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(i)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless, in the case of the Trustee, requested in writing by the Required Holders; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be reimbursed by the Issuer upon demand.
(j)Neither the Trustee nor any Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee or any Agent may otherwise agree with the Issuer. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.
(k)In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.
(m)The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(n)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including its Agent roles), and to each (and shall be enforceable by each, respectively) Agent, Custodian and other Person employed to act hereunder. For the avoidance of any doubt, each Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Indenture, the Collateral Documents and the other Note Documents and all such protections, immunities, indemnities, rights and privileges shall apply to each Collateral Agent (including applicable directors, officers, employees, agents and attorneys) in its respective roles hereunder and thereunder to which they are a party, whether or not expressly stated therein.
(o)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
Section 7.03.Individual Rights of Trustee. The Trustee and any Collateral Agent, Paying Agent, Registrar or co-registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
Section 7.04.Trustee’s Disclaimer. Neither the Trustee nor any Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05.Notice of Defaults and Events of Default. The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless written notice of such Default or Event of Default has been given to a Responsible Officer by the Issuer or any Holder. If a Default or Event of Default occurs and is continuing, and if it is known to a Responsible Officer of the Trustee, the Trustee shall deliver to each Holder notice of the Default or Event of Default within 90 days after a Responsible Officer of the Trustee receives such written notification of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, or interest or any Additional Amounts on, any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
Section 7.06.Compensation and Indemnity.
(a)The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable and duly documented or invoiced out-of-pocket expenses incurred or made by it, including but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable fees and duly documented expenses of counsel retained by the Trustee, in addition to the compensation for its services. Such expenses shall include the reasonable and duly documented compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. Payments of any such expenses by the Issuer to the Trustee shall be made free and clear of and without deducting or withholding an amount for or on account of any present or future Taxes (excluding any Taxes (i) imposed on, or measured by reference to, income or (ii) arising due to the failure of the Trustee to provide the Issuer with reasonably requested Tax forms or documentation).
(b)The Issuer and the Guarantors shall jointly and severally indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and duly documented or invoiced expenses, excluding, for the avoidance of doubt, any taxes on fees paid to the Trustee or the Agents) incurred by it without gross negligence or willful misconduct on its part in connection with the acceptance and administration of this trust, the performance of its duties hereunder and the exercise of its rights hereunder (including in respect of the Trustee’s reliance on any certificate required or permitted to be delivered hereunder or on the failure by the Issuer or the Guarantors to deliver such required certificate), including the costs and expenses of enforcing this Indenture (including this Section 7.06) and of defending itself against any claims (whether asserted by any Holder, the Issuer, the Guarantors or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer and the Guarantors of their obligations hereunder. Neither the Issuer nor the Guarantors are required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own gross negligence or willful misconduct, as determined by a competent court of appropriate jurisdiction in a final, non-appealable judgment.
(c)To secure the Issuer’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Issuer.
(d)The Issuer’s and the Guarantor’s indemnification and payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or Event of Default specified in clause (g) or (h) of Section 6.01, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.06 or Section 6.06.
Section 7.07.Replacement of Trustee.
(a)The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Notes may, upon 30 days prior notice to the Trustee, remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:
(i)the Trustee fails to comply with Section 7.09;
(ii)the Trustee is adjudged a bankrupt or insolvent;
(iii)a receiver or other public officer takes charge of the Trustee or its property; or
(iv)the Trustee otherwise becomes incapable of acting.
(b)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Issuer shall promptly appoint a successor Trustee.
(c)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.
(d)If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Issuer, the Issuer or the Required Holders may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.
Section 7.08.Successor Trustee by Merger.
(a)If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
(b)In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.
Section 7.09.Eligibility; Disqualification. The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust power, (ii) is subject to supervision or examination by governmental authorities, (iii) shall have at all times a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (iv) shall have its Corporate Trust Office in The City of New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect specified in Section 7.07.
Article 8
DISCHARGE OF INDENTURE; DEFEASANCE
Section 8.01.Discharge of Liability on Notes.
(a)This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all Outstanding Notes when (i) either (1) all the Notes authenticated and delivered in accordance with this Indenture (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust in accordance with this Indenture) have been delivered to the Trustee for cancellation or (2) all Notes not delivered to the Trustee for cancellation (x) have become due and payable or will become due and payable within one (1) year or (y) are to be called for redemption within one (1) year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and, in each case, the Issuer or the Guarantors, have irrevocably deposited or caused to be deposited with the Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient, in the opinion of a nationally recognized firm of independent public accountants, without reinvestment to pay and discharge the entire indebtedness on the Notes not delivered in accordance with this Indenture to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to such payment; (ii) if in any such case no Default or Event of Default has occurred and is continuing on the date of such deposit after giving effect thereto; (iii) the Issuer pays all other sums payable hereunder and under the Notes by the Issuer and (iv) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.
(b)Subject to Section 8.01(c), 8.02 and 8.06, the Issuer or any Guarantor at any time may terminate (i) all of the Issuer’s obligations under this Indenture, the Notes and the Collateral Documents (“legal defeasance option”) or (ii) the obligations of the Issuer under Section 4.02 through 4.21 (other than Section 4.06) and 5.01(b) and 5.02 and the operation of clause (d), (f), (j) and (k) of Section 6.01 (“covenant defeasance option”). The legal defeasance option may be exercised notwithstanding any prior exercise of the covenant defeasance option. Upon exercise by the Issuer or any Guarantor of the legal defeasance option or the covenant defeasance option, each Guarantors’ obligations under its Note Guarantee will terminate.

If the legal defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the covenant defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in clause (b), (c), (d), (e) or (f) of Section 6.01.
Upon satisfaction of the conditions set forth herein and upon request of the Issuer or any Guarantor, the Trustee shall acknowledge in writing the discharge of the obligations of the Issuer and the Guarantors hereunder except those specified in Section 8.01(c).
(c)Notwithstanding clause (a) and (b) of this Section 8.01, Section 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.06, 7.06, 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Issuer and the Guarantors pursuant to Section 7.06, 7.07, 8.04 and 8.05 shall survive. Furthermore, each Guarantors’ obligations to pay fully and punctually all amounts payable by the Issuer or any Guarantor to the Trustee under this Indenture shall survive.
Section 8.02.Conditions to Defeasance. The Issuer or a Guarantor may exercise the legal defeasance option or the covenant defeasance option only if:
(a)the Issuer or such Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “defeasance trust”), money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of principal of, premium, if any, and interest on all the Notes to Maturity or redemption;
(b)the Issuer or such Guarantor delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest on the Notes when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee shall provide cash at such times and in such amounts as shall be sufficient to pay the principal of, premium, if any, and interest on all the Notes when due at Maturity or on redemption, as the case may be;
(c)no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;
(d)the deposit does not constitute a default or event of default under any other agreement binding on the Issuer or Guarantor;
(e)[reserved];
(f)in the case of the legal defeasance option, the Issuer or a Guarantor deliver to the Trustee an Opinion of Counsel with respect to U.S. federal income tax matters stating that (1) the Issuer or such Guarantor has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the Issue Date there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(g)in the case of the covenant defeasance option, the Issuer or a Guarantor delivers to the Trustee an Opinion of Counsel with respect to U.S. federal income tax matters to the effect that the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
(h)the Issuer or a Guarantor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.
Before or after a deposit, the Issuer or any Guarantor may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.
Section 8.03.Application of Trust Money. The Trustee or the Paying Agent on behalf of the Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Principal Paying Agent or Paying Agents and in accordance with this Indenture to the payment of principal of and interest on the Notes.
Section 8.04.Repayment to Issuer. Upon termination of the trust established pursuant to Section 8.02, the Trustee and each Paying Agent shall promptly pay to the Issuer upon request, any excess cash or U.S. Government Obligations held by them.
The Trustee and each Paying Agent shall pay to the Issuer, upon request, any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years after the due date for such payment of principal or interest, and, thereafter, the Trustee and each Paying Agent, as the case may be, shall not be liable for payment of such amounts hereunder and the Holders shall be entitled to such recovery of such amounts only from the Issuer.
Section 8.05.Indemnity for U.S. Governmental Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
Section 8.06.Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and the Guarantors under this Indenture, the Note Guarantees and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer or any Guarantor has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.
Article 9
AMENDMENTS
Section 9.01.Without Consent of Holders. The Issuer and the Guarantors, when authorized by a Board Resolution, the Trustee and the Collateral Agents may amend or supplement this Indenture, the Notes, the Note Guarantees or the Collateral Documents without notice to or consent or vote of any Holder for the following purposes:
(a)to cure any ambiguity, omission, defect or inconsistency;
(b)to comply with Section 5.01;
(c)to add to the covenants of the Issuer or the Guarantors for the benefit of the Secured Parties;
(d)to surrender any right herein conferred upon the Issuer or the Guarantors;
(e)to evidence and provide for the acceptance of an appointment by a successor Trustee, U.S. Collateral Agent or Brazilian Collateral Agent;
(f)to evidence the succession of another entity to the Issuer or the Guarantors and the assumption by any such successor of the obligation of the Issuer or the Guarantors under the Notes, this Indenture and the Note Guarantees, as applicable, in compliance with Section 5.02 hereof;
(g)to provide for the issuance of Additional Notes permitted hereunder;
(h)to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of the Notes when such release, termination or discharge is permitted by this Indenture;
(i)to make any other change that does not adversely affect the legal rights or interests of the Holders;
(j)to comply with any applicable requirements of the SEC, including in connection with a required qualification of this Indenture under the U.S. Trust Indenture Act of 1939, as amended, or any applicable securities depositary;
(k)to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Collateral Documents, or any release of Collateral pursuant to the terms of this Indenture or any of the Collateral Documents;
(l)to add additional assets as Collateral;
(m)to amend the Collateral Documents in a manner that does not adversely affect the legal rights or interest of the Holders;
(n)to provide for the issuance of Notes, related guarantees thereof and Liens securing Notes;
(o)to enter into any Intercreditor Agreement or any amendments, supplements, joinders or waivers with respect thereto ; or
(p)to conform the text of this Indenture, the Notes, the Collateral Documents or any applicable intercreditor agreement to any provision of the “Description of Notes” section of the Offering Memorandum;

provided that the Issuer has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.
Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.
The Issuer and each Guarantor must consent to any amendment or supplement hereunder.
Section 9.02.With Consent of Holders. Except as specified in Section 9.01, the Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee and the Collateral Agents, together, may amend or supplement this Indenture, the Notes or the Collateral Documents with the written consent of the Required Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Collateral Documents or modifying in any manner the rights of the Holders under this Indenture, and the Required Holders may, except as set forth below, waive any past Default or compliance with any provision of this Indenture or the Collateral Documents; provided, however, that, without the consent of Holders of at least 66 2/3% in principal amount of the Outstanding Notes, any such amendment, waiver, supplement or other modification may not (i) release or have the effect of releasing or subordinating all or substantially all of the Liens securing the obligations under the Notes or (ii) release all or substantially all of the value of the Note Guarantees of Notes. However, without the consent of each applicable Holder affected thereby, an amendment or waiver may not:
(a)reduce the principal amount of or change the Stated Maturity of any payment on any Note;
(b)reduce the stated rate of any interest on any Note;
(c)reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed (other than provisions related to the number of days of notice to be given in the event of a redemption);
(d)change the currency for payment of principal of, or interest or any Additional Amounts on, any Note;
(e)impair the right to institute suit for the enforcement of any right to payment on or with respect to any Note;
(f)waive a Default or Event of Default in payment of principal of and interest on the Notes;
(g)reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;
(h)make any change in this first paragraph of this Section 9.02; or

(i)contractually subordinate the Notes or the Note Guarantees in right of payment to any other obligations.
For the avoidance of doubt, Section 4.10 and related definitions may be amended, supplemented or waived with the consent of the Required Holders.
Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.
The Issuer shall mail to Holders prior written notice of any amendment or waiver proposed to be adopted under this Section 9.02.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment or waiver under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section 9.02.
The Issuer and each Guarantor must consent to the amendment, supplement or waiver under this Section 9.02.
Section 9.03.Revocation and Effect of Consents and Waivers.
(a)A consent to an amendment or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder, if such Holder or subsequent Holder states that such consent or waiver is revocable, may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation at least one (1) Business Day prior to the date the amendment or waiver becomes effective. After it becomes effective, an amendment or waiver shall bind every Holder.
(b)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding Section 9.03(a) those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.04.Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Issuer may require the Holder to deliver the Note to the Trustee. If so instructed by the Issuer, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and, upon receipt of a Company Order, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
Section 9.05.Trustee and Collateral Agents to Sign Amendments. The Trustee and the Collateral Agents shall sign any amendment authorized pursuant to this Article 9 if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agents. In signing such amendment, waiver or supplement, in addition to the documents required by Section 11.04, the Trustee and the Collateral Agents shall be entitled to receive indemnity satisfactory to the Trustee and the Collateral Agents and to receive, and, subject to Section 7.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating and as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture or the Collateral Documents, that it is not inconsistent herewith, and that it shall be valid and binding upon the Issuer in accordance with its terms.
Section 9.06.Payment for Consent. Neither the Issuer nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
Article 10
GUARANTEES
Section 10.01.The Note Guarantees. Each Guarantor hereby fully, unconditionally and irrevocably guarantees, jointly and severally with all Guarantors, as primary obligor and not merely as surety and on an unsecured basis, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of any obligations of the Issuer and any other Guarantor under this Indenture and the Notes (a “Note Guarantee”). Each Guarantor further agrees (to the extent permitted by law) that the obligations of the Issuer and any other Guarantor under this Indenture and the Notes (the “Guaranteed Obligations”) may be modified in any manner and may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 10 notwithstanding any modification, extension or renewal of any Guaranteed Obligation. Each Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Note Guarantee.
Section 10.02.Waiver by the Guarantors.
(a)Each Guarantor waives notice of any Default under this Indenture, the Notes or the Guaranteed Obligations. The obligations of the Guarantors hereunder shall not be affected by:
(i)the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise;
(ii)any extension or renewal of any thereof;
(iii)any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;

(iv)the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them;
(v)the failure of any Holder to exercise any right or remedy against any other Guarantor; or
(vi)any change in the ownership of the Issuer.
(b)Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Trustee or any Holder to any security held for payment of the Guaranteed Obligations.
(c)Each Guarantor further expressly waives irrevocably and unconditionally:
(i)any right it may have to require any Holder or the Trustee to first proceed against, initiate any actions before a court of law or any other judge or authority, or enforce or complete the enforcement of any rights or security (or apply as payment in respect of such security) or claim or complete any claim for payment from the Issuer or any other Person (including any other guarantor) before initiating a claim or continuing to claim against it as Guarantor under this Indenture or the Notes;
(ii)any right to which it may be entitled to have the assets of the Issuer or any other Person (including any other Guarantor) first be used, applied or depleted as payment of the Issuer’s obligations hereunder, prior to any amount being claimed from or paid by such Guarantor hereunder; and
(iii)any right to which it may be entitled to have claims hereunder divided between such Guarantor and the Issuer.
Section 10.03.No Reduction, Limitation, Impairment or Termination.
(a)Except as set forth in Section 10.07 and 10.08 and Article 8, the obligations of the Guarantors hereunder shall not be subject to any reduction, deduction, compensation, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, combination of accounts, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
(b)Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Trustee or any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

Section 10.04.Promise to Pay. In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee any amount owed to it and to the Holders an amount equal to the sum of:
(a)the unpaid amount of such Guaranteed Obligations then due and owing: and
(b)accrued and unpaid interest, if any, on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law);
provided, that any delay by the Trustee in giving such written demand shall in no event affect the Guarantors’ obligations under the Note Guarantee.
Section 10.05.Acknowledgement of Consideration. Each Guarantor acknowledges and represents that it will receive sufficient valuable direct or indirect benefits as a result of the entering into of this Indenture.
Section 10.06.Acceleration. Subject to Section 10.07, each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Trustee and the Holders, on the other hand:
(a)the maturity of the Guaranteed Obligations may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and
(b)in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of the Note Guarantee.
Section 10.07.Limitation on Liability. The obligations of the Guarantors hereunder will be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantors, result in the Guaranteed Obligations not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.
Section 10.08.Termination, Release and Discharge. Each Guarantor shall be released and relieved of its obligations under the Note Guarantee of Notes in the event that:
(a)a sale or other disposition (including by way of consolidation or merger) of such Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Issuer or a Subsidiary) or otherwise permitted by this Indenture; or
(b)defeasance or discharge of the Notes, as provided in Article 8, subject to those obligations of each Guarantor that shall survive defeasance or discharge;
provided, that the transaction is carried out pursuant to and in accordance with all other applicable provisions hereof. At the request of the Issuer, the Trustee shall execute and deliver an instrument evidencing such release, which shall not require the consent of the Holders.
Section 10.09.No Subrogation. Each Guarantor agrees that it shall not be entitled to any right of indemnity, exoneration, contribution, reimbursement, recourse or subrogation in respect of any Guaranteed Obligations until payment in full in U.S. Dollars of all Guaranteed Obligations. If any amount shall be paid to the Guarantors on account of such indemnity, exoneration, contribution, reimbursement, recourse or subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full in U.S. Dollars, such amount shall be held by the Guarantors in trust for the Trustee and the Holders, segregated from other funds of the Guarantors, and shall, forthwith upon receipt by the Guarantors, be turned over to the Trustee in the exact form received by the Guarantors (duly endorsed by the Guarantors to the Trustee, if required), to be applied against the Guaranteed Obligations.
Article 11
MISCELLANEOUS
Section 11.01.Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or the Notes, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.
Section 11.02.Notices. Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be in writing and shall be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier, telecopier or electronic transmission, addressed to the relevant party as follows:
To the Issuer and the Guarantors:
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP, 06460-040, Brazil
Fax: +55 11 4134-9890
Attention:    Raphael Linares Felippe
Email:    raphael.linares@voeazul.com.br

To the Trustee, Registrar, Transfer Agent, U.S. Collateral Agent or Principal Paying Agent,
UMB Bank National Association
100 William Street, Suite 1850
New York, NY 10038
Telephone: +1 (646) 650-3178
Attention:     Julius Zamora
E-mail:     Julius.zamora@umb.com; david.massa@umb.com
To the Brazilian Collateral Agent:
Lumen Trust Ltda.
Rua Floria, No. 320, 21st floor
Cidade Monções, Arbo Casa Verticais
São Paulo, SP, 04565-000, Brazil
Telephone: +55 11 99483-3769
Attention: Diogo Malheiros
Email: diogo.malheiros@lumen-trust.com; operations@lumen-trust.com
Notices or communications to the Issuer and the Guarantors will be deemed given if given to the Issuer.

Any party by written notice to the other parties may designate additional or different addresses for subsequent notices or communications.
Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given, in accordance with Applicable Procedures.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 11.03.Electronic Instructions to Trustee. The Trustee shall have the right to accept and act upon instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means (as defined below); provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
Section 11.04.Officers’ Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture or any Collateral Document, the Issuer shall furnish to the Trustee:
(a)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 11.05.Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include substantially:
(a)a statement that each Person making or rendering such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;
(b)a statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
(c)a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.
Section 11.06.Rules by Trustee, Registrar, Paying Agent and Transfer Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Paying Agent and the Transfer Agent may make reasonable rules for their functions.
Section 11.07.Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer or the Guarantors under or in connection with the Notes or the Note Guarantees, as the case may be, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Holder of a Note in respect of any sum expressed to be due to it from the Issuer or the Guarantors shall only constitute a discharge to the Issuer or the Guarantors, as the case may be, to the extent of the U.S. Dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Issuer and the Guarantors shall indemnify, to the extent permitted by applicable law, the Trustee or such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase.
For the purposes of this Section 11.07, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee or any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Section 11.08.No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Issuer, the Guarantors or the Trustee shall have any liability for any obligations of the Issuer, the Guarantors or the Trustee, respectively, under this Indenture or the Notes or the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
Section 11.09.Legal Holidays. In any case where any Interest Payment Date or Redemption Date or date of Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or date of Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date or Redemption Date or date of Maturity, as the case may be, on account of such delay.
Section 11.10.Governing Law and Waiver of Jury Trial. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES AND THE NOTE GUARANTEES (EXCLUDING (I) THE BRAZILIAN COLLATERAL DOCUMENTS, WHICH SHALL BE GOVERNED UNDER BRAZILIAN LAW AND (II) THE CAYMAN COLLATERAL DOCUMENTS, WHICH SHALL BE GOVERNED UNDER CAYMAN ISLANDS LAW) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS BY ACCEPTANCE OF THE NOTES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OTHER JURISDICTION THAT COULD APPLY BY VIRTUE OF ITS PRESENT OR FUTURE DOMICILE OR ANY OTHER REASON AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION RELATED HERETO.
Section 11.11.Consent to Jurisdiction; Waiver of Immunities.
(a)Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes, the Note Guarantees, the Escrow Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”)) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts, irrevocably waive any rights to which any of them may be entitled on account of place of residence or present or future domicile, and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each of the Issuer and the Guarantors irrevocably appoints Cogency Global Inc. (the “Authorized Agent”) as its agent to accept and acknowledge on their behalf service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court. Each of the Issuer and the Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process and shall provide evidence that the fees for the appointment of a process agent from the date hereof through the Stated Maturity of the Notes are fully paid in advance. Each of the

Issuer and the Guarantors further agrees to take any and all action to continue such appointment in full force and effect as aforesaid. Subject to applicable law, personal service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors.
(b)With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
Section 11.12.Successors and Assigns. All covenants and agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.
Section 11.13.Multiple Originals and Counterparts; Electronic Execution. The parties may sign any number of copies of this Indenture, including in electronic .pdf format. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart of a signature page of this Indenture by telecopy, e-mail, pdf, electronic signature or any other electronic means (e.g., “pdf”, Docusign or “tif”) shall be effective as delivery of a manually executed counterpart of this Indenture. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 11.14.Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.
Section 11.15.Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God or epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 11.16.USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee and the Collateral Agents, like all financial institutions, are required to obtain, verify and record information that identifies each Person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Trustee or the Collateral Agents with such information as the Trustee or Collateral Agents may request in order for the Trustee or Collateral Agents to satisfy the requirements of the USA Patriot Act.
Section 11.17.Trustee Compliance with FATCA. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time that a foreign financial institution, issuer, paying agent, Holder or other institution is or has agreed to be subject to related to this Indenture, the Issuer and the Guarantors agree (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions), to the extent the Issuer or any Guarantor has access to and is legally eligible to provide such information, so the Trustee can determine whether it has tax related obligations under applicable law, (ii) that the Trustee shall be entitled to make any required withholding or deduction from payments under this Indenture to the extent necessary to comply with applicable law for which the Trustee shall not have any liability except as may result from its own gross negligence or willful misconduct and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such applicable law except as may result from its own gross negligence or willful misconduct. The terms of this section shall survive the termination of this Indenture.
Section 11.18.Indenture Controls. If and to the extent that any provision of the Notes or the Collateral Documents limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
Section 11.19.No Incorporation by Reference of Trust Indenture. This Indenture is not subject to the mandatory provisions of the Trust Indenture Act. The provisions of the Trust Indenture Act are not incorporated by reference in or made part of this Indenture unless specifically provided herein.
Section 11.20.OFAC Certification. The Issuer covenants and represents that neither it nor any of its Affiliates or Subsidiaries, their respective directors or officers are the target or subject of any sanctions enforced by the Unites States Government (including the Office of Foreign Assess Control of the United States Department of Treasury), the United Nations Security Counsel, the European Union, the HM Treasury or other relevant sanctions authority (collectively “Sanctions”). The Issuer covenants and represents that neither it nor any of its Affiliates or Subsidiaries, their respective, directors or officers will use any funds raised pursuant to the issuance of the Notes (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person.
Article 12
COLLATERAL
Section 12.01.Collateral Documents.
(a)The due and punctual payment of the principal of, premium and interest (including Additional Amounts, if any) on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture, the Notes and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the Issuer’s and the Guarantors’ respective obligations hereunder.

(b)The Issuer and the Guarantors shall deliver to the Trustee copies of all Collateral Documents and all notices and other documents delivered to the Collateral Agents pursuant to the Collateral Documents.
(c)The Issuer and the Guarantors will comply with Section 4.13.
Section 12.02.Release of Collateral.
(a)Subject to clause (b), (c) and (d) of this Section 12.02, the Liens securing the Notes will be automatically released (other than, for the avoidance of doubt, the Specified Collateral unless such release complies with this Indenture), and the Trustee and the Collateral Agents (subject to its receipt of an Officers’ Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release (in each case, without representation, warranty or recourse), or instruct the relevant Collateral Agent to execute, as applicable, the same at the Issuer’s sole cost and expense, under one or more of the following circumstances:
(i)in whole upon:
(A)payment in full of the principal of, together with accrued and unpaid interest (including Additional Amounts, if any) on, the Notes and all other obligations under this Indenture;
(B)satisfaction and discharge of this Indenture as set forth under Article 8; or
(C)a legal defeasance option or covenant defeasance option as set forth under Article 8; and
(ii)in part, as to any asset constituting Collateral:
(A)that is sold, transferred or otherwise disposed of by the Issuer or any Guarantor to any Person that is not of the Issuer or a Guarantor in a transaction permitted by this Indenture and the Collateral Documents;
(B)that is held by a Guarantor that is released from its Note Guarantee pursuant to Section 10.08;
(C)that becomes an Excluded Asset;
(D)[reserved]; or
(E)that is otherwise released in accordance with this Indenture or the Collateral Documents.
(b)With respect to any release of Collateral, the Trustee and the Collateral Agents shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Collateral Documents, as applicable, to such release have been satisfied, that such release is authorized or permitted by the terms of this Indenture and the Collateral Documents, and that the Trustee and the Collateral Agents are authorized and directed to execute and deliver the documents provided by the Issuer in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Issuer. None of the Trustee or the Collateral Agents shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate, Opinion of Counsel or direction and notwithstanding any term hereof or in any

Collateral Document to the contrary, the Trustee and the Collateral Agents shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officers’ Certificate, Opinion of Counsel and direction.
(c)At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a copy of a notice of acceleration to the Collateral Agents, no release of Collateral pursuant to clause (a)(ii) of this Section 12.02 or similar provisions in the Collateral Documents shall be effective as against the Holders.
(d)Notwithstanding anything to the contrary in this Section 12.02 and the partial release of Liens in accordance with clause (a) and (b) above of this Section 12.02, Liens shall not be released in whole while other Secured Obligations (as defined in the U.S. Security Agreement) are still outstanding.
Section 12.03.Suits to Protect the Collateral.
Subject to the provisions of Article 7 hereof and the Collateral Documents, the Collateral Agents, at the direction of the Trustee (acting at the written direction of the Required Holders) and for the benefit of the Secured Parties, may take all directed actions in order to:
(a)enforce any of the terms of the Collateral Documents (including, voting any pledged shares as set forth thereunder); and
(b)collect and receive any and all amounts payable in respect of the obligations hereunder.
Subject to the provisions of the Collateral Documents, the Collateral Agents, at the written direction of the Trustee (acting at the direction of the Required Holders) and for the benefit of the Secured Parties, shall have power to institute and to maintain such suits and proceedings as the Required Holders may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Required Holders may determine to preserve or protect their interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agents.
Section 12.04.Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
Each of the Collateral Agents and the Trustee (and the Principal Paying Agent on behalf of the Trustee) are authorized to receive any funds for the benefit of the Secured Parties distributed under the Collateral Documents, and to make further distributions of such funds to the Secured Parties according to the provisions of the Collateral Documents and this Indenture.
Section 12.05.Purchaser Protected.
In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agents or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.
Section 12.06.Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the lawful possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee or the Collateral Agents shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agents.
Section 12.07.Collateral Agents.
(a)Each of the Holders, by acceptance of the Notes, and the Issuer hereby designates and appoints the Collateral Agents as its agents under this Indenture and the Collateral Documents and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agents to take such action on its behalf under the provisions of this Indenture and the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agents by the terms of this Indenture and the Collateral Documents, and consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agents agree to act as such on the express terms and conditions contained in this Indenture and this Section 12.07. The provisions of this Section 12.07 are solely for the benefit of the Collateral Agents, and none of the Trustee, any of the Holders, the Issuer nor any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained in this Section 12.07 other than as expressly provided in Section 12.03.
(b)Each Holder agrees that any action taken by the Collateral Agents in accordance with the provision of this Indenture and the Collateral Documents, and the exercise by the Collateral Agents of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agents shall be ministerial and administrative in nature, and the Collateral Agents shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents to which the relevant Collateral Agent is a party, nor shall the Collateral Agents have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents or otherwise exist against the Collateral Agents. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Collateral Agent may perform any of its duties under this Indenture or the Collateral

Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (each, a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agents shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made with due care.
(c)Neither the Collateral Agents nor any of their respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to either of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Guarantor or Affiliate of any Guarantor, or any Officer or Related Person thereof, contained in this Indenture or any Collateral Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the relevant Collateral Agent under or in connection with, this Indenture or the Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Collateral Documents, or for any failure of the Issuer or any Guarantor or any other party to this Indenture or the Collateral Documents to perform its obligations hereunder or thereunder. Neither the Collateral Agents nor any of their respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the existence of any Default or Event of Default, the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Collateral Documents or to inspect the properties, books, or records of the Issuer, any Guarantor or any Guarantors’ Affiliates.
(d)The Collateral Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agents. The Collateral Agents shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Except as required by the Collateral Documents, the Collateral Agents shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall first receive such advice or concurrence of the Trustee (acting at the written direction of the Required Holders) and, if it so requests, it shall first receive security or be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as required by the Collateral Documents, the Collateral Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Documents in accordance with a request, direction, instruction or consent of the Trustee (acting at the written direction of the Required Holders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(e)A Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the relevant Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this

Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default”. Subject to the provisions of the Collateral Documents, the Collateral Agents shall take such action with respect to such Default or Event of Default as may be requested by the Trustee (acting at the written direction of the Required Holders or such other requisite constitution of Holders provided for under this Indenture) in accordance with Article 7 (subject to this Section 12.07).
(f)A Collateral Agent may resign at any time by giving 30 days’ written notice to the Trustee, the Issuer and the Holders, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If a Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor Collateral Agent; provided that at any time while an Event of Default has occurred and is continuing, such appointment shall be made by the Required Holders. If no successor Collateral Agent is appointed prior to the intended effective date of the resignation of a Collateral Agent (as stated in the notice of resignation), or the Issuer (so long as there is not a continuing Event of Default) or the Required Holders may, appoint, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which consent shall not be required during a continuing Event of Default), a successor Collateral Agent. If no successor Collateral Agent is appointed and consented to by the Issuer (if such consent is required) pursuant to the preceding sentence within 30 days after the intended effective date of resignation (as stated in the notice of resignation), the relevant Collateral Agent shall continue to hold any Collateral held or controlled by it solely as a bailee for the Secured Parties (subject to payment of its fees and expenses), but shall not be obligated to take any other action under this Indenture or the Collateral Documents with respect to the Collateral and the Trustee, the Required Holders, or the resigning Collateral Agent shall be entitled to petition a court of competent jurisdiction, at the sole expense of the Issuer, to appoint a successor. In addition, the Required Holders may remove a Collateral Agent by so notifying the Trustee, the Issuer and the relevant Collateral Agent in writing, which removal shall become effective upon the appointment of a successor Collateral Agent by the Required Holders (which successor Collateral Agent shall be subject to the consent of the Issuer, which consent shall not be unreasonably withheld and which consent shall not be required during a continuing Event of Default). Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring or removed Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring or removed Collateral Agent’s appointment, powers and duties as a Collateral Agent shall be terminated. After a retiring Collateral Agent’s resignation or removal hereunder, the provisions of this Section 12.07 (and Section 7.07) shall continue to inure to its benefit and such retiring or removed Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was a Collateral Agent under this Indenture.
(g)Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agents nor any of their respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. A Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agents nor any of their respective officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. A Collateral Agent shall not be responsible for any misconduct or negligence on the part of any co-Collateral Agent, agent, attorney, custodian or nominee appointed with due care by it hereunder. A Collateral Agent shall not incur any liability as a result of the sale (whether public or private) of the Collateral or any part thereof at any sale pursuant to this Indenture or any Collateral Document conducted in a commercially reasonable manner. Each of the Issuer, each Guarantor and the Holders (by each of their acceptance of the Notes) hereby waives any claims against the Collateral Agents arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if a Collateral Agent accepts the first officer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Issuer, each Guarantor, and the Holders (by each their acceptance of the Notes) hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agents are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Issuer further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall a Collateral Agent be liable or accountable to the Holder for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.
(h)The Collateral Agents and the Trustee, as applicable, are authorized and directed by the Issuer and the Holders (by acceptance of the Notes) to (i) enter into the Collateral Documents to which they are a party, whether executed before, on or after the Issue Date, (ii) make the representations of the Holders set forth in the Collateral Documents, (iii) bind the Holders on the terms as set forth in the Collateral Documents and (v) perform and observe its obligations under the Collateral Documents; provided that the Collateral Agents, in their capacities as a Collateral Agent under the Collateral Documents, shall not take any action under the Collateral Documents except at the written direction of the Trustee (acting at the written direction of Holders of the applicable percentage of Outstanding Notes or pursuant to a Company Order and Opinion of Counsel, in each case, to the extent permitted by the terms of this Indenture).
(i)If at any time or times the Trustee or the Paying Agent shall receive (i) by payment, foreclosure, realization, set-off or otherwise, any proceeds of Collateral or any payments with respect to the obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee or the Paying Agent from a Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from a Collateral Agent in excess of the amount required to be paid to the Trustee or the Paying Agent pursuant to Article 7, the Trustee or the Paying Agent shall promptly turn the same over to the Issuer or as otherwise required by law.
(j)Should the Trustee obtain possession of any Collateral, upon request from the Issuer, the Trustee shall notify the relevant Collateral Agent thereof and promptly shall deliver such Collateral to the relevant Collateral Agent or otherwise deal with such Collateral in accordance with the relevant Collateral Agent’s instructions.
(k)A Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that such Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or any of the Issuer’s or the Guarantors’ property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to a Collateral Agent pursuant to this Indenture or any Collateral Document other than pursuant to the instructions of the Trustee or as otherwise provided in the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, a Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
(l)If the Issuer or any Guarantor (i) incurs or designates any obligation in respect of Additional First Lien Debt and (ii) delivers to the Trustee and the Collateral Agents an Officers’ Certificate so stating and authorizing and directing the Trustee and the Collateral Agents to enter into a Pari Passu Intercreditor Agreement with a designated agent or representative for the holders of the Additional First Lien Debt so incurred, the Trustee and the Collateral Agents shall (and are hereby authorized and directed to) enter into such Pari Passu Intercreditor Agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Trustee and the Collateral Agents), bind the Holders (as per Sections 12.07(h) and 12.07(b) herein) on the terms set forth therein and perform and observe its obligations thereunder. A Collateral Agent shall not be obligated to enter into an intercreditor agreement with any holders of Additional First Lien Debt, unless such holders (or a representative acting on their behalf) shall have provided such Patriot Act and other “Know your Customer” information as is necessary for the relevant Collateral Agent to satisfactorily complete its standard “Know your Customer” reviews and processes. A Collateral Agent shall have no obligation to enter into any intercreditor agreement that exposes such Collateral Agent to any personal liability or that is not otherwise reasonably satisfactory to such Collateral Agent acting solely for its own benefit and account.
(m)If the Issuer or any Guarantor (i) incurs or designates any obligation in respect of Second Lien Debt or Additional Junior Lien Debt and (ii) delivers to the Trustee and the Collateral Agents an Officers’ Certificate so stating and authorizing and directing the Trustee and the Collateral Agents to enter into a First Lien/Second Lien Intercreditor Agreement with a designated agent or representative for the holders of the Second Lien Debt so incurred, the Trustee and the Collateral Agents shall (and is hereby authorized and directed to) enter into such First Lien/Second Lien Intercreditor Agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Trustee and the Collateral Agents), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder. A Collateral Agent shall not be obligated to enter into an intercreditor agreement with any holders of Second Lien Debt, unless such holders (or a representative acting on their behalf) shall have provided such Patriot Act and other “Know your Customer” information as is necessary for the relevant Collateral Agent and the Trustee to satisfactorily complete its standard “Know your Customer” reviews and processes.
(n)No provision of this Indenture or any Collateral Document shall require a Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of a Collateral Agent) if it shall not have received indemnity or security satisfactory to the relevant Collateral Agent or the Trustee against potential costs and liabilities incurred by the relevant Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event a Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, such Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if such Collateral Agent has determined that such Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless such Collateral Agent has received security or indemnity from the Issuer or the Holders in an amount and in a form satisfactory to such Collateral Agent in its sole discretion, protecting such Collateral Agent from all such liability. A Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (n) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.
(o)Each Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agents shall not be construed to impose duties to act.
(p)None of the Collateral Agents or the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. None of the Collateral Agents or the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
(q)The Collateral Agents do not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any Guarantor under this Indenture and the Collateral Documents. The Collateral Agents shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture or any Collateral Document or in any certificate, report, statement, or other document referred to or provided for in, or received by the relevant Collateral Agent under or in connection with, this Indenture or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien there-in; the validity, enforceability or collectability of any Guaranteed Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its obligations under this Indenture and the Collateral Documents. The Collateral Agents shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agents shall have the right at any time to seek instructions from Trustee (who shall instruct upon further written direction from the Required Holders) with respect to the administration of this Indenture or any Collateral Document.
(r)Upon the receipt by the Collateral Agents of a written request of the Issuer signed by one Officer of the Issuer (a “Collateral Document Order”), such Collateral Agent is hereby authorized and directed to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date to secure Additional Collateral in favor of the relevant Collateral Agent. Such Collateral Document Order shall (i) state that it is being delivered to the relevant Collateral Agent pursuant to, and is a Collateral Document Order referred to herein and (ii) instruct the relevant Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer, upon delivery to the relevant Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. Notwithstanding the foregoing, the Collateral Agents shall have no obligation to enter into any Collateral Document that expose the Collateral Agents to any personal liability or that is not otherwise reasonably satisfactory to the Collateral Agents acting solely for their own benefit and account. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agents to execute such Collateral Documents.

(s)The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agents shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Collateral Agents may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agents in the Collateral and that any such actions taken by the Collateral Agents shall not be construed as or otherwise constitute any participation in the management of such Collateral.
(t)Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of the Notes, agrees that the Collateral Agents shall execute and deliver the Collateral Documents to which it is a party (or joinders thereto) and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agents shall have no discretion under this Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction, or exercise any discretionary power, except discretionary rights and powers expressly contemplated hereby or by the Collateral Documents, without the written direction of the Issuer or the Trustee (acting at the written direction of the Required Holders), as applicable. The Collateral Agents shall be entitled to refrain from any act or the taking of any action hereunder or under any of the Collateral Documents or from the exercise of any power or authority vested in it hereunder or thereunder unless and until the Collateral Agents shall have received instructions from the Trustee, and if the relevant Collateral Agent deems necessary, satisfactory indemnity of security, and shall not be liable for any such delay in acting. The Collateral Agents shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agents to liability or that is contrary to this Indenture or any Collateral Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. For purposes of clarity, phrases such as “satisfactory to”, “approved by”, “acceptable to”, “as determined by”, “in the discretion of”, “selected by”, “requested by” the Collateral Agents and phrases of similar import authorize and permit the Collateral Agents to approve, disapprove, determine, act or decline to act in accordance with the written direction of the Trustee (acting at the written direction of the Required Holders).
(u)After the occurrence of an Event of Default, the Trustee (acting at the written direction of the Required Holders) may direct the Collateral Agents in connection with any action required or permitted by this Indenture or the Collateral Documents.
(v)The Collateral Agents are authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and for turnover to the Paying Agent to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.06 hereof and the other provisions of this Indenture.
(w)[Reserved].
(x)Notwithstanding anything to the contrary in this Indenture or any Collateral Document, in no event shall the Collateral Agents or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, re-recording, re-filing, registering, perfection, protection or maintenance of the security interests, financing statement, perfection statement, continuation statement or other statement, or Liens intended to be created by this

Indenture or the Collateral Documents in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to this Indenture or the Collateral Documents, neither shall the Collateral Agents nor the Trustee be responsible for, and neither the Collateral Agents nor the Trustee make any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.
(y)Before a Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.04. The relevant Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(z)The Issuer shall pay compensation to, reimburse expenses of and indemnify the Collateral Agents in accordance with Section 7.06.
Section 12.08.Co-Collateral Agent. If at any time or times it shall be necessary in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Required Holders so request, the Trustee and the Issuer shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the relevant Collateral Agent, the Issuer and the Trustee, either to act as co-Collateral Agent or co-Collateral Agent of all or any of the Collateral, jointly with the Collateral Agents originally named herein or any successor or successors, or to act as separate Collateral Agent or Collateral Agents any such property. In case an Event of Default shall have occurred and be continuing, the Collateral Agents may act under the foregoing provisions of this Article 12 without the concurrent consent of the Holders, and the Holders, by acceptance of the Notes, hereby appoint the applicable co-Collateral Agent as its trustee and attorney to act under the foregoing provisions of this Section 12.08 in such case. In no event, shall UMB Bank National Association be obligated to take possession of any Collateral in any jurisdiction outside the United States of America or otherwise take action with respect to Collateral if such action would require UMB Bank National Association to be required to be registered to conduct business with any Governmental Authority other than the United States of America or any jurisdiction therein or subject it to any taxation on income (or any filings with respect to taxes) in any such jurisdiction.
Section 12.09.Limitation of Liability of the Collateral Agents.
The Collateral Agents are entering into this Indenture and the Collateral Documents not in its individual capacity but, each, solely in their capacity as Collateral Agent under this Indenture and the Collateral Documents and in entering into such documents and acting hereunder and thereunder. Notwithstanding anything to the contrary contained herein or in any Collateral Document, the Collateral Agents shall be entitled to all the rights, protections, indemnifications and immunities granted to the Collateral Agents under this Indenture. The permissive authorizations, entitlements, powers and rights granted to the Collateral Agents shall not be construed as duties.
Section 12.10.Insurance.
The Issuer and the Guarantors shall make commercially reasonable efforts to maintain (a) insurance at all times by financially sound and reputable insurers, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against, as is customary with companies in the same or similar businesses operating in the same or similar locations and (b) such other insurance as may be required by law.
Article 13
ESCROW MATTERS.
Section 13.01.Escrow Account.
On the Issue Date, if the Issuer has determined that the consummation of each of the transactions contemplated by the Plan (the “Plan Transactions”) may not be consummated contemporaneously with the Issue Date, the Issuer shall enter into the Escrow Agreement with the Escrow Agent, pursuant to which the initial Holders, on the instruction of the Issuer, will deposit, or cause to be deposited, the gross proceeds (net of the initial Holders’ discount and certain expenses) to be received by the Issuer from the offering of the Notes (together with any additional funds deposited into such account, the “Escrowed Funds”), in an escrow account (the “Escrow Account”) pending consummation of the Plan Transactions. The Issuer will not enter into the Escrow Agreement, and the net proceeds from the offering will not be deposited into escrow, if the Issuer determines the Plan Transactions will be consummated on the issue Date.
Section 13.02.Release of Escrowed Funds.
On or prior to the date that is six months after the Issue Date (such date, the “Escrow End Date”) and upon delivery to the Escrow Agent of an Officers’ Certificate of the Issuer (with a copy to the Trustee) certifying that:
(i)    all conditions to the closing of each of the Plan Transactions as set forth in the Plan have been or will be at closing satisfied or waived;
(ii)    the Plan Transactions will be consummated on substantially the terms described in the Plan on or prior to the release of funds on deposit in or credited to the Escrow Account;
(iii)    the United EIA remains a definitive and binding agreement for investing $100,000,000 and United Airlines has either invested the corresponding amount or escrowed funds up to the amount permitted by law and the applicable regulatory authorities pending final regulatory approval for consummation of its investment;
(iv)    no Default or Event of Default has occurred and is continuing under this Indenture; and
(v)    the Escrowed Funds will be applied to consummate the Plan Transactions and, if any Escrowed Funds remain, such remainder will be used for general corporate purposes, including to fund the redemption of any other outstanding Indebtedness, the funds held in the Escrow Account will be released to the Issuer and used to consummate the Plan Transactions and, if any Escrowed Funds remain, such remainder will be used for general corporate purposes, including to fund the redemption of any other outstanding Indebtedness.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

AZUL SECURED FINANCE LLP By : Azul Linhas Aéreas Brasileiras S.A., its Managing Partner
By:	/s/ Abhi Manoj Shah
Name: Abhi Manoj Shah
Title: Chief Executive Officer

AZUL S.A.
By:	/s/ John Peter Rodgerson
Name: John Peter Rodgerson
Title: Chief Executive Officer

INTELAZUL S.A.
By:	/s/ John Peter Rodgerson
Name: John Peter Rodgerson
Title: Chief Executive Officer

AZUL CONECTA LTDA.
By:	/s/ John Peter Rodgerson
Name: John Peter Rodgerson
Title: Officer

AZUL LINHAS AÉREAS BRASILEIRAS S.A.
By:	/s/ Abhi Manoj Shah
Name: Abhi Manoj Shah
Title: Chief Executive Officer

[Signature Page to Notes Indenture]

ATS VIAGENS E TURISMO LTDA.
By:	/s/ Abhi Manoj Shah
Name: Abhi Manoj Shah
Title: Chief Executive Officer

AZUL IP CAYMAN LTD.
By:	/s/ John Peter Rodgerson
Name: John Peter Rodgerson
Title: Director

AZUL IP CAYMAN HOLDCO LTD.
By:	/s/ John Peter Rodgerson
Name: John Peter Rodgerson
Title: Director

[Signature Page to Notes Indenture]

UMB BANK, N.A., as Trustee and U.S. Collateral Agent, Registrar, Paying Agent and Transfer Agent
By:	/s/ Julius R. Zamora
Name: Julius R. Zamora
Title: Vice President

[Signature Page to Notes Indenture]

LUMEN TRUST LTDA., as Brazilian Collateral Agent
By:	/s/ Diogo Rocha Malheiros
Name: Diogo Rocha Malheiros
Title: Manager

[Signature Page to Notes Indenture]

SCHEDULE I
Guarantors
1.    Azul S.A.
2.     Azul Linhas Aéreas Brasileiras S.A.
3.     IntelAzul S.A.
4.    ATS Viagens e Turismo Ltda.
5.    Azul IP Cayman Holdco Ltd.
6.    Azul IP Cayman Ltd.
7.    Azul Conecta Ltda.

Schedule I-1

EXHIBIT A
FORM OF NOTE
[FACE OF NOTE]
[If a Global Note Legend is applicable pursuant to the provisions of the Indenture, insert the following:
“UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE ISSUER NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.
BY ACCEPTANCE OF THIS NOTE (OR ANY INTEREST THEREIN), EACH PURCHASER AND SUBSEQUENT TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST THEREIN CONSTITUTES ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLANS” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT ARE SUBJECT TO TITLE I OF ERISA OR (B) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) OR (II) (A) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS NOTE OR ANY INTEREST THEREIN BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA
Exhibit A-1

OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NONE OF THE ISSUER, THE GUARANTORS, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, THE “TRANSACTION PARTIES”) HAS ACTED AS THE PURCHASER’S OR TRANSFEREE’S FIDUCIARY (WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW, AS APPLICABLE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE PURCHASER’S OR TRANSFEREE’S DECISION TO ACQUIRE THIS NOTE (OR ANY INTEREST THEREIN), UNLESS, SOLELY WITH RESPECT TO AN ACQUISITION IN WHICH AN AFFILIATE OF A TRANSACTION PARTY ACTS AS A FIDUCIARY TO THE PURCHASER OR TRANSFEREE, A STATUTORY OR ADMINISTRATIVE EXEMPTION APPLIES (ALL OF THE APPLICABLE CONDITIONS OF WHICH ARE SATISFIED) OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED.”
[If a Securities Act Legend is applicable pursuant to the provisions of the Indenture, insert the following:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE DATE ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED UNDER RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREOF, ONLY (A) TO THE ISSUER, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION
Exhibit A-2

REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
[If a Regulation S Global Note Legend is applicable pursuant to the provisions of the Indenture, insert the following:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THESE NOTES.”
Exhibit A-3

Azul Secured Finance LLP
$[  ]
9.875% Senior Secured Notes due 2031
[RESTRICTED 144A GLOBAL NOTE]
[REGULATION S GLOBAL NOTE]
[CERTIFICATED NOTE]
No. [A-[1]] [S-[1]]
CUSIP No. [144A: 05501W AJ1] [Reg S: U0551Y AK1]
ISIN [144A: US05501WAJ18] [Reg S: USU0551YAK11]
Principal Amount $[ ]
Azul Secured Finance LLP, a Delaware limited liability partnership (the “Issuer,” which terms include any successor under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [ ] Dollars ($[ ]), [, as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]1 on February 15, 2031.
Interest Payment Dates: February 15 and August 15
Record Dates: February 1 and August 1
Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Additional provisions of this Note are set forth on the other side of this Note.
1 Include only if the Note is issued in global form.
Exhibit A-4

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.
Dated:

AZUL SECURED FINANCE LLP By: Azul Linhas Aéreas Brasileiras S.A., its Managing Partner
By:
Name:
Title:

Exhibit A-5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within mentioned Indenture.

UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee
By:
Name:
Title: Authorized Signatory

Exhibit A-6

[FORM OF REVERSE SIDE OF NOTE]
9.875% Senior Secured Notes due 2031
TERMS AND CONDITIONS OF THE NOTES
This Note is one of a duly authorized issue of 9.875% Senior Secured Notes due 2031 of the Issuer. The Notes constitute secured unsubordinated obligations of the Issuer, initially in an aggregate principal amount of $[   ]. This Note is herein called the “Note” and the Notes are herein called the “Notes.”
1    Indenture.
The Notes are, and shall be, issued under an Indenture, dated as of February 6, 2026 (the “Indenture”), among the Issuer, the Guarantors party thereto, UMB Bank, National Association, as trustee (the “Trustee”), transfer agent, registrar (the “Registrar”), and principal paying agent (the “Principal Paying Agent”), UMB Bank National Association, as U.S. Collateral Agent (the “U.S. Collateral Agent”) and Lumen Trust Ltda., as Brazilian Collateral Agent (the “Brazilian Collateral Agent” and, together the Trustee and U.S. Collateral Agent, the “Agents” and each individually an “Agent”). The terms of the Notes include those stated in the Indenture. The Holders of the Notes shall be entitled to the benefit of, be bound by and be deemed to have notice of, all provisions of the Indenture. Reference is hereby made to the Indenture and all supplemental indentures thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, each Agent and the Holders of the Notes and the terms upon which the Notes, are, and are to be, authenticated and delivered. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. Copies of the Indenture and each Global Note shall be available for inspection at the offices of the Trustee and each Paying Agent.
The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional 9.875% Senior Secured Notes due 2031 (herein called “Additional Notes”) in an unlimited aggregate principal amount having the same terms and conditions as the $1,375,000,000 aggregate principal amount of the Issuer’s 9.875% Senior Secured Notes due 2031 issued under the Indenture on February 6, 2026 (herein called “Initial Notes”) in all respects, except for issue date, issue price and, if applicable, the first Interest Payment Date and the initial interest accrual date. Additional Notes issued in this manner shall form a single series with the previously outstanding Notes and shall vote together as one class on all matters with respect to the Notes; provided that the Additional Notes will have a separate CUSIP number unless the Notes and the Additional Notes are fungible for U.S. federal income tax purposes.
The Indenture imposes certain limitations on consolidation, merger and transfers of assets involving the Issuer or the Guarantors and certain transactions with Affiliates. In addition, the Indenture covenants relating to the maintenance of the existence of the Issuer and the Guarantors and reporting requirements applicable to the Issuer and the Guarantors.
Exhibit A-7

The Note is one of the [Initial]2 [Additional]3 Notes referred to in the Indenture. The Notes include the Notes issued on the Issue Date and any Additional Notes issued in accordance with Section 2.13 of the Indenture.
To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
2    Principal.
The Issuer promises to pay the principal of this Note on February 15, 2031.
3    Interest.
The Notes bear interest at the rate per annum shown above from February 6, 2026, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, payable semi-annually in arrears on February 15 and August 15 of each year (each such date, an “Interest Payment Date”), commencing on August 15, 2026. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
4    Method of Payment.
Payments of interest in respect of each Note shall be made on each Interest Payment Date by the Paying Agents to the Persons shown on the register of the Registrar at the close of business on the fifteenth calendar day immediately preceding such Interest Payment Date (each, a “Record Date”).
By no later than 10:00 a.m. (New York City time) on the Business Day prior to the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest when due. The Issuer will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on February 1 and August 1 on the next preceding Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the Record Date and on or before the Interest Payment Date. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor depository. Payments in respect of each Note shall be made by wire transfer if acceptable wire transfer information has been provided by the applicable Holder to the Principal Paying Agent. Upon written application by the Holder to the specified office of any Paying Agent not less than 15 days before the due date for any payment in respect of a Note, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York. Payment of principal in respect of each Note shall be made on any Payment Date for such principal to the Person shown on the Register at the close of business on the fifteenth day immediately preceding such Payment Date.
2Include if Initial Note.
3Include if Additional Note.
Exhibit A-8

All payments on this Note are subject in all cases to any applicable tax or other laws and regulations, but without prejudice to the provisions of paragraph 6 hereof. Except as provided in Section 2.07 of the Indenture, no fees or expenses shall be charged to the Holders in respect of such payments.
If the Payment Date in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.
If the amount of principal or interest which is due on the Notes is not paid in full, the Registrar shall annotate the Register with a record of the amount of interest, if any, in fact paid.
5    Registrar, Paying Agent and Transfer Agent.
UMB Bank, National Association, shall act as Registrar, Transfer Agent and Principal Paying Agent of the Notes. The Issuer may appoint and change any Registrar, Paying Agent or Transfer Agent in accordance with the terms of the Indenture.
6    Payment of Additional Amounts.
(a)All payments in respect of this Note (including any premium paid upon redemption of this Note) made by or on behalf of the Note Parties (including any successor entity) shall be made free and clear of, and without withholding or deduction for or on account of, taxes, imposts, levies, duties, charges, fees, assessments, withholdings (including backup withholding) or other deductions (“Taxes”), imposed or levied by or on behalf of Brazil, the United States, the Cayman Islands or any authority therein or thereof or any other jurisdiction in which the Note Parties (or in each case, their respective successors) are organized or doing business or from or through which payments are made in respect of this Note or any political subdivision or taxing authority thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”, unless the Notes Parties (or their respective successors) are compelled by law to deduct or withhold such Taxes. In such event, the Notes Parties (or their respective successors) will make such deduction or withholding, make payment of the amount so withheld to the appropriate Governmental Authority and pay such additional amounts as may be necessary to ensure that the net amounts received by Holders after such withholding or deduction shall equal the respective amounts of principal and interest (or other amounts stated to be payable under this Note) which would have been received in respect of this Note in the absence of such withholding or deduction (“Additional Amounts”).
(b)Notwithstanding the foregoing, the Note Parties shall not be required to pay Additional Amounts for or on account of any of the following:
(i)to, or to a third party on behalf of, a Holder or beneficial owner who is liable for such Taxes in respect of such note by reason of the existence of any present or former connection between such Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, or a corporation) and the relevant Taxing Jurisdiction, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a
Exhibit A-9

permanent establishment, office or branch therein, other than the mere holding of this Note or enforcement of rights under the Indenture and the receipt of payments with respect to this Note;
(ii)in respect of Taxes that would not have been so withheld or deducted if this Note had been surrendered or presented for payment (if surrender or presentment is required) not more than thirty (30) days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that payments under this Note would have been subject to withholdings and the Holder or beneficial owner of this Note would have been entitled to such Additional Amounts, on surrender of this Note for payment on the last day such period of thirty (30) days;
(iii)to, or to a third party on behalf of, a Holder or beneficial owner who is liable for such Taxes by reason of such Holder or beneficial owner’s failure to comply, with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner, if (1) compliance is required by law or an applicable income treaty as a precondition to, exemption from, or reduction in the rate of, the Tax and (2) the Issuer has given the Holders and beneficial owners at least thirty (30) days’ notice that Holders and beneficial owners will be required to provide such certification, identification, documentation or other requirement;
(iv)in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar Tax
(v)in respect of any Tax which is payable other than by deduction or withholding from payments of principal of (including premium) or interest on this Note; or
(vi)[reserved]; and
(vii)any combination of the items in the clauses above.
(c)Notwithstanding anything to the contrary in Section 4.05 of the Indenture, none of the Issuer, the Guarantors, their respective successors, a Paying Agent or any other Person shall be required to pay any Additional Amounts with respect to any payment in respect of any Taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor law or regulation implementing or complying with, or introduced in order to conform to, such Sections, or imposed pursuant to any intergovernmental agreement or any agreement entered into pursuant to Section 1471(b)(1) of the Code.
(d)No Additional Amounts shall be paid with respect to any payment on this Note to a Holder or beneficial owner who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the relevant Taxing Jurisdiction to be included in the income, for Tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.
(e)Payments on the notes are subject in all cases to any Tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, none of the Issuer, the Guarantors or their respective successors shall be required to pay
Exhibit A-10

Additional Amounts with respect to any Tax imposed by any government or a political subdivision or taxing authority thereof or therein.
(f)In the event that Additional Amounts actually paid with respect to this Note are based on rates of deduction or withholding of withholding Taxes in excess of the appropriate rate applicable to the Holder or beneficial owner of this Note, and, as a result thereof such Holder or beneficial owner is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding Tax, then such Holder or beneficial owner, as applicable, shall, by accepting such notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Issuer.
(g)[Reserved].
(h)Any reference in the Indenture or this Note to principal, premium, interest or any other amount payable in respect of this Note by the Issuer (or its successors) or in respect of the Note Guarantees by the Guarantors (or their successors) shall be deemed also to refer to any Additional Amounts, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section 4.05 of the Indenture.
(i)Each of the Issuer and the Guarantors shall agree that if any of the Issuer or the Guarantors, as applicable, is required under applicable law to make any deduction or withholding on payments of principal of or interest on this Note for or on account of any Tax, at least ten (10) days prior to the first payment date on this Note and at least ten (10) days prior to each payment date thereafter where such withholding is required, the Issuer or the Guarantor, as applicable, shall furnish the Trustee and a Paying Agent with an Officers’ Certificate (but only if there has been any change with respect to the matters set forth in any previously delivered Officers’ Certificate) instructing the Trustee and a Paying Agent as to whether such payment of principal of or interest on this Note shall be made without deduction or withholding for or on account of any Tax, or, if any such deduction or withholding shall be required by the Taxing Jurisdiction, then such certificate shall: (i) specify the amount required to be deducted or withheld on such payment to the relevant recipient; (ii) certify that the Issuer or the Guarantors, as applicable, shall pay such deduction or withholding amount to the appropriate taxing authority; and (iii) certify that the Issuer or the Guarantors, as applicable, shall pay or cause to be paid to the Trustee or a Paying Agent such Additional Amounts as are required by Section 4.05 of the Indenture.
(j)Each of the Issuer and the Guarantors (or their respective successor) will pay any Taxes required to be deducted or withheld pursuant to applicable law and will furnish to the Holders, within sixty (60) days after the date such payment is due, either certified copies of Tax receipts evidencing such payment, or, if such receipts are not obtainable, other evidence of such payments reasonably satisfactory to the Holders.
(k)The Issuer or the Guarantors, as applicable, will pay when due any present or future stamp, transfer, court or documentary Taxes or any other excise or property Taxes imposed by a Taxing Jurisdiction (or any political subdivision or governmental authority thereof or therein having power to Tax) with respect to the initial execution, delivery or registration of this Note or any other document or instrument relating hereto.
7    Open Market Purchases.
The Issuer or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. Any such purchased Notes shall not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws. Any
Exhibit A-11

such resold notes will have a separate CUSIP number unless they are fungible with the outstanding Notes for U.S. federal income tax purposes.
8    Redemption.
(a)(a)    On or after the Par Call Date, the Issuer may, at its option, redeem the Notes, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount to be redeemed) if redeemed during the twelve-month period beginning on February 15 of the years indicated below, plus accrued and unpaid interest and any Additional Amounts thereon to, but excluding, the applicable Redemption Date:

Period	Redemption Price
2028	104.938%
2029	102.469%
2030 and thereafter	100.000%

(b)At any time prior to the Par Call Date, the Notes will be redeemable, at the option of the Issuer at any time, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of Notes to be redeemed and (2) the present value at such Redemption Date of (i) the redemption price of the Notes at the Par Call Date (such redemption price being set forth in the table appearing above in clause (b)), plus (ii) all required interest payments that would otherwise be due to be paid during the period between the Redemption Date and the Par Call Date (excluding accrued and unpaid interest and any Additional Amounts to the Redemption Date), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in either case accrued and unpaid interest and Additional Amounts, if any, on the principal amount being redeemed to such Redemption Date.
(c)At any time and from time to time prior to the Par Call Date, upon notice in accordance with Section 3.03 of the Indenture, the Issuer may on any one or more occasions redeem up to 40% of the outstanding aggregate principal amount of the Notes at a redemption price equal to 109.875% of the aggregate principal amount thereof in the case of the Notes (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that such redemption shall occur within 180 days after the closing of such Equity Offering. For the avoidance of doubt, the Issuer, not the Trustee, shall be responsible for calculating the applicable redemption price and make-whole premiums.
(d)In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a tender offer (including a Change of Control Offer and an Asset Sale Offer) and the Issuer or a third party purchases all of the Notes held by such Holders, the Issuer will have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such tender offer (including a Change of Control Offer and an Asset Sale Offer), to redeem all of the Notes that remain outstanding following such purchase at a purchase price equal to the purchase price paid to each other Holder in such tender offer (which, in respect of a Change of Control offer, shall be the Change of Control Purchase Price), plus, to the extent not included in such purchase price, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to, but excluding, the Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
Exhibit A-12

(e)If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws or any regulations or rules (including a holding, judgement or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official interpretation, is announced on or after the Issue Date (or, if the Taxing Jurisdiction became a Taxing Jurisdiction on a later date, such later date), the Issuer, any Guarantor or any successor to the Issuer or such Guarantor has or will become obligated to pay Additional Amounts pursuant to Section 4.05 of the Indenture in excess of the Additional Amounts that would be payable if payments were subject to withholding or deduction at a rate of 15% (or a rate of 25% in the case that the Holder of the Notes is a resident of or domiciled in a jurisdiction considered a low or nil tax jurisdiction or a favorable tax jurisdiction for Brazilian tax purposes) (such excess, the “Extra Additional Amounts”), then the Issuer or any Guarantor, or any successor to the Issuer or such Guarantor, may, at its option, redeem all, but not less than all, of Notes, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest to, but excluding, the date fixed for redemption (including any Additional Amounts which are then payable), upon publication of irrevocable notice not less than 30 days nor more than 60 days prior to the date fixed for redemption. For the avoidance of doubt, neither the Issuer nor any Guarantor, nor any successor to the Issuer or such Guarantor, shall have the right to so redeem Notes pursuant to this clause (e) unless it is or will become obligated to pay Extra Additional Amounts. Notwithstanding the foregoing, in the event that the Issuer, or any successor to the Issuer, or any Guarantor or any successor to such Guarantor, elects to redeem a series of Notes, the Issuer and any Guarantor or any such successor shall not have the right to so redeem Notes unless it has taken commercially reasonable measures to avoid the obligation to pay Extra Additional Amounts. For the avoidance of doubt, commercially reasonable measures do not include changing the jurisdiction of incorporation of the Issuer or any successor to the Issuer or the jurisdiction of organization of a Guarantor or any successor to a Guarantor.
In the event that the Issuer or any successor to the Issuer, or a Guarantor or any successor to such Guarantor, elects to so redeem Notes, it will deliver to the Trustee: (1) an Officers’ Certificate stating that the Issuer or any successor to the Issuer, or such Guarantor or successor to such Guarantor, is entitled to redeem Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer or any successor to the Issuer, or such Guarantor or a successor to such Guarantor, to so redeem have occurred or been satisfied and that the obligation to pay such Extra Additional Amounts cannot be avoided by the Issuer or any successor to the Issuer, or such Guarantor or successor to such Guarantor taking commercially reasonable measures to avoid it; and (2) an Opinion of Counsel to the effect that (i) the Issuer, a Guarantor or any successor to the Issuer or such Guarantor has or will become obligated to pay Extra Additional Amounts, and (ii) such obligation is the result of a change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, as described above. The Trustee shall accept, and will be entitled to fully rely with no liability therefor on, the certificate and opinion described in (1) and (2) of the preceding sentence as sufficient evidence of the satisfaction of the conditions precedent described therein, without further inquiry, in which event such certificate or opinion shall be conclusive and binding on the Holders.
9    Offers to Purchase the Notes.
In accordance with Section 4.10 of the Indenture, upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture,
Exhibit A-13

to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% thereof, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.
In accordance with Section 4.20 of the Indenture, upon the occurrence of certain Asset Sales, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.
10    Denominations; Transfer; Exchange.
The Notes are in fully registered form without coupons attached in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.
A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee, the Registrar or Transfer Agent, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of any Global Note or Certificated Note (or any portion of a Certificated Note) during the period of 15 days ending on the Record Date. The Trustee shall give prompt notice to the Issuer of any replacement, transfer, cancellation or destruction of the Notes.
11    Persons Deemed Owners.
The registered Holder of this Note may be treated as the owner thereof for all purposes.
12    Guarantees, Collateral.
This Note is guaranteed as set forth in the Indenture and secured by Liens on the Collateral as specified in the Indenture and the Collateral Documents.
13    Unclaimed Money.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer at the request of the Issuer, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Exhibit A-14

14    Defeasance.
Subject to the terms of the Indenture, the Issuer or any Guarantor at any time may terminate some or all of their obligations under the Notes and the Indenture and the Note Guarantees, as the case may be, if the Issuer or any Guarantor irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient for the payment of principal of and interest on all the Notes to Maturity or redemption. At such time, each Guarantors’ obligations under its Note Guarantee will terminate.
15    Amendment, Supplement, Waiver.
The Indenture, the Note Guarantees or the Notes may be amended, supplemented or waived as provided in the Indenture.
16    Defaults and Remedies.
An “Event of Default” occurs if:
(a)any default in any payment of interest (including any related Additional Amounts) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
(b)any default in the payment of principal of or premium on (including any related Additional Amounts) any Note when the same becomes due and payable upon acceleration or redemption or otherwise occurs;
(c)the Issuer, the Guarantors and their Subsidiaries fail to comply with their respective obligations under Section 4.13(a) of the Indenture covering any material portion of the Collateral;
(d)Azul or any Subsidiary (other than any Immaterial Subsidiary) fails to comply with any of their covenants or agreements in the Notes, the Note Guarantees, the Indenture or the Collateral Documents (other than those referred to in clause (a), (b) and (c)), and such failure continues for 60 days after the receipt of written notice;
(e)the Issuer or any Guarantor defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any such Guarantor (or the payment of which is guaranteed by the Issuer or any such Guarantor) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its Stated Maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its Stated Maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at Stated Maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, totals $250,000,000 (or the equivalent thereof in other currencies at the time of determination) or more in the aggregate;
(f)one or more final judgments or decrees for the payment of money of $250,000,000 (or the equivalent thereof in other currencies at the time of determination) or more
Exhibit A-15

in the aggregate (to the extent not covered by an insurance policy or policies issued by insurance companies with sufficient financial resources to perform their obligations under such policies) are rendered against the Issuer or any Guarantor and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 60 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days after such judgment becomes final during which such judgment or decree is not discharged, waived or the execution thereof stayed;
(g)a decree or order by a court having jurisdiction shall have been entered adjudging the Issuer or a Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization by the Issuer or a Guarantor under any applicable bankruptcy, insolvency or other similar law and such decree or order continues undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction for the appointment of a receiver, liquidator or similar official for the liquidation or dissolution of the Issuer or a Guarantor shall have been entered, and such decree or order continues undischarged or unstayed for a period of 60 days; provided that any Guarantor may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Issuer or a Guarantor;
(h)the Issuer or a Guarantor (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver liquidator, assignee, custodian, trustee or similar official of the Issuer or a Guarantor or for all or substantially all of the property of the Issuer or a Guarantor or (iii) effects any general assignment for the benefit of creditors;
(i)the Note Guarantee of a Guarantor ceases to be in full force and effect (except as contemplated by the terms hereof) or a Guarantor denies or disaffirms its obligations under the Indenture, including any such Note Guarantee, other than by reason of the release of the Note Guarantee in accordance with the terms of Section 10.08 of the Indenture;
(j)(x) the Liens created by the Collateral Documents shall at any time cease to constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by the Indenture or the Collateral Documents) other than (A) in accordance with the terms of the relevant Collateral Document and the Indenture, (B) the satisfaction in full of all obligations under the Indenture or (C) any loss of perfection that results from the failure of the relevant Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Collateral Documents and (y) such default continues for 60 days after receipt of written notice given by the Trustee or the holders of not less than 25% in aggregate principal amount of the then Outstanding Notes; provided that such default relates to Liens in excess of $50,000,000;
(k)unless all the Collateral has been released from the Liens in accordance with the provisions of the Collateral Documents and the Indenture, the Issuer shall assert or a Guarantor shall assert, in any pleading in a court of competent jurisdiction, with respect to a material portion of the Collateral, that any such security interest is invalid or unenforceable;
(l)the Escrow Agreement, to the extent executed and delivered, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with its terms and the terms hereof, or the security interest created by the Escrow Agreement is deemed invalid; and
Exhibit A-16

(m)the Issuer fails to consummate the Special Mandatory Redemption if required in accordance with the Indenture.
An Event of Default under clause (e) of Section 6.01 of the Indenture and clause (e) of paragraph 16 hereof and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 30 days after such Event of Default arose:
(i)    the Indebtedness that is the basis for such Event of Default has been discharged;
(ii)    holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(iii)    the default that is the basis for such Event of Default has been cured.
As long as the insolvency laws of the jurisdiction in which the Issuer or any Subsidiary or Guarantor are organized provide for restrictions on or sanctions associated with the ability of the Trustee or the Holders of the Notes to, directly or indirectly, exercise the right to declare an Event of Default under Section 6.01(g) and (h) of the Indenture, nothing in such clauses Section 6.01(g) and (h) shall (1) prevent the commencement of any reorganization proceeding in such jurisdiction, whether voluntary or involuntary, in respect of the Issuer or any Guarantor or (2) prohibit the Issuer or any Guarantor from entering into a reorganization proceeding.
17    Trustee Dealings with the Issuer.
Subject to certain limitations imposed by the Indenture, the Trustee and any Paying Agent, Transfer Agent, Registrar or co-registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee, the Transfer Agent, Paying Agent, Registrar or such other agent.
18    Currency Indemnity.
U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer or the Guarantors under or in connection with the Notes or the Note Guarantees, as the case may be, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Holder of a Note in respect of any sum expressed to be due to it from the Issuer or the Guarantors shall only constitute a discharge to the Issuer or the Guarantors, as the case may be, to the extent of the U.S. Dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Issuer and the Guarantors shall indemnify, to the extent permitted by applicable law, the Trustee or such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder,
Exhibit A-17

such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase.
For the purposes of Section 11.07 of the Indenture, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee or any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.
19    Governing Law; Waiver of Trial by Jury.
THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES (EXCLUDING (I) THE BRAZILIAN COLLATERAL DOCUMENTS, WHICH SHALL BE GOVERNED UNDER BRAZILIAN LAW AND (II) THE CAYMAN COLLATERAL DOCUMENTS, WHICH SHALL BE GOVERNED UNDER CAYMAN ISLANDS LAW) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS BY ACCEPTANCE OF THE NOTES HEREBY IRREVOCABLY WAIVES EXPRESSLY AND IRREVOCABLY WAIVES ANY OTHER JURISDICTION THAT COULD APPLY BY VIRTUE OF ITS PRESENT OR FUTURE DOMICILE OR ANY OTHER REASON AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION RELATED HERETO.
20    No Recourse Against Others.
No director, officer, employee or shareholder, as such, of the Issuer, the Guarantors or the Trustee shall have any liability for any obligations of the Issuer, the Guarantors or the Trustee, respectively, under the Indenture or the Notes or the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
21    CUSIP and ISIN Numbers.
Exhibit A-18

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP or ISIN numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers printed thereon, and any such notice shall not be affected by any defect in or omission of such numbers.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture, which includes the form of this Note. Requests may be made to:
Azul S.A.
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP, 06460-040, Brazil
Fax: +55 11 4134-9890
Attention:    Raphael Linares Felippe
Email:    raphael.linares@voeazul.com.br
Exhibit A-19

OPTION OF HOLDER TO ELECT PURCHASE
If you wish to elect to have this Note purchased by the Issuer pursuant to Section 4.10 (Change of Control) or Section 4.20 (Asset Sales) of the Indenture, check the Box:
Change of Control ☐        Asset Sale☐
If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.10 (Change of Control) or Section 4.20 (Asset Sales) of the Indenture, state the amount: $ ______________.

Date:
Your Signature:
_____________________________________________________________________
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee: ____________________________

Signature must be guaranteed by a participant in a
recognized signature guaranty medallion program
or other signature guarantor program reasonably
acceptable to the Trustee

Exhibit A-20

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE4
The initial outstanding principal amount of this Global Note is $ _______. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.
Exhibit A-21

EXHIBIT B
FORM OF
TRANSFER NOTICE
FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
_____________________________________________________________________________
Please print or typewrite name and address, including postal zip code, of assignee
_____________________________________________________________________________
this Note and all rights hereunder, hereby irrevocably constituting and appointing
_________________________ attorney to transfer said Note on the books of [●] with full power of substitution in the premises.
In connection with any transfer of this Note occurring prior to the date [which is one year after the original issue date of the Notes,]5 [which is on or prior to the 40th day after the Issue Date (as defined in the Indenture governing the Notes),]6 the undersigned confirms that:
[Check one]
(a)    This Note is being transferred to a Person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a transaction meeting the requirement of Rule 144A;
(b)    This Note is being transferred in an offshore transaction in accordance with Rule 904 under the Securities Act;
(c)    This Note is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);
(d)    This Note is being transferred pursuant to an effective registration statement under the Securities Act; or
(e)    This Note is being transferred to the Issuer (as defined in the Indenture governing the Notes), in each of cases (a) through (d) above, in accordance with any applicable securities laws of any State of the United States.
If none of the foregoing boxes is checked, the Transfer Agent shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.
5    Include in Restricted 144A Note.
6    Include in Regulation S Note.
Exhibit B-1

Date:_____________________
    ____________________________________________
    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration, enlargement or any other change whatever.
Exhibit B-2

EXHIBIT C
FORM OF CERTIFICATE
FOR TRANSFER FROM RESTRICTED 144A GLOBAL
NOTE OR CERTIFICATED NOTE BEARING A SECURITIES ACT LEGEND TO REGULATION S GLOBAL NOTE OR CERTIFICATED NOTE
NOT BEARING A SECURITIES ACT LEGEND
UMB Bank National Association
100 William Street, Suite 1850
New York, NY 10038
Telephone: +1 (646) 650-3178
Attention:     Julius Zamora
E-mail:     Julius.zamora@umb.com; david.massa@umb.com
Re:    9.875% Senior Secured Notes due 2031 (the “Notes”)
Reference is hereby made to the Indenture, dated February 6, 2026 (the “Indenture”), among AZUL SECURED FINANCE LLP, the Guarantors party thereto, UMB BANK, NATIONAL ASSOCIATION, as Trustee, Registrar, Transfer Agent, U.S. Collateral Agent and Principal Paying Agent and LUMEN TRUST LTDA., as Brazilian Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to $ ____________ principal amount of Notes which are held in the form of [a beneficial interest in the Restricted 144A Global Note with the Depositary in the name of the undersigned][a Certificated Note bearing a Securities Act Legend].
The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest of equal principal amount in the Regulation S Global Note (ISIN USU0551YAK11) to be held with [Euroclear] [Clearstream]7 through the Depositary] [a Certificated Note of equal principal amount not bearing a Securities Act Legend]. In connection with such transfer, the undersigned does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the undersigned further certifies that:
(1)    the offer of the Notes was not made to a U.S. Person (as defined under Regulation S);
[(1)    at the time the buy order was originated, the transferee was outside the United States or the undersigned and any Person acting on behalf of the undersigned reasonably believed that the transferee was outside the United States;]8
7    Indicate appropriate clearing system.
8    Insert one of the two provisions.
Exhibit C-1

[(2)    the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on behalf of the undersigned knows that the transaction was prearranged with a buyer in the United States;]9
(2)    no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;
(3)    the undersigned is not the Issuer, a distributor, an affiliate of either the Issuer or a distributor, or a Person acting on behalf of any of the foregoing; and
(4)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
This certificate and the statements contained herein are made for your benefit and for the benefit of Azul Secured Finance LLP. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

[INSERT NAME OF TRANSFEROR]
By:
Name:
Title:

Dated:    _________________, _____
cc:    Azul Secured Finance LLP

9    Insert one of the two provisions.
Exhibit C-2

EXHIBIT D
FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM A REGULATION S GLOBAL
NOTE OR CERTIFICATED NOTE NOT BEARING|
A SECURITIES ACT LEGEND (PRIOR TO 40TH DAY AFTER ISSUE DATE) TO A RESTRICTED 144A GLOBAL NOTE
UMB Bank National Association
100 William Street, Suite 1850
New York, NY 10038
Telephone: +1 (646) 650-3178
Attention:     Julius Zamora
E-mail:     Julius.zamora@umb.com; david.massa@umb.com
Re:    9.875% Senior Secured Notes due 2031 (the “Notes”)
Reference is hereby made to the Indenture, dated February 6, 2026 (the “Indenture”), among AZUL SECURED FINANCE LLP, the Guarantors party thereto, UMB BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), Registrar, Transfer Agent, U.S. Collateral Agent and Principal Paying Agent, and LUMEN TRUST LTDA., as Brazilian Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to $ _________ principal amount of Notes which are held in the form of [a beneficial interest in the Regulation S Global Note (ISIN USU0551YAK11) with the Depositary in the name of the undersigned] [a Certificated Note not bearing the Securities Act Legend].
The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest in the Restricted 144A Global Note (CUSIP No. 05501W AJ1) to be held through the Depositary] [a Certificate Note not bearing the Securities Act Legend]. In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”), as amended, and accordingly, the undersigned represents that:
(1)    the Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and
(2)    the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in a transaction meeting the requirements of
Exhibit D-1

Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.
Exhibit D-2

This certificate and the statements contained herein are made for your benefit and for the benefit of Azul Secured Finance LLP.

[INSERT NAME OF TRANSFEROR]
By:
Name:
Title:

Dated:    _____________, _________
cc:    Azul Secured Finance LLP

Exhibit D-3

EXHIBIT E

FORM OF CERTIFICATE FOR REMOVAL
OF THE SECURITIES ACT LEGEND ON A CERTIFICATED NOTE
UMB Bank National Association
100 William Street, Suite 1850
New York, NY 10038
Telephone: +1 (646) 650-3178
Attention:     Julius Zamora
E-mail:     Julius.zamora@umb.com; david.massa@umb.com
Re:    9.875% Senior Secured Notes due 2031 (the “Notes”)
Reference is hereby made to the Indenture, dated February 6, 2026 (the “Indenture”), among AZUL SECURED FINANCE LLP, the Guarantors party thereto, UMB BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), Registrar, Transfer Agent, U.S. Collateral Agent and Principal Paying Agent, and LUMEN TRUST LTDA., as Brazilian Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to $ ___________ principal amount of Notes which are held in the form of [a beneficial interest in the Restricted 144A Global Note (CUSIP No. US05501WAJ18)) with the Depositary] [[a] Certificated Note(s) in the name of the undersigned.]10
The undersigned has requested for the restrictive Legend on the Certificated Note(s) to be removed.
In connection with such transfer, the undersigned does hereby certify that such transfer has been effected only (i) in an offshore transaction in accordance with Rule 904 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any State of the United States.
10 Indicate form in which Notes are held.
Exhibit E-1

This certificate and the statements contained herein are made for your benefit and for the benefit of Azul Secured Finance LLP.

[NAME OF UNDERSIGNED]
By:
Name:
Title:

Dated:    _______________, _____
cc:    Azul Secured Finance LLP

Exhibit E-2

EXHIBIT F
FORM OF U.S. SECURITY AGREEMENT

Exhibit F-1

EXHIBIT G
FORM OF FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT
Exhibit G-1

EXHIBIT H
FORM OF PARI PASSU INTERCREDITOR AGREEMENT
Exhibit H-1